Execution Version

AMENDED AND RESTATED CREDIT AND GUARANTY AGREEMENT
dated as of September 20, 2024
among
ALASKA AIRLINES, INC.,
as Borrower,
ALASKA AIR GROUP, INC.
AND
THE OTHER GUARANTORS PARTY HERETO,
as Guarantors,
THE LENDERS PARTY HERETO,
and
CITIBANK, N.A.,
as Administrative Agent

Table of Contents
Page
Section 1.01.    Defined Terms    1
Section 1.02.    Terms Generally    48
Section 1.03.    Accounting Terms; GAAP    49
Section 1.04.    Divisions    49
Section 1.05.    Rates    49
SECTION 2. AMOUNT AND TERMS OF CREDIT    50
Section 2.01.    Commitments of the Lenders    50
Section 2.02.    [Reserved].    51
Section 2.03.    Requests for Loans    51
Section 2.04.    Funding of Loans    51
Section 2.05.    Interest Elections    52
Section 2.06.    Limitation on SOFR Tranches    53
Section 2.07.    Interest on Loans    53
Section 2.08.    Default Interest    54
Section 2.09.    [Reserved]    54
Section 2.10.    Repayment of Loans; Evidence of Debt    54
Section 2.11.    Optional Termination or Reduction of Revolving Commitments    55
Section 2.12.    Mandatory Prepayment of Loans; Commitment Termination; Change of Control Offer    56
Section 2.13.    Optional Prepayment of Loans    58
Section 2.14.    Increased Costs    59
Section 2.15.    Break Funding Payments    61
Section 2.16.    Taxes.    61
Section 2.17.    Payments Generally; Pro Rata Treatment    64
Section 2.18.    Mitigation Obligations; Replacement of Lenders    66
Section 2.19.    Certain Fees    66
Section 2.20.    Commitment Fee and Upfront Fee    67
Section 2.21.    [Reserved].    67
Section 2.22.    Nature of Fees    67
Section 2.23.    Right of Set-Off    67
Section 2.24.    [Reserved]    68
Section 2.25.    Payment of Obligations    68
Section 2.26.    Defaulting Lenders    68
Section 2.27.    Increase in Commitment    70
Section 2.28.    Extension of the Revolving Facility    71
Section 2.29.    Benchmark Replacement Setting    74
Section 2.30.    Inability to Determine Rates    75
    i

SECTION 3. REPRESENTATIONS AND WARRANTIES    76
Section 3.01.    Organization and Authority    76
Section 3.02.    Air Carrier Status    76
Section 3.03.    Due Execution    76
Section 3.04.    Statements Made    77
Section 3.05.    Financial Statements; Material Adverse Change    78
Section 3.06.    Ownership of Subsidiaries    78
Section 3.07.    Liens    78
Section 3.08.    Use of Proceeds    78
Section 3.09.    Litigation and Compliance with Laws    78
Section 3.10.    Slot Utilization; Pledged Routes.    79
Section 3.11.    Margin Regulations; Investment Company Act    80
Section 3.12.    Ownership of Collateral and Pool Assets    80
Section 3.13.    Perfected Security Interests    80
Section 3.14.    Payment of Taxes    81
Section 3.15.    Anti-Corruption Laws and Sanctions    81
SECTION 4. CONDITIONS OF LENDING    81
Section 4.01.    Conditions Precedent to Restatement Effective Date    81
Section 4.02.    Conditions Precedent to Each Loan    83
SECTION 5. AFFIRMATIVE COVENANTS    84
Section 5.01.    Financial Statements, Reports, etc.    84
Section 5.02.    Taxes    87
Section 5.03.    Stay, Extension and Usury Laws    87
Section 5.04.    Corporate Existence    87
Section 5.05.    Compliance with Laws    87
Section 5.06.    [Reserved].    88
Section 5.07.    Delivery of Appraisals    88
Section 5.08.    Regulatory Cooperation    89
Section 5.09.    Regulatory Matters; Citizenship; Utilization; Collateral Requirements    89
Section 5.10.    Collateral Ownership    91
Section 5.11.    Insurance    91
Section 5.12.    Additional Guarantors; Grantors; Collateral    91
Section 5.13.    Access to Books and Records    92
Section 5.14.    Further Assurances    93
SECTION 6. NEGATIVE COVENANTS    93
Section 6.01.    [Reserved]    93
Section 6.02.    [Reserved]    93
Section 6.03.    [Reserved]    93
Section 6.04.    Disposition of Collateral and Pool Assets    93

Section 6.05.    [Reserved]    94
Section 6.06.    Liens and Restrictive Agreements    94
Section 6.07.    Business Activities    95
Section 6.08.    Financial Covenants    95
Section 6.09.    Collateral Coverage Ratio and Designation of Pool Assets    96
Section 6.10.    Merger, Consolidation, or Sale of Assets    97
Section 6.11.    Use of Proceeds    98
SECTION 7. EVENTS OF DEFAULT    99
Section 7.01.    Events of Default    99
SECTION 8. THE AGENTS    102
Section 8.01.    Administration by Agents    102
Section 8.02.    Rights of Administrative Agent    102
Section 8.03.    Liability of Administrative Agent    103
Section 8.04.    Reimbursement and Indemnification    104
Section 8.05.    Successor Agents    104
Section 8.06.    Independent Lenders    105
Section 8.07.    Advances and Payments    105
Section 8.08.    Sharing of Setoffs    105
Section 8.09.    Withholding Taxes    106
Section 8.10.    Appointment by Secured Parties    106
Section 8.11.    Erroneous Payments    106
SECTION 9. GUARANTY    110
Section 9.01.    Guaranty    110
Section 9.02.    No Impairment of Guaranty    111
Section 9.03.    Continuation and Reinstatement, etc.    111
Section 9.04.    Subrogation    112
Section 9.05.    Discharge of Guaranty    112
SECTION 10. MISCELLANEOUS    112
Section 10.01.    Notices    112
Section 10.02.    Successors and Assigns    113
Section 10.03.    Confidentiality    117
Section 10.04.    Expenses; Indemnity; Damage Waiver    118
Section 10.05.    Governing Law; Jurisdiction; Consent to Service of Process    121
Section 10.06.    No Waiver    121
Section 10.07.    Extension of Maturity    121
Section 10.08.    Amendments, etc.    121
Section 10.09.    Severability    124

Section 10.10.    Headings    124
Section 10.11.    Survival    124
Section 10.12.    Execution in Counterparts; Integration; Effectiveness    124
Section 10.13.    USA Patriot Act    125
Section 10.14.    New Value    125
Section 10.15.    WAIVER OF JURY TRIAL    125
Section 10.16.    No Fiduciary Duty    125
Section 10.17.    Intercreditor Agreements    126
Section 10.18.    Registrations with International Registry    126
Section 10.19.    Acknowledgment and Consent to Bail-In of EEA Financial Institutions    126
Section 10.20.    Acknowledgment Regarding Any Supported QFCs    127

INDEX OF APPENDICES
ANNEX A    –    Commitment Amounts
EXHIBIT A    –    Form of Instrument of Assumption and Joinder
EXHIBIT B    –    Form of Assignment and Acceptance
EXHIBIT C    –    Form of Loan Request
EXHIBIT D     –    Form of Spare Parts Security Agreement
EXHIBIT E    –    Form of Aircraft and Spare Engine Mortgage
EXHIBIT F-1    –    Form of SGR Security Agreement
EXHIBIT F-2    –    Form of Slot and Gate Security Agreement
EXHIBIT G    –    Form of Flight Simulator and GSE Security Agreement

SCHEDULE 3.06    –    Subsidiaries
SCHEDULE 6.09     –    Pool Assets

    v

AMENDED AND RESTATED CREDIT AND GUARANTY AGREEMENT, dated as of September 20, 2024, among ALASKA AIRLINES, INC. (the “Borrower”), ALASKA AIR GROUP, INC. (“AAG”), as a Guarantor, the Subsidiaries of AAG from time to time party hereto, each of the several banks and other financial institutions or entities from time to time party hereto (the “Lenders”), and CITIBANK, N.A. (“Citibank”), as administrative agent for the Lenders (together with its permitted successors in such capacity, the “Administrative Agent”).
INTRODUCTORY STATEMENT
The Borrower, the various lenders party thereto (the “Existing Lenders”) and the Administrative Agent are parties to the Credit Agreement, dated as of March 31, 2010 (as may have been further amended, supplemented and otherwise modified from time to time prior to the Restatement Effective Date, the “Existing Credit Agreement”).
Each of the Existing Lenders and each other lender party hereto shall become or continue as a “Lender” under the Existing Credit Agreement as amended and restated by this Agreement.
The Borrower has applied to the Lenders for a revolving credit facility in an aggregate principal amount not to exceed $850,000,000 as set forth herein.
The proceeds of the Loans will be used for working capital and other general corporate purposes of AAG and its Subsidiaries.
To provide guarantees and security for the repayment of the Loans, the payment of the obligations of the Borrower and the Guarantors hereunder and under the other Loan Documents, the Borrower and the Guarantors will, among other things, provide to the Administrative Agent and the Lenders the following (each as more fully described herein):
(a)a guaranty from each Guarantor of the due and punctual payment and performance of the Obligations of the Borrower pursuant to Section 9 hereof; and
(b)a security interest in or mortgages (or comparable Liens) with respect to the Collateral from the Borrower and each other Guarantor (if any) pursuant to the Collateral Documents.
Accordingly, the parties hereto hereby agree as follows:
SECTION 1.

DEFINITIONS
Section 1.1.Defined Terms.
“AAG” shall have the meaning set forth in the first paragraph of this Agreement.

“ABR” means, for any day, a rate per annum equal to the highest of (a) the Prime Rate in effect on such day, (b) the sum of the Federal Funds Rate in effect on such day plus 0.50% and (c) the sum of Term SOFR for a one-month tenor in effect on such day plus 1.00%. For the avoidance of doubt, ABR as so determined shall not be less than 1.0% per annum for any day. Any change in the ABR due to a change in the Prime Rate, the Federal Funds Rate or Term SOFR shall be effective from and including the effective date of such change in the Prime Rate, the Federal Funds Rate or Term SOFR, respectively.
“ABR Borrowing” means, as to any Borrowing, the ABR Loans comprising such Borrowing.
“ABR Loan” means a Loan that bears interest based on the ABR.
“ABR Term SOFR Determination Day” has the meaning specified in the definition of “Term SOFR”.
“Account Control Agreements” shall mean each three-party security and control agreement entered into by any Grantor, the Administrative Agent and a financial institution which maintains one or more deposit accounts or securities accounts that have been pledged to the Administrative Agent as Collateral hereunder or under any other Loan Document, in each case giving the Administrative Agent exclusive control over the applicable account and in form and substance reasonably satisfactory to the Administrative Agent and as the same may be amended, restated, modified, supplemented, extended or amended and restated from time to time.
“Additional Collateral” shall mean (a) cash that is denominated in Dollars and Cash Equivalents pledged to the Administrative Agent (and subject to an Account Control Agreement), (b) any Eligible Aircraft, Eligible Engines and Eligible Spare Parts of the Borrower or any Grantor, (c) Routes of the Borrower and any other Grantor (which shall include any Gate Leaseholds and Slots used in connection with such Routes), (d) FAA Slots of the Borrower or any Grantor at any Eligible Airport (which shall include any Gate Leaseholds necessary for servicing the scheduled air carrier service utilizing such FAA Slots), (e) Flight Simulators and (f) Ground Support Equipment, and all of which assets shall (i) (other than Additional Collateral of the type described in clause (a) above or as otherwise specified in Section 5.07) be valued by a new Appraisal at the time the Borrower designates such assets as Additional Collateral and (ii) as of any date of addition of such assets as Collateral, be subject, to the extent purported to be created by the applicable Collateral Document, to a perfected first priority Lien and/or mortgage (or comparable Lien), in favor of the Administrative Agent and otherwise subject only to Permitted Liens (excluding those referred to in clauses (5) and (11) of the definition of “Permitted Lien” and, until the time such assets actually become subject to such Lien on such date, clause (2) of the definition of “Permitted Liens”).
“Additional Pool Assets” shall mean any assets comprised of (a) Eligible Aircraft, Eligible Engines and Eligible Spare Parts of the Borrower or any Guarantor, (b) Routes of the Borrower or any Guarantor (which shall include any Gate Leaseholds and Slots used in connection with such Routes), (c) FAA Slots of the Borrower or any Guarantor at any Eligible Airport (which shall include any Gate Leaseholds necessary for servicing the scheduled air carrier service utilizing such FAA Slots), (d) Flight Simulators and/or (e) Ground Support Equipment, in each case designated by the Borrower as “Additional Pool Assets” and which assets shall be valued by one or more Appraisals delivered pursuant to Section 5.07(b)(ii).
“Administrative Agent” shall have the meaning set forth in the first paragraph of this Agreement.
“Administrator” shall have the meaning given it in the Regulations and Procedures for the International Registry.
“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.
“Affiliate” shall mean, as to any Person, any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, a Person (a “Controlled Person”) shall be deemed to be “controlled by” another Person (a “Controlling Person”) if the Controlling Person possesses, directly or indirectly, power to direct or cause the direction of the management and policies of the Controlled Person whether by contract or otherwise.
“Aggregate Exposure” shall mean, with respect to any Lender at any time, an amount equal to the amount of such Lender’s Revolving Commitment then in effect or, if the Revolving Commitments have been terminated, the amount of such Lender’s Revolving Extensions of Credit then outstanding.
“Aggregate Exposure Percentage” shall mean, with respect to any Lender at any time, the ratio (expressed as a percentage) of such Lender’s Aggregate Exposure at such time to the Aggregate Exposure of all Lenders at such time.
“Agreement” shall mean this Amended and Restated Credit and Guaranty Agreement, as the same may be amended, restated, modified, supplemented, extended or amended and restated from time to time.
“Aircraft” means any contrivance invented, used, or designed to navigate, or fly in, the air.
“Aircraft and Spare Engine Mortgage” means any security agreement, entered into by a Grantor and the Administrative Agent, to pledge Eligible Aircraft and/or Eligible Engines as Collateral, in substantially the form of Exhibit E (or in such other form as may be reasonably acceptable to the Administrative Agent and the Borrower).

“Aircraft Appraiser” shall mean (i) MBA, (ii) IBA, or (iii) any other independent appraisal firm appointed by the Borrower and reasonably satisfactory to the Administrative Agent acting at the direction of the Required Lenders.
“Aircraft Protocol” means the official English language text of the Protocol to the Convention on International Interests in Mobile Equipment on Matters Specific to Aircraft Equipment adopted on November 16, 2001, at a diplomatic conference in Cape Town, South Africa, and all amendments, supplements and revisions thereto, as in effect in the United States.
“Airlines Merger” means the merger or consolidation, if any, of the Borrower and Hawaiian in which the Borrower is the surviving entity.
“Airline/Parent Merger” means the merger or consolidation, if any, of any Grantor and Parent.
“Airport Authority” shall mean any city or any public or private board or other body or organization chartered or otherwise established for the purpose of administering, operating or managing airports or related facilities, which in each case is an owner, administrator, operator or manager of one or more airports or related facilities.
“Anti-Corruption Laws” means all laws, rules and regulations of the United States applicable to the Borrower or its Subsidiaries from time to time intended to prevent or restrict bribery or corruption.
“Appliance” shall mean any instrument, equipment, apparatus, part, appurtenance, or accessory used, capable of being used, or intended to be used, in operating or controlling Aircraft in flight, including a parachute, communication equipment, and another mechanism installed in or attached to Aircraft during flight, and not a part of an Aircraft, Engine, or Propeller.
“Applicable Margin” mean the rate per annum determined pursuant to the Applicable Pricing Grid.
“Applicable Pricing Grid” shall mean the table set forth below:
[***]

For the purposes of the foregoing, (a) if AAG shall not maintain a Corporate Rating from at least two (2) Rating Agencies, the rating shall be deemed to be (i) Level VI, if AAG has not maintained any Corporate Rating and (ii) one (1) level lower than the Corporate Rating, if AAG has maintained only one (1) Corporate Rating, (b) if AAG shall maintain a Corporate rating from only two (2) Rating Agencies, then the lower of such ratings shall apply, (c) if AAG shall maintain a Corporate Rating from all three (3) Rating Agencies, (i) if two (2) ratings are equivalent and the third rating is lower, the higher rating shall apply, (ii) if two (2) ratings are equivalent and the third rating is higher, the lower rating shall apply and (iii) if no ratings are equivalent, the rating that is neither the highest nor the lowest rating shall apply.
For purposes of the foregoing, the “Corporate Rating” from S&P, Fitch or Moody’s shall mean, as of any date, each of the ratings most recently publicly announced by Moody’s, S&P or Fitch as the corporate family rating, corporate credit rating or equivalent type of credit rating (as applicable) of AAG or, if AAG is not rated, of the Borrower. If the ratings established by S&P, Fitch or Moody’s shall be changed, such change shall be effective as of the date on which it is first publicly announced by the applicable rating agency and if none of S&P, Fitch or Moody’s shall have in effect a credit rating, the Applicable Margin shall be based on Level VI. Each change in the Applicable Margin and Commitment Fee Rate shall apply during the period commencing on the effective date of the applicable change in ratings and ending on the date immediately preceding the effective date of the next such change in ratings. If the rating system of any such rating agency shall change, or if any such rating agency shall cease to be in the business of rating corporate debt obligations, the Borrower and the Administrative Agent shall negotiate in good faith to amend this definition to reflect such changed rating system or the unavailability of ratings from such rating agencies or shall select a replacement rating agency; provided that, pending the effectiveness of any such amendment or replacement, for purposes of determining the Applicable Margin and Commitment Fee Rate, the Corporate Rating of the affected rating agency shall be deemed to be the Corporate Rating of such rating agency, if any, in effect immediately prior to such change or cessation.
“Appraisal” means any appraisal, dated the date of delivery thereof, prepared by (A) in the case of Aircraft or Engines, an Aircraft Appraiser, (B) in the case of Routes or Slots (and related Gate Leaseholds), MBA or another independent appraisal firm appointed by the Borrower and reasonably satisfactory to the Administrative Agent (acting at the direction of the Required Lenders), and (C) in the case of Spare Parts, Flight Simulators or Ground Support Equipment, ICF, MBA or another independent appraisal firm appointed by the Borrower and reasonably satisfactory to the Administrative Agent (acting at the direction of the Required Lenders), which certifies, at the time of determination, in reasonable detail the Appraised Value of Collateral and (v) in the case of Flight Simulators or Ground Support Equipment, is a “desk-

top” appraisal of the fair market value of such Flight Simulators or Ground Support Equipment, (w) in the case of Aircraft or Engines, is a “desk-top” appraisal of the maintenance adjusted market values, except that any such Aircraft or Engine that is Non-Core Fleet Equipment shall have an assumed value of zero, (x) in the case of Routes or Slots (and related Gate Leaseholds), whose methodology and form of presentation are consistent with the appraisal of MBA, dated as of August 14, 2024, and previously accepted by the Administrative Agent (or with such other methodology and form of presentation reasonably acceptable to the Administrative Agent), (y) in the case of Spare Parts, is a “desk-top” appraisal of the fair market value of such Spare Parts, except that any Spare Parts that are Non-Core Spare Parts shall have an assumed value of zero, and (z) in the case of any Collateral, which is addressed to the Administrative Agent and otherwise in form and substance reasonably satisfactory to the Administrative Agent (acting at the direction of the Required Lenders).
“Appraised Value” shall mean, as of any date of determination, with respect to any Collateral (other than cash and Cash Equivalents pledged as Collateral), the aggregate fair market value of such Collateral as reflected in the most recent Appraisal or Appraisals, as the case may be, delivered to the Administrative Agent in respect of such Collateral in accordance with this Agreement as of that date (for the avoidance of doubt, except in the case of Pledged Spare Parts, calculated after giving effect to any additions to or eliminations from the Collateral since the date of delivery of such Appraisal); provided that:
(i) if any Slots at an airport have been added to or eliminated from the Collateral since the most recent Appraisal of the Pledged Slots at such airport and such Appraisal assigned differing Appraised Values to Pledged Slots at such airport based on criteria set forth therein, such added or eliminated Slots at such airport shall be assigned an Appraised Value in accordance with such criteria set forth in such Appraisal for purposes of determining the Appraised Value of all remaining Pledged Slots; and
(ii) if any new spare Engine added to the Collateral within 90 days after delivery from the manufacturer to Borrower is an Existing Engine Type, the initial Appraised Value for such new spare Engine shall be the higher of (x) the highest Appraised Value for any pledged spare Engines then included in the Collateral of such Existing Engine Type, determined using the most recent Appraisals delivered to the Administrative Agent in respect of the applicable pledged spare Engine, or (y) if the Borrower elects to provide new Appraisals with respect to any new spare Engine being added to the Collateral, the Appraised Value given to such new spare Engine in such new Appraisals, in each case at the Borrower’s election.
“Approved Fund” shall have the meaning given such term in Section 10.02(b).
“ARB Indebtedness” shall mean, with respect to the Borrower or any of its Subsidiaries, without duplication, all Indebtedness or obligations of the Borrower or such Subsidiary created or arising with respect to any limited recourse revenue bonds issued for the purpose of financing or refinancing improvements to, or the construction or acquisition of, airport and other related facilities and equipment, the use or construction of which qualifies and renders interest on such bonds exempt from certain federal or state taxes.
“Asset Coverage Ratio” shall have the meaning set forth in Section 6.08(b).
“Asset Coverage Test” shall have the meaning set forth in Section 6.08(b).
“Assignment and Acceptance” shall mean an assignment and acceptance entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 10.02), and accepted by the Administrative Agent, substantially in the form of Exhibit B.
“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, (x) if such Benchmark is a term rate, any tenor for such Benchmark (or component thereof) that is or may be used for determining the length of an interest period pursuant to this Agreement or (y) otherwise, any payment period for interest calculated with reference to such Benchmark (or component thereof) that is or may be used for determining any frequency of making payments of interest calculated with reference to such Benchmark pursuant to this Agreement, in each case, as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to Section 2.29(d).
“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.
“Bail-In Legislation” means (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation, rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).
“Banking Product Obligations” means, as applied to any Person, any direct or indirect liability, contingent or otherwise, of such Person in respect of any treasury, depository and cash management services, netting services and automated clearing house transfers of funds services, including obligations for the payment of fees, interest, charges, expenses, attorneys’ fees and disbursements in connection therewith.
“Bankruptcy Code” shall mean The Bankruptcy Reform Act of 1978, as heretofore and hereafter amended, and codified as 11 U.S.C. Section 101 et seq.

“Bankruptcy Event” shall mean, with respect to any Person, such Person becomes the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, custodian, assignee for the benefit of creditors or similar Person charged with the reorganization or liquidation of its business appointed for it, or, in the good faith determination of the Administrative Agent, has taken any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any such proceeding or appointment, provided that a Bankruptcy Event shall not result solely by virtue of any ownership interest, or the acquisition of any ownership interest, in such Person by a Governmental Authority or instrumentality thereof, provided, further, that such ownership interest does not result in or provide such Person with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Person (or such Governmental Authority or instrumentality) to reject, repudiate, disavow or disaffirm any contracts or agreements made by such Person.
“Bankruptcy Law” means the Bankruptcy Code or any similar federal or state law for the relief of debtors.
“Benchmark” means, initially, the Term SOFR Reference Rate; provided that if a Benchmark Transition Event has occurred with respect to the Term SOFR Reference Rate or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 2.29(a).
“Benchmark Replacement” means, with respect to any Benchmark Transition Event, the sum of: (a) the alternate benchmark rate that has been selected by the Administrative Agent and the Borrower giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement to the then-current Benchmark for Dollar-denominated syndicated credit facilities at such time and (b) the related Benchmark Replacement Adjustment; provided that, if such Benchmark Replacement as so determined would be less than the Floor, such Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents.
“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Borrower giving due consideration to (a) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (b) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for Dollar-denominated syndicated credit facilities at such time.
“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark:
(a)In the case of clause (a) or (b) of the definition of “Benchmark Transition Event,” the later of (i) the date of the public statement or publication of information referenced therein and (ii) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or
(b)In the case of clause (c) of the definition of “Benchmark Transition Event,” the first date on which all Available Tenors of such Benchmark (or the published component used in the calculation thereof) have been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be non-representative; provided that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (c) and even if any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.

For the avoidance of doubt, the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (a) or (b) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).
“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark:
(a)A public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);
(b)a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or
(c)a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are not, or as of a specified future date will not be, representative.

For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Start Date” means, in the case of a Benchmark Transition Event, the earlier of (a) the applicable Benchmark Replacement Date and (b) if such Benchmark Transition Event is a public statement or publication of information of a prospective event, the 90th day prior to the expected date of such event as of such public statement or publication of information (or if the expected date of such prospective event is fewer than 90 days after such statement or publication, the date of such statement or publication).

“Benchmark Unavailability Period” means the period (if any) (a) beginning at the time that a Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.29 and (b) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.29.
“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act), such “person” will be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only after the passage of time. The terms “Beneficially Owns” and “Beneficially Owned” have a corresponding meaning.
“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.
“Board” shall mean the Board of Governors of the Federal Reserve System of the United States.
“Board of Directors” means:

(1)    with respect to a corporation, the board of directors of the corporation or any committee thereof duly authorized to act on behalf of such board;
(2)    with respect to a partnership, the Board of Directors of the general partner of the partnership;
(3)    with respect to a limited liability company, the managing member or members, manager or managers or any controlling committee of managing members or managers thereof; and
(4)    with respect to any other Person, the board or committee of such Person serving a similar function.
“Borrower” shall have the meaning set forth in the first paragraph of this Agreement.
“Borrowing” shall mean the incurrence, conversion or continuation of Loans of a single Type made from all the Revolving Lenders on a single date and having, in the case of SOFR Loans, a single Interest Period.
“Borrowing Base” shall mean, as of any date of determination, the sum of:
(a) 65% of the appraised value of the Routes (and related Slots and Gate Leaseholds) included in the Collateral (provided that the Appraised Value of all Routes (and related Slots and Gate Leaseholds) included in the Collateral for purposes of calculating the Borrowing Base shall not exceed 50% of the aggregate Appraised Value of all Collateral), plus
(b) 65% of the aggregate Appraised Value of the Pledged Slots (and related Gate Leaseholds), plus
(c) 60.0% of the aggregate Appraised Value of the Ground Support Equipment included in the Collateral at such time (provided that the Appraised Value of Ground Support Equipment included in the Collateral for purposes of calculating the Borrowing Base shall not exceed 20% of the aggregate Appraised Value of all Collateral), plus
(d) 60.0% of the aggregate Appraised Value of the Flight Simulators included in the Collateral at such time (provided that the Appraised Value of Flight Simulators included in the Collateral for purposes of calculating the Borrowing Base shall not exceed 15% of the aggregate Appraised Value of all Collateral), plus
(e) 75% of the aggregate Appraised Value of the Pledged Engines, plus
(f) 80% of the aggregate Appraised Value of the Pledged Aircraft that are 737-800, 737-900ER, 737-8 MAX, 737-9 MAX, 737-10 MAX, A320neo or A321neo aircraft;

(g) 75% of the aggregate Appraised Value of the Pledged Aircraft that are A330-200, A330-300F, 787-9 or 737-900 aircraft, plus
(h) 70% of the aggregate Appraised Value of each Pledged Aircraft that is a 717-200 aircraft (provided the Appraised Value of any 717-200 aircraft included in the Collateral shall be deemed to be zero for purposes of calculating the Borrowing Base unless Pledged Spare Parts are also then included in the Collateral); plus
(i) 75% of the aggregate Appraised Value of the Pledged Spare Parts, plus
(j) the sum of (i) 100% of the amount of cash and Cash Equivalents of the type described in clause (1) of the definition thereof pledged at such time as Collateral and (ii) 62.5% of the amount of Cash Equivalents of the type described in clauses (2) through (11) of the definition thereof pledged at such time as Collateral;
determined (i) in the case of clauses (a)-(i) above, using the most recent Appraisals delivered to the Administrative Agent in respect of the applicable Collateral and (ii) in each case, excluding the Appraised Value of any Collateral that is not Eligible Collateral.
“Business Day” shall mean any day other than a Saturday, Sunday or other day on which commercial banks in New York City are required or authorized to remain closed; provided, however, that when used in connection with the borrowing or repayment of a SOFR Loan, the term “Business Day” shall mean any U.S. Government Securities Business Day.
“Cape Town Convention” shall mean the official English language text of the Convention on International Interests in Mobile Equipment, adopted on November 16, 2001 at a diplomatic conference in Cape Town, South Africa, and all amendments, supplements and revisions thereto, as in effect in the United States.
“Cape Town Treaty” shall mean, collectively, (a) the Cape Town Convention, (b) the Aircraft Protocol, and (c) all rules and regulations (including but not limited to the Regulations and Procedures for the International Registry) adopted pursuant thereto and all amendments, supplements and revisions thereto.
“Capital Lease Obligation” means, at the time any determination is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized and reflected as a liability on a balance sheet prepared in accordance with GAAP, and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be prepaid by the lessee without payment of a penalty.
“Capital Stock” means:
(1)    in the case of a corporation, corporate stock;

(2)    in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;
(3)    in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests; and
(4)    any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, but excluding from all of the foregoing any debt securities convertible into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock.
“Cash Equivalents” means:
(1)    direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States), in each case maturing within one year from the date of acquisition thereof;
(2)    direct obligations of state and local government entities, in each case maturing within one year from the date of acquisition thereof, which have a rating of at least A- (or the equivalent thereof) from S&P or A3 (or the equivalent thereof) from Moody’s;
(3)    obligations of domestic or foreign companies and their subsidiaries (including, without limitation, agencies, sponsored enterprises or instrumentalities chartered by an Act of Congress, which are not backed by the full faith and credit of the United States), including, without limitation, bills, notes, bonds, debentures, and mortgage-backed securities, in each case maturing within one year from the date of acquisition thereof;
(4)    Investments in commercial paper maturing within 365 days from the date of acquisition thereof and having, at such date of acquisition, a rating of at least A-2 (or the equivalent thereof) from S&P or P-2 (or the equivalent thereof) from Moody’s;
(5)    Investments in certificates of deposit (including Investments made through an intermediary, such as the certificated deposit account registry service), banker’s acceptances, time deposits, eurodollar time deposits and overnight bank deposits maturing within one year from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any other commercial bank of recognized standing organized under the laws of the United States or any State thereof that has a combined capital and surplus and undivided profits of not less than $250.0 million;
(6)    fully collateralized repurchase agreements with a term of not more than six months for underlying securities that would otherwise be eligible for investment;
(7)    Investments in money in an investment company registered under the Investment Company Act of 1940, as amended, or in pooled accounts or funds offered through mutual funds, investment advisors, banks and brokerage houses which invest its assets in obligations of the type described in clauses (1) through (6) above. This could include, but not be limited to, money market funds or short-term and intermediate bonds funds;
(8)    money market funds that (A) comply with the criteria set forth in SEC Rule 2a-7 under the Investment Company Act of 1940, as amended, (B) are rated AAA (or the equivalent thereof) by S&P and Aaa (or the equivalent thereof) by Moody’s and (C) have portfolio assets of at least $5.0 billion;
(9)    deposits available for withdrawal on demand with commercial banks organized in the United States having capital and surplus in excess of $100.0 million;
(10)    securities with maturities of one year or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States, by any political subdivision or taxing authority of any such state, commonwealth or territory or by any foreign government, the securities of which state, commonwealth, territory, political subdivision, taxing authority or foreign government (as the case may be) are rated at least A- by S&P or A3 by Moody’s; and
(11)    any other securities or pools of securities that are classified under GAAP as cash equivalents or short-term investments on a balance sheet.
“Change in Law” shall mean, after the Restatement Effective Date, (a) the adoption of any law, rule or regulation after the Restatement Effective Date (including any request, rule, regulation, guideline, requirement or directive promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III) or (b) compliance by any Lender (or, for purposes of Section 2.14(b), by any lending office of such Lender through which Loans are issued or maintained or by such Lender’s holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the Restatement Effective Date.
“Change of Control” means the occurrence of any of the following:
(1)    the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of AAG and its Subsidiaries taken as a whole to any Person (including any “person” (as that term is used in Section 13(d)(3) of the Exchange Act)); or
(2)    the consummation of any transaction (including, without limitation, any merger or consolidation), the result of which is that any Person (including any “person” (as defined above)) becomes the Beneficial Owner, directly or indirectly, of more than 50% of the Voting Stock of the Borrower (measured by voting power rather than number of shares), other than (A) any such transaction where the Voting Stock of the Borrower (measured by voting power rather than number of shares) outstanding immediately prior to such transaction constitutes or is converted into or exchanged for a majority of the outstanding shares of the Voting Stock of such Beneficial Owner (measured by voting power rather than number of shares), or (B) any merger or consolidation of the Borrower with or into any Person (including any “person” (as defined above)) which owns or operates (directly or indirectly through a contractual arrangement) a Permitted Business (a “Permitted Person”) or a Subsidiary of a Permitted Person, in each case, if immediately after such transaction no Person (including any “person” (as defined above)) is the Beneficial Owner, directly or indirectly, of more than 50% of the total Voting Stock of such Permitted Person (measured by voting power rather than number of shares).
“Change of Control Offer” shall have the meaning given such term in Section 2.12(g).
“Citibank” has the meaning set forth in the first paragraph of this Agreement.
“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.
“Collateral” means (i) the assets and properties of the Grantors upon which Liens have been granted to the Administrative Agent to secure the Obligations, including without limitation any Additional Collateral and all of the “Collateral” as defined in the Collateral Documents, but excluding all such assets and properties released from such Liens pursuant to the applicable Collateral Document, and (ii) the Collateral Proceeds Account, together with all amounts on deposit therein and all proceeds thereof.

“Collateral Coverage Ratio” shall mean, as of any date, the ratio of (i) the Borrowing Base of the Eligible Collateral as of such date to (ii) the sum, without duplication, of (x) the Total Revolving Extensions of Credit then outstanding, plus (y) the aggregate amount of all Designated Hedging Obligations and Designated Banking Product Obligations that constitute “Obligations” then outstanding (such sum, the “Total Obligations”).
“Collateral Documents” shall mean, collectively, each Slot and Gate Security Agreement (if executed and delivered by the Borrower or another Grantor hereunder), each SGR Security Agreement (if executed and delivered by the Borrower or another Grantor hereunder), each Aircraft and Spare Engine Mortgage (if executed and delivered by the Borrower or another Grantor hereunder), each Spare Parts Security Agreement (if executed and delivered by the Borrower or another Grantor hereunder), each Flight Simulator and GSE Security Agreement (if executed and delivered by the Borrower or another Grantor hereunder), each Account Control Agreement (if executed and delivered by the Borrower hereunder), and other agreements, instruments or documents that create or purport to create a Lien in favor of the Administrative Agent for the benefit of the Secured Parties, in each case so long as such agreement, instrument or document shall not have been terminated in accordance with its terms.
“Collateral Material Adverse Effect” shall mean a material adverse effect on the value of the Collateral (or, following the Collateral Release Date, the Pool Assets), taken as a whole.
“Collateral Proceeds Account” shall mean a segregated account or accounts held by or under the control of the Administrative Agent into which the Net Proceeds of any Collateral Sale or Recovery Event may be deposited in accordance with the provisions of this Agreement.
“Collateral Release Condition” shall mean that, at the time of determination, either of AAG or the Borrower has in effect Investment Grade Ratings with stable outlooks from at least two of the three Rating Agencies.
“Collateral Release Date” shall mean the date upon which the following conditions are met, resulting in the termination of all security interests, mortgages or other liens in or on the Collateral: (i) the Collateral Release Condition is satisfied, (ii) immediately prior to such release, no Default or Event of Default has occurred and is continuing on, (iii) after giving effect to such release, no Default or Event of Default would have occurred and be continuing as a result of a failure by the Borrower to observe or perform any covenant, condition or agreement contained in this Agreement that would be in effect after giving effect to the occurrence of the Collateral Release Date, (iv) compliance with the Fixed Charge Coverage Test as of AAG’s then most recent quarterly reporting date, (v) if there are any Revolving Loans then outstanding, compliance with the Asset Coverage Ratio as of the Collateral Release Date and (v) the Administrative Agent shall have received (a) a certificate of the Borrower, in a form reasonably satisfactory to the Administrative Agent, certifying the same, and (b) Schedule 6.09 setting forth the Pool Assets as of the Collateral Release Date.

“Collateral Sale” shall mean any sale of Collateral or series of related sales of Collateral having an Appraised Value in excess of $25,000,000.
“Commitment” shall mean, as to any Revolving Lender at any time, the Revolving Commitment of such Revolving Lender at such time.
“Commitment Fee” shall have the meaning set forth in Section 2.20.
“Commitment Fee Rate” shall mean the rate per annum set forth under the heading “Commitment Fee Rate” on the Applicable Pricing Grid.
“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. §1 et seq.), as amended from time to time, and any successor statute.
“Conforming Changes” means, with respect to either the use or administration of Term SOFR or the use, administration, adoption or implementation of any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “ABR,” the definition of “Business Day,” the definition of “U.S. Government Securities Business Day,” the definition of “Interest Period” or any similar or analogous definition (or the addition of a concept of “interest period”), timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of Section 2.15 and other technical, administrative or operational matters) that the Administrative Agent and the Borrower decide may be appropriate to reflect the adoption and implementation of any such rate or to permit the use and administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of any such rate exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).
“Core Fleet Equipment” shall mean any Aircraft or Engine that, as of any date of determination, is then part of the Borrower’s or Hawaiian’s fleet for operation or regular service and is not (i) then Stored, (ii) otherwise parked for more than 90 consecutive days of the such date, in each case except for maintenance, inspection, seasonal non-usage or other required grounding, (iii) of a type or model that has been designated by the Borrower or Hawaiian as non-core to its fleet pursuant to Section 5.01(f) or (iv) then held out of operation and regular service for sale or other disposition.
“Covered Entity” means any of the following:
(i)    a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii)    a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or
(iii)    a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).
“Default” means any event that, unless cured or waived, is, or with the passage of time or the giving of notice or both would be, an Event of Default.
“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.
“Defaulting Lender” shall mean, at any time, any Revolving Lender that (a) has failed, within two (2) Business Day of the date required to be funded or paid by it hereunder, to fund or pay (x) any portion of the Revolving Loans or (y) any other amount required to be paid by it hereunder to the Administrative Agent or any other Lender (or its banking Affiliates), unless, in the case of clause (x) above, such Lender notifies the Administrative Agent and the Borrower in writing that such failure is the result of such Lender’s good faith determination that a condition precedent to funding (specifically identified and including the particular default, if any) has not been satisfied, (b) has notified the Borrower, the Administrative Agent or any other Lender in writing, or has made a public statement to the effect, that it does not intend or expect to comply with any of its funding obligations (i) under this Agreement (unless such writing or public statement indicates that such position is based on such Lender’s good faith determination that a condition precedent (specifically identified and including the particular default, if any) to funding a loan under this Agreement cannot be satisfied) or (ii) generally under other agreements in which it commits to extend credit, (c) has failed, within three (3) Business Days after request by the Administrative Agent, any other Lender or the Borrower, acting in good faith, to provide a confirmation in writing from an authorized officer or other authorized representative of such Lender that it will comply with its obligations (and is financially able to meet such obligations) to fund prospective Loans under this Agreement, which request shall only have been made after the conditions precedent to borrowings have been met, provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon the Administrative Agent’s, such other Lender’s or the Borrower’s, as applicable, receipt of such confirmation in form and substance satisfactory to it and the Administrative Agent, (d) has become, or has had its Parent Company become, the subject of a Bankruptcy Event or Bail-In Action; provided that a Revolving Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Revolving Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Revolving Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Revolving Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Revolving Lender. If the Administrative Agent determines that a Revolving Lender is a Defaulting Lender under any of clauses (a) through (d) above, such

Revolving Lender will be deemed to be a Defaulting Lender upon notification of such determination by the Administrative Agent to the Borrower, and the Revolving Lenders.
“Designated Banking Product Agreement” means any agreement evidencing Designated Banking Product Obligations entered into by the Borrower and any Person that, at the time such Person entered into such agreement, was a Lender or a banking Affiliate of a Lender, in each case designated by the relevant Lender and the Borrower, by written notice to the Administrative Agent, as a “Designated Banking Product Agreement”; provided that, so long as any Revolving Lender is a Defaulting Lender, such Revolving Lender shall not have any rights hereunder with respect to any Designated Banking Product Agreement entered into while such Revolving Lender was a Defaulting Lender.
“Designated Banking Product Obligations” means any Banking Product Obligations, in each case as designated by any Lender (or a banking Affiliate thereof) and the Borrower from time to time and agreed to by the Administrative Agent as constituting “Designated Banking Product Obligations,” which notice shall include (i) a copy of an agreement providing an agreed-upon maximum amount of Designated Banking Product Obligations that can be included as Obligations, and (ii) the acknowledgment of such Lender (or such banking Affiliate) that its security interest in the Collateral securing such Designated Banking Product Obligations shall be subject to the Loan Documents.
“Designated Hedging Agreement” means any Hedging Agreement entered into by the Borrower and any Person that, at the time such Person entered into such Hedging Agreement, was a Lender or an Affiliate of a Lender, as designated by the relevant Lender (or Affiliate of a Lender) and the Borrower, by written notice to the Administrative Agent, as a “Designated Hedging Agreement,” which notice shall include a copy of an agreement providing for (i) a methodology agreed to by the Borrower, such Lender or Affiliate of a Lender, and the Administrative Agent for reporting the outstanding amount of Designated Hedging Obligations under such Designated Hedging Agreement from time to time, (ii) an agreed-upon maximum amount of Designated Hedging Obligations under such Designated Hedging Agreement that can be included as Obligations, and (iii) the acknowledgment of such Lender or Affiliate of a Lender that its security interest in the Collateral securing such Designated Hedging Obligations shall be subject to the Loan Documents; provided that, after giving effect to such designation, the aggregate agreed-upon maximum amount of all “Designated Hedging Obligations” included as Obligations shall not exceed 10% of the original Total Revolving Commitment in effect on the Restatement Effective Date in the aggregate; provided, further, that so long as any Revolving Lender is a Defaulting Lender, such Revolving Lender shall not have any rights hereunder with respect to any Designated Hedging Agreement entered into while such Revolving Lender was a Defaulting Lender.
“Designated Hedging Obligations” means, as applied to any Person, all Hedging Obligations of such Person under Designated Hedging Agreements after taking into account the effect of any legally enforceable netting arrangements included in such Designated Hedging Agreements; it being understood and agreed that, on any date of determination, the amount of such Hedging Obligations under any Designated Hedging Agreement shall be determined based upon the “settlement amount” (or similar term) as defined under such Designated Hedging Agreement or, with respect to a Designated Hedging Agreement that has been terminated in accordance with its terms, the amount then due and payable (exclusive of expenses and similar payments but including any termination payments then due and payable) under such Designated Hedging Agreement.
“Disposition” shall mean, with respect to any property, any sale, lease, sale and leaseback, conveyance, transfer or other disposition thereof. The terms “Dispose” and “Disposed of” shall have correlative meanings.
“Disqualified Stock” of any Person means any Capital Stock of such Person that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case at the option of the holder of the Capital Stock), or upon the happening of any event (other than as a result of a Change of Control or other similar event or asset sale or Disposition), (i) matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise (other than as a result of a Change of Control or other similar event or asset sale or Disposition), (ii) is convertible or exchangeable for Indebtedness or Disqualified Stock, or (iii) is redeemable at the option of the holder of the Capital Stock, in whole or in part (other than as a result of a Change of Control or other similar event or asset sale or Disposition), on or prior to the date that is 91 days after the Revolving Facility Maturity Date (determined as of the date of its issuance). Notwithstanding the preceding sentence, any Capital Stock of the Borrower that would constitute Disqualified Stock of the Borrower solely because the holders of the Capital Stock have the right to require the Borrower to repurchase such Capital Stock upon the occurrence of a Change of Control or other similar event or asset sale or Disposition will not constitute Disqualified Stock if the terms of such Capital Stock provide that the Borrower may not repurchase or redeem any such Capital Stock pursuant to such provisions on or prior to the date that is 91 days after the Revolving Facility Maturity Date (determined as of the date of its issuance).
“Dollars” and “$” shall mean lawful money of the United States of America.
“DOT” shall mean the United States Department of Transportation and any successor thereto.
“EBITDAR” shall mean, for any period, all as determined in accordance with GAAP, without duplication, an amount equal to (a) the consolidated net income of AAG and its Subsidiaries for such period on a consolidated basis (determined in accordance with GAAP), plus (b) the sum of (i) any provision for income taxes and franchise taxes for such period, (ii) Interest Expense for such period, (iii) any extraordinary, non-recurring or unusual losses for such period (including charges with respect to the grounding or retirement of aircraft and any unusual, non-recurring or extraordinary operating expenses, losses or charges directly attributable to the implementation of cost savings initiatives), severance, relocation costs, integration and facilities’ opening costs and other business optimization expenses and operating improvements (including related to new product introductions), systems development and establishment costs, recruiting fees, signing costs, retention or completion bonuses, transition costs, costs related to closure/consolidation of facilities, internal costs in respect of strategic initiatives and curtailments or modifications to pension and post-retirement employee benefit plans (including any settlement of pension liabilities), contract terminations and professional and consulting fees incurred in connection with any of the foregoing, (iv) depreciation and amortization for such period, (v) amortized debt discount for such period, (vi) the amount of any deduction to consolidated net income as the result of any grant to any employee of AAG or its Subsidiaries of any Equity Interests during such period, (vii) aircraft rent expense for such period, (viii) any aggregate net loss during such period arising from the sale, exchange or other disposition of assets by AAG or its Subsidiaries (including any fixed assets, whether tangible or intangible, all inventory sold in conjunction with the disposition of fixed assets and all securities) (a “Capital Asset Sale”), (ix) all other non-cash charges and/or losses for such period (including any impairment charge or asset write-off or write-down (including related to intangible assets (including goodwill), long-lived assets, and investments in debt and equity securities)), (x) any losses arising under fuel hedging arrangements during such period, (xi) costs and expenses, including fees, incurred directly during such period in connection with the consummation of the transactions contemplated under the Loan Documents, (xii) expenses or losses with respect to business interruption covered by insurance, in each case to the extent actually reimbursed and (xiii) accruals, payments, fees, costs, charges and expenses with respect to any transaction not prohibited by this Agreement, including, without limitation, permitted acquisitions, mergers (including but not limited to any one or more of the Merger, any Airlines Merger and any Airline/Parent Merger), dispositions, Investments, issuance of Equity Interests or Indebtedness, amendments to Indebtedness or early extinguishment of Indebtedness, hedging agreements or other derivative instruments, in each case whether or not consummated, in the case of each of sub-clauses (i) through (xiii) of this clause (b), to the extent deducted in the calculation of consolidated net income of AAG and its Subsidiaries for such period on a consolidated basis (determined in accordance with GAAP), minus (c) the sum of (i) income tax credits for such period, (ii) interest income for such period, (iii) extraordinary, non-recurring or unusual gains for such period, (iv) any aggregate net gain during such period arising from any Capital Asset Sale, (v) any gains arising under fuel hedging arrangements during such period, and (vi) any other non-cash gains that have been added in determining consolidated net income during such period, in the case of each of sub-clauses (i) through (vi) of this clause (c), to the extent included in the calculation of consolidated net income of AAG and its Subsidiaries for such period in accordance with GAAP. For purposes of this definition, the following items shall be excluded in determining consolidated net income of AAG and its Subsidiaries for any period: (1) the income (or deficit) of any other Person accrued prior to the date it became a Subsidiary of, or was merged or consolidated into, AAG or any of its Subsidiaries; (2) the income (or deficit) of any other Person (other than a Subsidiary) in which AAG or any of its Subsidiaries has an ownership interest, except to the extent any such income has actually been received by AAG or such Subsidiary, as applicable, in the form of cash dividends or distributions; (3) any restoration to income of any contingency reserve, except to the extent that provision for such reserve was made out of income accrued during such period; (4) any write-up of any asset; (5) any net gain from the collection of the proceeds of life insurance policies; (6) any net gain arising from the acquisition of any securities, or the extinguishment, under GAAP, of any Indebtedness, of AAG or any of its Subsidiaries; (7) in the case of a successor to AAG by consolidation or merger or as a transferee of its assets, any earnings of such successor prior to such consolidation, merger or transfer of assets; (8) any deferred credit representing the excess of equity in any Subsidiary at the date of acquisition of such Subsidiary over the cost to AAG or any of its Subsidiaries of the investment in such Subsidiary; and (9) any foreign currency translation gains or losses (including gains or losses related to currency remeasurements of Indebtedness).
“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.
“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.
“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.
“Eligible Aircraft” shall mean any 737-800, 737-900ER, 737-8 MAX, 737-9 MAX, 737-10 MAX, A320neo, A321neo, A330-200, A330-300F, 787-9, 737-900 and 717-200 aircraft, in each case that (i) is owned by the Borrower or any other applicable Grantor, (ii) constitutes Core Fleet Equipment and (iii) is eligible for the benefits of Section 1110.
“Eligible Airport” means John F. Kennedy International Airport, LaGuardia Airport, Ronald Reagan Washington National Airport or any other airport located in the United States reasonably acceptable to the Administrative Agent.
“Eligible Assignee” shall mean (a) a commercial bank having total assets in excess of $1,000,000,000, (b) a finance company, insurance company or other financial institution or fund, in each case reasonably acceptable to the Administrative Agent, which in the ordinary course of business extends credit of the type contemplated herein or invests therein and has total assets in excess of $200,000,000 and whose becoming an assignee would not constitute a prohibited transaction under Section 4975 of the Code or Section 406 of ERISA, (c) any Lender or any Affiliate of any Lender, provided that such Affiliate has total assets in excess of $200,000,000, (d) an Approved Fund of any Lender, provided that such Approved Fund has total assets in excess of $200,000,000, and (e) any other financial institution reasonably satisfactory to the Administrative Agent, provided that such financial institution has total assets in excess of $200,000,000; provided, further, that so long as no Event of Default has occurred and is continuing, no (i) airline, commercial air freight carrier, air freight forwarder or entity engaged in the business of parcel transport by air or (ii) Affiliate of any Person described in clause (i) above (other than any Affiliate of such Person as a result of common control by a Governmental Authority or instrumentality thereof, any Affiliate of such Person who becomes a Lender with the consent of the Borrower in accordance with Section 10.02(b), and any Affiliate of such Person under common control with such Person which Affiliate is not actively involved in the management and/or operations of such Person), shall constitute an Eligible Assignee; provided; further, that none of the Borrower, any Guarantor or any Affiliate of the Borrower or any Guarantor or any natural person (or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural person) shall constitute an Eligible Assignee.
“Eligible Collateral” shall mean, on any date of determination, all Collateral on which the Administrative Agent shall, as of such date, have, to the extent purported to be created by the applicable Collateral Document, a valid and perfected first priority Lien and/or mortgage (or comparable Lien) and which is otherwise subject only to Permitted Liens; provided, with respect to any Collateral having an aggregate Appraised Value of 10% or more (determined on the date such Collateral was added as Collateral) of the sum of the aggregate Appraised Value of all Eligible Collateral plus Pledged Cash and Cash Equivalents on which the Administrative Agent shall have been granted a valid and perfected first priority Lien and/or mortgage (or comparable Lien) subject only to Permitted Liens in any individual transaction or series of substantially simultaneous transactions, at any time when the Administrative Agent shall not have received Appraisals, pursuant to Section 5.07 or otherwise pursuant to this Agreement, with respect to substantially all of the existing Eligible Collateral within the 180-day period preceding the date on which such Collateral is pledged (a “180-day Period”), such Collateral shall not, solely for purposes of satisfying the conditions set forth in Section 6.09(c) in connection with any release of Collateral requested by the Borrower pursuant to Section 6.09(c), constitute Eligible Collateral until the earlier of (x) the date on which the Administrative Agent shall have held such Lien and/or mortgage (or comparable Lien) for at least ninety (90) continuous days from the grant or perfection thereof prior to its constituting Eligible Collateral or (y) the date on which the Administrative Agent shall have received Appraisals (including, for purposes of this clause (y), all Appraisals received during such 180-Day Period), as applicable, pursuant to Section 5.07 or otherwise pursuant to this Agreement, with respect to substantially all of the other Collateral.
“Eligible Engine” shall mean any Engine suitable for installation on an Eligible Aircraft or any other Engine reasonably acceptable to the Administrative Agent, in each case that is owned by the Borrower or any other applicable Grantor, and that (i) is not subject to a sublease, loan or similar arrangement (other than any Permitted Disposition), (ii) constitutes Core Fleet Equipment and (iii) is eligible for the benefits of Section 1110.
“Eligible Spare Parts” shall mean any Spare Parts and Appliances, in each case that are owned by the Borrower or any other applicable Grantor and that are eligible for the benefits of Section 1110.

“Engine” shall mean an engine used, or intended to be used, to propel an Aircraft, including a part, appurtenance, and accessory of such Engine, except a Propeller.
“Environmental Laws” shall mean all applicable laws (including common law), statutes, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions or legally binding agreements issued, promulgated or entered into by or with any Governmental Authority, relating to the environment, preservation or reclamation of natural resources, the handling, treatment, storage, disposal, Release or threatened Release of, or the exposure of any Person (including employees) to, any Hazardous Materials.
“Environmental Liability” shall mean any liability (including any liability for damages, natural resource damage, costs of environmental investigation, remediation or monitoring or costs, fines or penalties) resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment, disposal or the arrangement for disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the Release or threatened Release of any Hazardous Materials into the environment or (e) any contract, agreement, lease or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.
“Equity Interests” shall mean Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).
“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated thereunder.
“Erroneous Payment” shall have the meaning given such term in Section 8.11(a).
“Erroneous Payment Deficiency Assignment” shall have the meaning given such term in Section 8.11(d).
“Erroneous Payment Impacted Class” shall have the meaning given such term in Section 8.11(d).
“Erroneous Payment Return Deficiency” shall have the meaning given such term in Section 8.11(d).
“Erroneous Payment Subrogation Rights” shall have the meaning given such term in Section 8.11(e).
“Escrow Accounts” shall mean accounts of AAG or any Subsidiary, solely to the extent any such accounts hold funds set aside by AAG or any Subsidiary to manage the collection and payment of amounts collected, withheld or incurred by AAG or such Subsidiary for the benefit of third parties relating to: (a) federal income tax withholding and backup withholding tax, employment taxes, transportation excise taxes and security related charges, (b)

any and all state and local income tax withholding, employment taxes and related charges and fees and similar taxes, charges and fees, including, but not limited to, state and local payroll withholding taxes, unemployment and supplemental unemployment taxes, disability taxes, workman’s or workers’ compensation charges and related charges and fees, (c) state and local taxes imposed on overall gross receipts, sales and use taxes, fuel excise taxes and hotel occupancy taxes, (d) passenger facility fees and charges collected on behalf of and owed to various administrators, institutions, authorities, agencies and entities, (e) other similar federal, state or local taxes, charges and fees (including without limitation any amount required to be withheld or collected under applicable law) and (f) other funds held in trust for, or otherwise pledged to or segregated for the benefit of, an identified beneficiary; or (2) accounts, capitalized interest accounts, debt service reserve accounts, escrow accounts and other similar accounts or funds established in connection with the ARB Indebtedness.
“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.
“Event of Default” shall have the meaning given such term in Section 7.
“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.
“Excluded Swap Obligation” means, with respect to any Guarantor, any Swap Obligation if, and to the extent that, all or a portion of the Guarantee of such Guarantor of, or the grant by such Guarantor of a security interest to secure, such Swap Obligation (or any Guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder at the time the Guarantee of such Guarantor or the grant of such security interest becomes effective with respect to such Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such Guarantee or security interest is or becomes illegal.
“Excluded Taxes” shall mean, with respect to the Administrative Agent, any Lender or any other recipient of any payment to be made by or on account of any Obligation of the Borrower or any Guarantor hereunder or under any Loan Document, (a) any Taxes based on (or measured by) its net income however denominated, gross receipts, profits or capital, or any franchise taxes, imposed by the United States of America or any political subdivision thereof or by the jurisdiction under the laws of which such recipient is organized or in which its principal office is located or in which it conducts or is deemed to conduct business (other than solely as a result of the transactions contemplated herein) or, in the case of any Lender, in which its applicable lending office is located, (b) any Taxes imposed as a result of a present or former connection between such recipient and the jurisdiction imposing such Taxes (other than a connection arising solely from such recipient’s having executed, delivered, enforced, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, or engaged in any other transaction pursuant to, or enforced, this Agreement or any Loan Document, or sold or assigned an interest in this Agreement or any Loan Document), (c) any Taxes caused by such Person’s gross negligence or willful misconduct or any breach of such Person’s obligations contained herein, (d) any branch profits Taxes imposed by the United States of America or any similar Tax imposed by any other jurisdiction in which such recipient is located, (e) in the case of a Lender, any withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by the Borrower under Section 2.18) or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 2.16(a), amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (f) any withholding Tax that is attributable to such recipient’s failure to deliver the documentation described in Section 2.16(f) or 2.16(g) and (g) any withholding Tax that is imposed by reason of FATCA.
“Existing Credit Agreement” has the meaning set forth in the recitals to this Agreement.
“Existing Engine Type” shall have the meaning given to such term in Section 5.07.
“Existing Lenders” has the meaning set forth in the recitals to this Agreement.
“Extended Revolving Commitment” shall have the meaning given to such term in Section 2.28(a).
“Extension” shall have the meaning given to such term in Section 2.28(a).
“Extension Amendment” shall have the meaning given to such term in Section 2.28(c).
“Extension Offer” shall have the meaning given to such term in Section 2.28(a).
“Extension Offer Date” shall have the meaning given to such term in Section 2.28(a).
“FAA” shall mean the Federal Aviation Administration of the United States of America and any successor thereto.
“FAA Slots” shall mean, in the case of airports in the United States, at any time, the right and operational authority to conduct one Instrument Flight Rule (as defined in Title 14) scheduled landing or take-off operation at a specific time or during a specific time period at any airport at which landings or take-offs are restricted, including, without limitation, slots and operating authorizations, whether pursuant to FAA or DOT regulations or orders pursuant to Title 14, Title 49 or other federal statutes now or hereinafter in effect.
“Facility” or “Revolving Facility” shall mean the Revolving Commitments and the Revolving Loans made thereunder.
“FATCA” shall mean Sections 1471 through 1474 of the Code, as of the date of this Agreement, any amended or successor provisions that are substantively similar thereto, any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Code, and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities and implementing such Sections of the Code.
“Federal Funds Rate” shall mean, for any day, the greater of (a) the rate calculated by the Federal Reserve Bank of New York based on such day’s Federal funds transactions by depositary institutions (as determined in such manner as the Federal Reserve Bank of New York shall set forth on its public website from time to time) and published on the next succeeding Business Day by the Federal Reserve Bank of New York as the Federal funds effective rate and (b) 0%.
“Federal Reserve Board” means the Board of Governors of the Federal Reserve System of the United States.
“Fees” shall collectively mean the Commitment Fees, the Upfront Fees, and other fees referred to in Sections 2.19 and 2.20.
“Finance Lease Obligation” shall mean, as applied to any Person, an obligation that is required to be accounted for as a finance or capital lease (and not an operating lease) on both the balance sheet and income statement for financial reporting purposes in accordance with GAAP. At the time any determination thereof is to be made, the amount of the liability in respect of a finance or capital lease would be the amount required to be reflected as a liability on such balance sheet (excluding the footnotes thereto) in accordance with GAAP.
“Fitch” means Fitch, Inc.
“Fixed Charge Coverage Ratio” shall mean, at any date for which such ratio is to be determined, the ratio of EBITDAR for the period of four fiscal quarters of AAG then most recently ended on or prior to such date to the sum of the following for such period: (a) Interest Expense (net of interest income receivable in cash), plus (b) the aggregate cash aircraft rental expense of AAG and its Subsidiaries on a consolidated basis for such period payable in cash in respect of any aircraft leases (other than aircraft leases which are Finance Lease Obligations), all as determined in accordance with GAAP.

“Fixed Charge Coverage Test” shall have the meaning set forth in Section 6.08(b).
“Flight Simulator and GSE Security Agreement” means a security agreement, entered into by the Borrower or another Grantor and the Administrative Agent, to pledge Flight Simulators or Ground Support Equipment as Collateral, in substantially the form as attached as Exhibit G (or in such other form as may be reasonably acceptable to the Administrative Agent and the Borrower).
“Flight Simulators” shall mean the flight simulators and flight training devices of the Borrower or any other applicable Grantor).
“Floor” means a rate of interest equal to 0%.
“Foreign Aviation Authority” shall mean any foreign governmental, quasi-governmental, regulatory or other agency, public corporation or private entity that exercises jurisdiction over the authorization (a) to serve any foreign point on the Pledged Routes that a Grantor is serving at any time and/or to conduct operations related to the Pledged Routes and related Pledged Gate Leaseholds and/or (b) to hold and operate any related Pledged Foreign Slots.
“Foreign Lender” shall mean any Lender that is organized under the laws of a jurisdiction other than that in which the Borrower is located. For purposes of this definition, the United States of America, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.
“GAAP” shall mean generally accepted accounting principles in the United States of America, which are in effect from time to time, including those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants, statements and pronouncements of the Financial Accounting Standards Board, such other statements by such other entity as have been approved by a significant segment of the accounting profession and the rules and regulations of the SEC governing the inclusion of financial statements in periodic reports required to be filed pursuant to Section 13 of the Exchange Act, including opinions and pronouncements in staff accounting bulletins and similar written statements from the accounting staff of the SEC.
“Gate Leasehold” means, at any time, all of the right, title, privilege, interest and authority, now held or hereafter acquired, of the Borrower or a Guarantor in connection with the right to use or occupy space in an airport terminal at any airport.
“Governmental Authority” shall mean the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank organization, or other entity exercising executive, legislative, judicial, taxing or regulatory powers or functions of or pertaining to government. Governmental Authority shall not include any Person in its capacity as an Airport Authority.
“Grantor” shall mean the Borrower and any Guarantor that shall at any time pledge Collateral under a Collateral Document.
“Ground Support Equipment” means shall mean the Borrower’s (or any other Grantor’s) equipment for crew and passenger ground transportation, cargo, mail and luggage handling, catering, fuel/oil servicing, de-icing, cleaning, aircraft maintenance and servicing, dispatching, security and motor vehicles.
“Guarantee” means a guarantee (other than (a) by endorsement of negotiable instruments for collection or (b) customary contractual indemnities, in each case in the ordinary course of business), direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take or pay or to maintain financial statement conditions).
“Guaranteed Obligations” shall have the meaning given such term in Section 9.01(a).
“Guarantors” shall mean, collectively, AAG and each other Person that becomes pursuant to Section 5.12, a party to the Guarantee contained in Section 9. As of the Restatement Effective Date, AAG is the only Guarantor.
“Guaranty Obligations” shall have the meaning given such term in Section 9.01(a).
“Hawaiian” means Hawaiian Airlines, Inc.
“Hazardous Materials” shall mean all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature that are regulated pursuant to, or could reasonably be expected to give rise to liability under any Environmental Law.
“Hedging Agreement” shall mean any agreement evidencing Hedging Obligations.
“Hedging Obligations” means, with respect to any Person, all obligations and liabilities of such Person under:

(1) interest rate swap agreements (whether from fixed to floating or from floating to fixed), interest rate cap agreements and interest rate collar agreements;
(2) other agreements or arrangements designed to manage interest rates or interest rate risk; and
(3) other agreements or arrangements designed to protect such Person against fluctuations in currency exchange rates, fuel prices or other commodity prices, but excluding (x) clauses in purchase agreements and maintenance agreements pertaining to future prices and (y) fuel purchase agreements and fuel sales that are for physical delivery of the relevant commodity.
“IATA” means the International Air Transport Association and any successor thereto.
“IBA” means International Bureau of Aviation (IBA Group).
“ICF” shall mean ICF International, Inc.
“Increase Effective Date” shall have the meaning given such term in Section 2.27(a).
“Increase Joinder” shall have the meaning given such term in Section 2.27(c).
“Indebtedness” means, with respect to any specified Person, any indebtedness of such Person (excluding accrued expenses and trade payables), whether or not contingent:
(1)    in respect of borrowed money;
(2)    evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);
(3)    in respect of banker’s acceptances;
(4)    representing Capital Lease Obligations;
(5)    representing the balance deferred and unpaid of the purchase price of any property or services due more than six months after such property is acquired or such services are completed, but excluding in any event trade payables arising in the ordinary course of business; or
(6)    representing any Hedging Obligations,
if and to the extent any of the preceding items (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP. In addition, the term “Indebtedness” includes all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person) and, to the extent not otherwise included, the Guarantee by the specified Person of any Indebtedness of any other Person. Indebtedness shall be calculated without giving effect to the effects of Financial Accounting Standards Board Accounting Standards Codification 815 – Derivatives and Hedging and related interpretations to the extent such effects would otherwise increase or decrease an amount of Indebtedness for any purpose under this Agreement as a result of accounting for any embedded derivatives created by the terms of such Indebtedness.
For the avoidance of doubt, Banking Product Obligations do not constitute Indebtedness.
“Indemnified Taxes” shall mean Taxes (other than Excluded Taxes) imposed on or with respect to any payments made by the Borrower or any Guarantor under this Agreement or any other Loan Document.
“Indemnitee” shall have the meaning given such term in Section 10.04(b).
“Intercreditor Agreement” shall have the meaning given such term in Section 10.17.
“Interest Election Request” shall mean a request by the Borrower to convert or continue a Borrowing in accordance with Section 2.05.
“Interest Expense” shall mean, for any period, the gross cash interest expense (including the interest component of Finance Lease Obligations), of AAG and its Subsidiaries on a consolidated basis for such period, all as determined in accordance with GAAP.
“Interest Payment Date” shall mean (a) as to any SOFR Loan having an Interest Period of one or three months, the last day of such Interest Period, (b) as to any SOFR Loan having an Interest Period of more than three months, each day that is three months, or a whole multiple thereof, after the first day of such Interest Period and the last day of such Interest Period and (c) with respect to ABR Loans, the last Business Day of each March, June, September and December.
“Interest Period” shall mean, as to any Borrowing of SOFR Loans, the period commencing on the date of such Borrowing (including as a result of a conversion from ABR Loans) or on the last day of the preceding Interest Period applicable to such Borrowing and ending on (but excluding) the numerically corresponding day (or if there is no corresponding day, the last day) in the calendar month that is one, three or six months (or, if available to all applicable Lenders and agreed to by all Lenders, twelve months) thereafter, as the Borrower may elect in the related notice delivered pursuant to Section 2.03 or 2.05; provided that (i) if any Interest Period would end on a day which shall not be a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, and (ii) no Interest Period shall end later than the applicable Termination Date.
“International Interest” shall mean an “international interest” as defined in the Cape Town Treaty.
“International Registry” shall mean the “International Registry” as defined in the Cape Town Treaty.
“Investment Grade Rating” shall mean, (i) with respect to Fitch, BBB-, (ii) with respect to Moody’s, Baa3 and (iii) with respect to S&P, BBB-. If the rating system of Fitch, Moody’s or S&P shall change, or if any such Rating Agency shall cease to be in the business of rating corporate issuers, the Borrower and the Administrative Agent (in consultation with the Lenders) shall negotiate in good faith to amend this definition to reflect such changed rating system or the unavailability of ratings from such Rating Agency.
“Investments” means, with respect to any Person, all direct or indirect investments made by such Person in other Persons (including Affiliates) in the forms of loans (including Guarantees or other obligations), advances (but excluding advance payments and deposits for goods and services in the ordinary course of business) or capital contributions (excluding commission, travel and similar advances to officers, employees and consultants made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities of other Persons, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP.
“Junior Lien Cap” means, as of any date of determination, the aggregate amount of Junior Secured Debt that may be incurred by the Borrower and any Guarantor such that, after giving pro forma effect to such incurrence and the application of the net proceeds therefrom the Total Collateral Coverage Ratio shall be no less than 1.0 to 1.0.
“Junior Secured Debt” shall mean Indebtedness that is secured by a Lien on Collateral that is junior to the Liens securing the Obligations and permitted to be secured by a Lien on Collateral under Section 6.06.
“Junior Secured Debt Documents” shall mean each indenture, credit agreement and other agreements, instruments and notes evidencing Junior Secured Debt, and each other agreement executed in connection therewith, as each may be amended, restated, supplemented or otherwise modified from time to time in accordance with the terms hereof.
“Lenders” shall have the meaning set forth in the first paragraph of this Agreement.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or similar encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (but excluding any lease, sublease, use or license agreement or swap agreement or similar arrangement by any Grantor described in clause (e) or (f) of the definition of “Permitted Disposition”), including any conditional sale or other title retention agreement, any option or other agreement to sell or give a security interest in and, except in connection with any Qualified Receivables Transaction, any agreement to give any financing statement under the UCC (or equivalent statutes) of any jurisdiction.
“Loan Documents” shall mean this Agreement, the Collateral Documents, any Intercreditor Agreement and any other instrument or agreement (which is designated as a Loan Document therein) executed and delivered by the Borrower or a Guarantor to the Administrative Agent or any Lender, in each case, as the same may be amended, restated, modified, supplemented, extended or amended and restated from time to time in accordance with the terms hereof.
“Loan Request” shall mean a request by the Borrower, executed by a Responsible Officer of the Borrower, for a Loan in accordance with Section 2.03 in substantially the form of Exhibit C.
“Loans” shall mean the Revolving Loans.
“Margin Stock” shall have the meaning given such term in Section 3.11(a).
“Material Adverse Change” shall mean any event, development or circumstance that has had or would reasonably be expected to have a Material Adverse Effect.
“Material Adverse Effect” shall mean (i) a material adverse effect on (a) the consolidated business, operations or financial condition of AAG and its Subsidiaries, taken as a whole, (b) the validity or enforceability of any of the Loan Documents or the rights or remedies of the Administrative Agent and the Lenders thereunder, or (c) the ability of the Borrower and the Guarantors, collectively, to pay the Obligations or (ii) a Collateral Material Adverse Effect.
“Material Indebtedness” shall mean Indebtedness of the Borrower or one or more Guarantors (other than the Loans) outstanding under the same agreement in a principal amount exceeding $200,000,000.
“MBA” means Morten Beyer & Agnew.
“Merger” means the merger of Marlin Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of the Borrower (“Merger Sub”), into Hawaiian Holdings, Inc. pursuant to the Agreement and Plan of Merger, dated December 2, 2023, among Hawaiian Holdings, Inc., AAG, and Merger Sub, which was closed on September 18, 2024.

“Minimum Extension Condition” shall have the meaning given such term in Section 2.28(b).
“Moody’s” shall mean Moody’s Investors Service, Inc.
“Mortgaged Collateral” shall mean all of the “Collateral” as defined in each Aircraft and Spare Engine Mortgage (including as supplemented by any Mortgage Supplement (as defined therein)).
“Net Proceeds” means the aggregate cash and Cash Equivalents received by the Borrower or any of its Subsidiaries in respect of any Collateral Sale (including, without limitation, any cash or Cash Equivalents received in respect of or upon the sale or other disposition of any non-cash consideration received in any Collateral Sale) or Recovery Event, net of: (a) the direct costs and expenses relating to such Collateral Sale and incurred by the Borrower or a Subsidiary (including the sale or disposition of such non-cash consideration) or any such Recovery Event, including, without limitation, legal, accounting and investment banking fees, and sales commissions, and any relocation expenses incurred as a result of the Collateral Sale or Recovery Event, taxes paid or payable as a result of the Collateral Sale or Recovery Event, in each case, after taking into account any available tax credits or deductions and any tax sharing arrangements; (b) any reserve for adjustment or indemnification obligations in respect of the sale price of such asset or assets established in accordance with GAAP; and (c) any portion of the purchase price from a Collateral Sale placed in escrow pursuant to the terms of such Collateral Sale (either as a reserve for adjustment of the purchase price, or for satisfaction of indemnities in respect of such Collateral Sale) until the termination of such escrow.
“Net Proceeds Amount” shall have the meaning given such term in Section 2.12(a).
“New Lender” shall have the meaning given such term in Section 2.27(a).
“Non-Core Fleet Equipment” means (i) any Aircraft or Engine that no longer constitutes Core Fleet Equipment and (ii) any Non-Core Spare Parts.
“Non-Core Spare Parts” means, if as of any date of determination, all of a specific type or model of Aircraft or Engine no longer constitutes Core Fleet Equipment, any such Spare Parts and Appliances that are appropriate for incorporation in, installation on, attachment or appurtenance to, or use in, solely such model or type of Aircraft or Engine (and not any other model or type of Aircraft or Engine that then constitutes Core Fleet Equipment).
“Non-Defaulting Lender” shall mean, at any time, a Revolving Lender that is not a Defaulting Lender.
“Non-Extending Lender” shall have the meaning given such term in Section 10.08(g).

“Obligations” shall mean the unpaid principal of and interest on (including interest accruing after the maturity of the Loans and interest accruing after the filing of any petition of bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), the Loans, the Designated Hedging Obligations, the Designated Banking Product Obligations, and all other obligations and liabilities of the Borrower to the Administrative Agent or any Lender (or (i) in the case of Designated Hedging Obligations, any obligee with respect to such designated Hedging Obligations who was a Lender or an Affiliate of a Lender when the related Designated Hedging Agreement was entered into, or (ii) in the case of Designated Banking Product Obligations, any obligee with respect to such Designated Banking Product Obligations who was a Lender or a banking Affiliate of any Lender at the time the related Designated Banking Product Agreement was entered into), whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which arise under this Agreement or any other Loan Document, whether on account of principal, interest, reimbursement obligations, fees, indemnities, out-of-pocket costs, and expenses (including all fees, charges and disbursements of counsel to the Administrative Agent or any Lender that are required to be paid by the Borrower pursuant hereto) or otherwise; provided, however, that the aggregate amount of all Designated Hedging Obligations (valued in accordance with the definition thereof) at any time outstanding that shall be included as “Obligations” shall not exceed 10% of the original Total Revolving Commitment; provided, further, that in no event shall the Obligations include Excluded Swap Obligations.
“OFAC” means the U.S. Department of Treasury’s Office of Foreign Assets Control.
“Officer” means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary or any Vice-President of such Person.
“Officer’s Certificate” shall mean a certificate signed on behalf of the Borrower by an Officer of the Borrower.
“Other Taxes” shall mean any and all present or future court, stamp, mortgage, intangible, recording, filing or documentary taxes or any other similar charges or similar levies arising from any payment made hereunder or from the execution, performance, delivery, registration of or enforcement of this Agreement or any other Loan Document; provided, however, that “Other Taxes” shall not include any Taxes that are imposed with respect to an assignment (other than an assignment at the request of the Borrower under Section 2.18) or any Excluded Taxes.
“Parent Company” means, with respect to a Revolving Lender, the bank holding company (as defined in Federal Reserve Board Regulation Y), if any, of such Revolving Lender,

and/or any Person owning, beneficially or of record, directly or indirectly, a majority of the shares of such Revolving Lender.
“Participant” shall have the meaning given such term in Section 10.02(d).
“Participant Register” shall have the meaning given such term in Section 10.02(d).
“Patriot Act” shall mean the USA PATRIOT Act, Title III of Pub. L. 107-56, signed into law on October 26, 2001 and any subsequent legislation that amends or supplements such Act or any subsequent legislation that supersedes such Act.
“Payment Recipient” shall have the meaning given such term in Section 8.11.
“Payroll Accounts” shall mean depository accounts used only for payroll.
“Permitted Business” means any business that is the same as, or reasonably related, ancillary, supportive or complementary to, or a reasonable extension of, the business in which AAG and its Subsidiaries are engaged on the date of this Agreement.
“Permitted Disposition” shall mean any of the following:
(a)the Disposition of Collateral permitted under the applicable Collateral Documents;
(b)the Disposition of cash or Cash Equivalents constituting Collateral in exchange for other cash or Cash Equivalents constituting Collateral and having reasonably equivalent value therefor;
(c)sales or dispositions of surplus, obsolete, negligible or uneconomical assets no longer used in the business of the Borrower and the other Grantors, including (i) returns of Slots to the FAA or other Governmental Authority and (ii) Dispositions of Non-Core Fleet Equipment;
(d)Dispositions of Collateral or Pool Assets, as applicable, among AAG and its Subsidiaries (in the case of Collateral, provided such Person shall become a Grantor simultaneous with such Disposition in the manner contemplated by Section 5.12); provided that:
(i)in the case of Collateral, such Collateral remains at all times subject to a Lien with the same priority and level of perfection as was the case immediately prior to such Disposition (and otherwise subject only to Permitted Liens) in favor of the Administrative Agent for the benefit of the Secured Parties following such Disposition,
(ii)in the case of Collateral, concurrently therewith, the Grantors shall execute any documents and take any actions reasonably required to create, grant, establish,

preserve or perfect such Lien in accordance with the other provisions of this Agreement or the Collateral Documents,
(iii)in the case of Collateral, concurrently therewith or promptly thereafter, the Administrative Agent, for the benefit of the Secured Parties, shall receive an Officer’s Certificate, with respect to the matters described in clauses (i) and (ii) hereof and, if reasonably requested by the Administrative Agent, an opinion of counsel to the Borrower (which may be in-house counsel) as to the validity and perfection of such Lien on the Collateral, in each case in form and substance reasonably satisfactory to the Administrative Agent,
(iv)concurrently with any Disposition of Collateral to any Person that shall become a Grantor simultaneous with such Disposition in the manner contemplated by Section 5.12, such Person shall have complied with the requirements of Section 5.12, and
(v)the preceding provisions of clauses (i) through (iv) shall not be applicable to any Disposition resulting from a merger or consolidation permitted by Section 6.10; and
(e)(i) abandonment of Slots, Routes and/or Gate Leaseholds; provided that such abandonment is (A) in connection with the downsizing of any hub or facility which does not materially and adversely affect the business of AAG and its Subsidiaries, taken as a whole, (B) in the ordinary course of business consistent with past practices and does not materially and adversely affect the business of AAG and its Subsidiaries, taken as a whole, (C) reasonably determined by the Borrower to relate to Collateral or Pool Assets, as applicable, of de minimis value or surplus to the needs of AAG and its Subsidiaries, taken as a whole, or (D) required by the DOT, the FAA or other Governmental Authority and, in the case of any such abandonment under this clause (i), does not have a Collateral Material Adverse Effect,
(i)exchange of FAA Slots in the ordinary course of business that in the Borrower’s reasonable judgment are of reasonably equivalent value (so long as the FAA Slots received in such exchange constitute Eligible Collateral and are concurrently pledged as Additional Collateral or designated as Pool Assets, as applicable, and such exchange would not result in a Collateral Material Adverse Effect),
(ii)the termination of leases or subleases or airport use or license agreements in the ordinary course of business to the extent such terminations do not have a Collateral Material Adverse Effect, or
(iii)any other lease or sublease of, or use or license agreements with respect to, assets and properties that constitute Slots or Gate Leaseholds in the ordinary course of business and swap agreements or similar arrangements with respect to Slots in the ordinary course of business and which lease, sublease, use or license agreement or swap agreement or similar arrangement (A) has a term of one year or less, or does not extend beyond two comparable IATA traffic seasons (and contains no option to extend beyond either of such periods), (B) has a term (including any option period) longer than allowed in clause (A); provided, however, that (x) in the case of each transaction pursuant to this clause (B), an Officer’s Certificate is delivered to the Administrative Agent concurrently with or promptly after the applicable Grantor’s entering into any such transaction that (i) prior to the Collateral Release Date, immediately after giving effect to such transaction the Collateral Coverage Ratio (excluding, for purposes of calculating such ratio, the proceeds of such transaction and the intended use thereof) would be no less than 1.0 to 1.0, (ii) the Administrative Agent’s Liens on Collateral subject to such lease, sublease, use, license agreement or swap or similar arrangement are not materially adversely affected (it being understood that no Permitted Lien shall be deemed to have such an effect), (iii) on and after the Collateral Release Date, immediately after giving effect to such transaction the Asset Coverage Ratio (excluding, for purposes of calculating such ratio, the proceeds of such transaction and the intended use thereof) would be no less than 1.25 to 1.0, and (iv) no Event of Default exists at the time of such transaction, and (y) immediately after giving effect to any transaction pursuant to this clause (B), the aggregate Appraised Value of Collateral or Pool Assets, as applicable, subject to transactions covered by this clause (B) shall not exceed $30,000,000, (C) is for purposes of operations by another airline operating under a brand associated with the Borrower or otherwise operating routes at the Borrower’s direction under a code share agreement, capacity purchase agreement, pro-rate agreement or similar arrangement between such airline and the Borrower or (D) in the case of Collateral, is subject and subordinated to the rights (including remedies) of the Administrative Agent under the applicable Collateral Documents on terms reasonably satisfactory to the Administrative Agent; and
(f)the lease or sublease of assets and properties in the ordinary course of business; provided that, prior to the Collateral Release Date, the rights of the lessee or sublessee shall be subordinated to the rights (including remedies) of the Administrative Agent under the applicable Collateral Document on terms reasonably satisfactory to the Administrative Agent.
“Permitted Liens” means:
(1)    Liens held by the Administrative Agent securing the Obligations;
(2)    Liens securing Junior Secured Debt in an aggregate principal amount (as of the date of incurrence of any such Junior Secured Debt and after giving pro forma effect to the application of the net proceeds therefrom), not exceeding the Junior Lien Cap, provided that such Liens shall (x) rank junior to the Liens in favor of the Administrative Agent securing the Obligations and (y) be subject to an Intercreditor Agreement reasonably acceptable to the Administrative Agent, the Required Lenders and the Borrower;
(3)    Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings ; provided that any reserve or other appropriate provision as is required in conformity with GAAP has been made therefor;
(4)    Liens imposed by law, including carriers’, warehousemen’s, landlord’s and mechanics’ Liens, in each case, incurred in the ordinary course of business;
(5)    Liens arising by operation of law in connection with judgments, attachments or awards which do not constitute an Event of Default hereunder;
(6)    Liens created for the benefit of (or to secure) the Obligations or any Guaranty Obligations;
(7)    (A) any overdrafts and related liabilities arising from treasury, netting, depository and cash management services or in connection with any automated clearing house transfers of funds, in each case as it relates to cash or Cash Equivalents, if any, and (B) Liens arising by operation of law or that are contractual rights of set-off in favor of the depository bank or securities intermediary in respect of the Collateral Proceeds Account;
(8)    licenses, sublicenses, leases and subleases by any Grantor as they relate to any aircraft, airframe, engine, Mortgaged Collateral or any Additional Collateral and to the extent (A) such licenses, sublicenses, leases or subleases do not interfere in any material respect with the business of AAG and its Subsidiaries, taken as a whole, and in each case, such license, sublicense, lease or sublease is to be subject and subordinate to the Liens granted to the Administrative Agent pursuant to the Collateral Documents, and in each case, would not result in a Collateral Material Adverse Effect or (B) otherwise expressly permitted by the Collateral Documents;
(9)    salvage or similar rights of insurers, in each case as it relates to any aircraft, airframe, engine, Mortgaged Collateral or any Additional Collateral, if any;
(10)    in each case as it relates to any aircraft, Liens on appliances, parts, components, instruments, appurtenances, furnishings and other equipment installed on such aircraft and separately financed by a Grantor, to secure such financing;
(11)    Liens incurred in the ordinary course of business of AAG or any Subsidiary of AAG with respect to obligations that do not exceed in the aggregate $7,500,000 at any one time outstanding;

(12)    Liens on Collateral permitted under the Collateral Document granting a Lien on such Collateral; and
(13)    Easements (including reciprocal easement agreements), rights-of-way, building, zoning and similar restrictions, utility agreements, covenants, reservations, restrictions, encroachments, charges, and other similar encumbrances or title defects incurred, leases or subleases, licenses or sublicenses, or occupancy agreements granted to others, whether or not of record and whether now in existence or hereafter entered into, in the ordinary course of business, which do not in the aggregate materially interfere with the ordinary conduct of the business of AAG and its Subsidiaries, taken as a whole.
“Person” shall mean any natural person, corporation, division of a corporation, partnership, limited liability company, trust, joint venture, association, company, estate, unincorporated organization, Airport Authority or Governmental Authority or any agency or political subdivision thereof.
“Platform” means Debt Domain or another similar electronic system.
“Pledged Aircraft” means, as of any date, the Eligible Aircraft included in the Collateral as of such date.
“Pledged Cash and Cash Equivalents” means, as of any date, the amount of cash and Cash Equivalents included in the Collateral as of such date.
“Pledged Engines” means, as of any date, the Eligible Engines included in the Collateral as of such date.
“Pledged FAA Slots” means, as of any date, the FAA Slots included in the Collateral as of such date.
“Pledged Foreign Slots” means, as of any date, the Foreign Slots included in the Collateral as of such date.
“Pledged Gate Leaseholds” means, as of any date, the Gate Leaseholds included in the Collateral as of such date.
“Pledged Routes” means, as of any date, the Routes included in the Collateral as of such date.
“Pledged Slots” means, as of any date, the Slots included in the Collateral as of such date.
“Pledged Spare Parts” means, as of any date, the Eligible Spare Parts included in the Collateral as of such date.

“Pool Assets” shall mean, (a) on the Collateral Release Date, all assets that, but for the occurrence of the Collateral Release Date, would have been “Eligible Collateral” assuming the applicable Collateral Documents as had been in effect immediately prior to such occurrence had remained in effect after giving effect to the Collateral Release Date, and (b) as of any date of determination after the Collateral Release Date, any and all assets, that would have been “Eligible Collateral” assuming the applicable Collateral Documents had been in effect for such assets on such date, as set forth on Schedule 6.09 (as such Schedule 6.09 may be updated from time to time by the Borrower at its discretion to (a) remove Pool Assets and/or (b) add any Additional Pool Assets, in each case, to the same extent as it would have been permitted to remove and add Additional Collateral if the Collateral Release Date had not occurred). For the avoidance of doubt, (x) the Pool Assets on the Collateral Release Date shall be as set forth on the Schedule 6.09 to be delivered on the Collateral Release Date pursuant to the definition of “Collateral Release Date” and (y) Schedule 6.09 may be updated from time to time in the Borrower’s sole discretion to add Additional Pool Assets and/or to remove Pool Assets as permitted under this Agreement.
“Prime Rate” shall mean the rate of interest per annum publicly announced from time to time by the Person acting as the Administrative Agent as its prime rate in effect at its principal office in New York City. The Prime Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer. The Administrative Agent or Lender may make commercial loans or other loans at rates of interest at, above or below the Prime Rate. Any change in the Prime Rate shall take effect at the opening of business on the day specified in the public announcement of such change.
“Professional User” shall have the meaning given it in the Regulations and Procedures for the International Registry.
“Propeller” shall mean any propeller, including any part, appurtenance, and accessory of a propeller.
“Put Exposure” means the principal amount of Loans and unused Revolving Commitments that Lenders have elected be prepaid, discharged and terminated, respectively, pursuant to Section 2.12(g) in response to a Change of Control Offer.
“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).
“QFC Credit Support” has the meaning assigned to it in Section 10.20.
“Qualified Receivables Transaction” means any transaction or series of transactions entered into by the Borrower or any of its Subsidiaries pursuant to which the Borrower or any of its Subsidiaries sells, conveys or otherwise transfers to (a) a Receivables Subsidiary or any other Person (in the case of a transfer by the Borrower or any of its Subsidiaries) and (b) any other Person (in the case of a transfer by a Receivables Subsidiary), or grants a security interest in, any accounts receivable (whether now existing or arising in the future) of the Borrower or any of its Subsidiaries, and any assets related thereto including, without limitation, all Equity Interests and other investments in the Receivables Subsidiary, all collateral securing such accounts receivable, all contracts and all guarantees or other obligations in respect of such accounts receivable, proceeds of such accounts receivable and other assets which are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitization transactions involving accounts receivable, other than assets that constitute Collateral or proceeds of Collateral.
“Qualified Replacement Assets” means Additional Collateral of any of the types described in clauses (b), (c) and (d) of the definition of “Additional Collateral”.
“Qualifying Equity Interests” means Equity Interests of the Borrower other than Disqualified Stock of the Borrower.
“Rating Agency” shall mean any of S&P, Moody’s and Fitch.
“Receivables Subsidiary” means a Subsidiary of the Borrower which engages in no activities other than in connection with the financing of accounts receivable and which is designated by the Board of Directors of the Borrower (as provided below) as a Receivables Subsidiary (a) no portion of the Indebtedness or any other obligations (contingent or otherwise) of which (1) is guaranteed by the Borrower or any Subsidiary of the Borrower (other than comprising a pledge of the Capital Stock or other interests in such Receivables Subsidiary (an “incidental pledge”), and excluding any guarantees of obligations (other than the principal of, and interest on, Indebtedness) pursuant to representations, warranties, covenants and indemnities entered into in the ordinary course of business in connection with a Qualified Receivables Transaction), (2) is recourse to or obligates the Borrower or any Subsidiary of the Borrower in any way other than through an incidental pledge or pursuant to representations, warranties, covenants and indemnities entered into in the ordinary course of business in connection with a Qualified Receivables Transaction or (3) subjects any property or asset of the Borrower or any Subsidiary of the Borrower (other than accounts receivable and related assets as provided in the definition of “Qualified Receivables Transaction”), directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to representations, warranties, covenants and indemnities entered into in the ordinary course of business in connection with a Qualified Receivables Transaction, (b) with which neither the Borrower nor any Subsidiary of the Borrower has any material contract, agreement, arrangement or understanding (other than pursuant to the Qualified Receivables Transaction) other than (i) on terms no less favorable to the Borrower or such Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Borrower, and (ii) fees payable in the ordinary course of business in connection with servicing accounts receivable and (c) with which neither the Borrower nor any Subsidiary of the Borrower has any obligation to maintain or preserve such Subsidiary’s financial condition, other than a minimum capitalization in customary amounts, or to cause such Subsidiary to achieve certain levels of operating results. Any such designation by the Board of Directors of the Borrower will be evidenced to the Administrative Agent by filing with the

Administrative Agent a certified copy of the resolution of the Board of Directors of the Borrower giving effect to such designation and an Officer’s Certificate certifying that such designation complied with the foregoing conditions.
“Recovery Event” shall mean any settlement of or payment in respect of any property or casualty insurance claim or any condemnation proceeding relating to any Collateral or any Event of Loss (as defined in the related Collateral Document pursuant to which a security interest in such Collateral is granted to the Administrative Agent, if applicable).
“Register” shall have the meaning set forth in Section 10.02(b)(iv).
“Regulations and Procedures for the International Registry” shall mean the official English language text of the International Registry Procedures and Regulations issued by the Supervisory Authority (as defined in the Cape Town Convention) pursuant to the Aircraft Protocol.
“Related Parties” shall mean, with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, partners, members, employees, agents and advisors of such Person and such Person’s Affiliates.
“Release” shall have the meaning specified in Section 101(22) of the Comprehensive Environmental Response Compensation and Liability Act.
“Relevant Governmental Body” means the Federal Reserve Board or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board or the Federal Reserve Bank of New York, or any successor thereto.
“Required Lenders” shall mean, at any time, Lenders holding more than 50% of the Total Revolving Commitments then in effect or, if the Revolving Commitments have been terminated, the Total Revolving Extensions of Credit then outstanding. The Revolving Extensions of Credit, outstanding Loans and Commitments of any Defaulting Lender shall be disregarded in determining the “Required Lenders” at any time.
“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.
“Responsible Officer” means an Officer.
“Restatement Effective Date” means September 20, 2024.
“Revolving Availability Period” shall mean the period from and including the Restatement Effective Date to but excluding the Revolving Facility Termination Date with respect to the applicable Revolving Commitments.

“Revolving Commitment” shall mean the commitment of each Revolving Lender to make Revolving Loans hereunder in an aggregate principal not to exceed the amount set forth under the heading “Revolving Commitment” opposite its name in Annex A hereto or in the Assignment and Acceptance pursuant to which such Revolving Lender became a party hereto, as the same may be changed from time to time pursuant to the terms hereof. The aggregate amount of the Total Revolving Commitments as of the Restatement Effective Date is $850,000,000.
“Revolving Commitment Percentage” shall mean, at any time, with respect to each Revolving Lender, the percentage obtained by dividing its Revolving Commitment at such time by the Total Revolving Commitment (or, if the Revolving Commitments have been terminated, the Revolving Extensions of Credit of such Revolving Lender at such time by the Total Revolving Extensions of Credit at such time).
“Revolving Extensions of Credit” shall mean, as to any Revolving Lender at any time, an amount equal to the sum of the aggregate principal amount of all Revolving Loans held by such Lender then outstanding.
“Revolving Facility Maturity Date” shall mean, with respect to any (a) Revolving Commitments that have not been extended pursuant to Section 2.28, September 20, 2029 and (b) Extended Revolving Commitments, the final maturity date therefor as specified in the applicable Extension Offer accepted by the respective Revolving Lender or Revolving Lenders.
“Revolving Facility Termination Date” shall mean the earlier to occur of (a) the Revolving Facility Maturity Date with respect to the applicable Revolving Commitments, (b) the acceleration of the Loans (if any) and the termination of the Revolving Commitments in accordance with the terms hereof and (c) the termination of the applicable Revolving Commitments as a whole pursuant to Section 2.11.
“Revolving Lender” shall mean each Lender having a Revolving Commitment.
“Revolving Loan” shall have the meaning set forth in Section 2.01(a).
“Revolving Loan Percentage” shall mean, with respect to each Revolving Lender, determined as of the date of each advance of a Revolving Loan and prior to giving effect thereto, the percentage determined by dividing (i) the Revolving Commitment of such Revolving Lender minus the Revolving Extensions of Credit of such Revolving Lender by (ii) the Total Revolving Commitments minus the Total Revolving Extensions of Credit.
“Route” means the authority of the Borrower or, if applicable, another Grantor, pursuant to Title 49 or other applicable law, to operate scheduled service between a specifically designated pair of terminal points and intermediate points, if any, including applicable frequencies, exemption and certificate authorities, whether or not utilized by the Borrower or any Guarantor.

“S&P” shall mean Standard & Poor’s, a division of The McGraw-Hill Companies, Inc.
“Sale of a Grantor” means, with respect to any Collateral, an issuance, sale, lease, conveyance, transfer or other disposition of the Capital Stock of the applicable Grantor that owns such Collateral other than (1) an issuance of Equity Interests by a Grantor to the Borrower or another Subsidiary of the Borrower, and (2) an issuance of directors’ qualifying shares.
“Sanctioned Country” means, at any time, a country, territory or region which is itself the subject or target of any Sanctions, which as of the Restatement Effective Date include, among others, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic, the Crimea Region of Ukraine, Cuba, Iran, North Korea, Sudan and Syria.
“Sanctioned Person” means, at any time, (a) a Person which is subject or target of any Sanctions or (b) any Person owned or controlled by any such Person or Persons.
“Sanctions” means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by the United States government, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State.
“SEC” shall mean the United States Securities and Exchange Commission.
“Section 1110” means 11 U.S.C. Section 1110 of the Bankruptcy Code or any successor or analogous section of the federal bankruptcy law in effect from time to time.
“Secured Parties” shall mean the Administrative Agent, the Lenders and all other holders of Obligations.
“Securities Act” shall mean the Securities Act of 1933, as amended.
“SGR Security Agreement” shall mean any security agreement, in each case entered into by the Borrower (or any other Grantor) and the Administrative Agent to pledge Routes (and related Slots) as Collateral, in substantially the form of Exhibit F-1 (or such other form as may be reasonably acceptable to the Administrative Agent and the Borrower).
“Significant Subsidiary” means any Subsidiary of AAG that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date of this Agreement.
“Slot” means (a) in the case of airports outside the United States, at any time, the right and operational authority to conduct one landing or takeoff at a specific time or during a specific time period (“Foreign Slots”), or (b) in the case of airports in the United States, FAA Slots, as the case may be.

“Slot and Gate Security Agreement” shall mean any security agreement, in each case entered into by the Borrower (or any other Grantor) and the Administrative Agent to pledge Slots at any Eligible Airport as Collateral, in substantially the form of Exhibit F-2 (or such other form as may be reasonably acceptable to the Administrative Agent and the Borrower).
“SOFR” means a rate equal to the secured overnight financing rate as administered by the SOFR Administrator.
“SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).
“SOFR Borrowing” means, as to any Borrowing, the SOFR Loans comprising such Borrowing.
“SOFR Loan” means a Loan that bears interest at a rate based on Term SOFR, other than pursuant to clause (c) of the definition of “ABR”.
“SOFR Tranche” shall mean the collective reference to SOFR Loans under the Facility the then current Interest Periods with respect to all of which begin on the same date and end on the same later date (whether or not such Loans shall originally have been made on the same day).
“Spare Parts” shall mean all accessories, appurtenances, or parts of an Aircraft (except an Engine or Propeller), Engine (except a Propeller), Propeller, or Appliance, that are to be installed at a later time in an Aircraft, Engine, Propeller or Appliance.
“Spare Parts Security Agreement” means a security agreement, entered into by the Borrower or another Grantor and the Administrative Agent, to pledge Eligible Spare Parts as Collateral, in substantially the form as attached as Exhibit D (or in such other form as may be reasonably acceptable to the Administrative Agent and the Borrower).
“Stated Maturity” means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which the payment of interest or principal was scheduled to be paid in the documentation governing such Indebtedness as of the Restatement Effective Date, and will not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.
“Stored” shall mean, as to any Aircraft or Engine, that such Aircraft or Engine has been stored (a) with a low expectation of a return to service within the one year following commencement of such storage and (b) in a manner intended to minimize the rate of environmental degradation of the structure and components of such Aircraft or Engine (as the case may be) during such storage.
“Subsidiary” shall mean, with respect to any Person

(1)    any corporation, association or other business entity (other than a partnership, joint venture or limited liability company) of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency and after giving effect to any voting agreement or stockholders’ agreement that effectively transfers voting power) to vote in the election of directors, managers or trustees of the corporation, association or other business entity is at the time of determination owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person (or a combination thereof); and
(2)    any partnership, joint venture or limited liability company of which (A) more than 50% of the capital accounts, distribution rights, total equity and voting interests or general and limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person or a combination thereof, whether in the form of membership, general, special or limited partnership interests or otherwise and (B) such Person or any Subsidiary of such Person is a controlling general partner or otherwise controls such entity.
“Swap Obligation” means, with respect to any Guarantor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act.
“Taxes” shall mean any and all present or future taxes, levies, imposts, duties, assessments, fees, deductions, charges or withholdings imposed by any Governmental Authority including any interest, additions to tax or penalties applicable thereto.
“Term SOFR” means,
(a)for any calculation with respect to a SOFR Loan, the Term SOFR Reference Rate for a tenor comparable to the applicable Interest Period on the day (such day, the “Periodic Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to the first day of such Interest Period, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on any Periodic Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Periodic Term SOFR Determination Day, and

(b)for any calculation with respect to an ABR Loan on any day, the Term SOFR Reference Rate for a tenor of one month on the day (such day, the “ABR Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to such day, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on any ABR Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such ABR SOFR Determination Day;
provided, further, that if Term SOFR determined as provided above (including pursuant to the proviso under clause (a) or clause (b) above) shall ever be less than the Floor, then Term SOFR shall be deemed to be the Floor.
“Term SOFR Administrator” means CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by the Administrative Agent in its reasonable discretion.
“Term SOFR Reference Rate” means the forward-looking term rate based on SOFR.
“Termination Date” shall mean, with respect to any Revolving Loans, the Revolving Facility Termination Date applicable to the related Revolving Commitments.
“Title 14” means Title 14 of the U.S. Code of Federal Regulations, including Part 93, Subparts K and S thereof, as amended from time to time or any successor or recodified regulation.
“Title 49” shall mean Title 49 of the United States Code, which, among other things, recodified and replaced the U.S. Federal Aviation Act of 1958, and the rules and regulations promulgated pursuant thereto, and any subsequent legislation that amends, supplements or supersedes such provisions.
“Total Collateral Coverage Ratio” shall mean the ratio of (i) the aggregate Appraised Value of all Eligible Collateral plus the Pledged Cash and Cash Equivalents to (ii) the sum, without duplication, of (w) the Total Revolving Extensions of Credit then outstanding, plus (x) the aggregate amount of all Designated Hedging Obligations that constitute “Obligations” then outstanding, plus (y) the aggregate outstanding principal amount of Junior Secured Debt.

“Total Obligations” shall have the meaning provided in the definition of “Collateral Coverage Ratio”.
“Total Revolving Commitment” shall mean, at any time, the sum of the Revolving Commitments at such time.
“Total Revolving Extensions of Credit” shall mean, at any time, the aggregate amount of the Revolving Extensions of Credit of the Revolving Lenders outstanding at such time.
“Transactions” shall mean the execution, delivery and performance by the Borrower and Guarantors of this Agreement and the other Loan Documents to which they may be a party, the creation of the Liens in the Collateral in favor of the Administrative Agent and/or the Administrative Agent for the benefit of the Secured Parties and the borrowing of Loans and the use of the proceeds thereof.
“Type”, when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to Term SOFR or the ABR.
“U.S. Government Securities Business Day” means any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.
“UCC” shall mean the Uniform Commercial Code as in effect from time to time in any applicable jurisdiction.
“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.
“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.
“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.
“United States Citizen” shall have the meaning set forth in Section 3.02.
“Unused Total Revolving Commitment” shall mean, at any time, (a) the Total Revolving Commitment less (b) the Total Revolving Extensions of Credit.

“Use or Lose Rule” shall mean with respect to FAA Slots, the terms of 14 C.F.R. Section 93.227 or other applicable utilization requirements issued by the FAA, other Governmental Authorities or any Airport Authorities.
“Voting Stock” of any specified Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.
“Withholding Agent” shall mean the Borrower, a Guarantor and the Administrative Agent.
“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.
Section 1.2.Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, restated, supplemented, extended, amended and restated or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person’s permitted successors and assigns, (c) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement, unless expressly provided otherwise, (e) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights, (f) “knowledge” or “aware” or words of similar import shall mean, when used in reference to the Borrower or the Guarantors, the actual knowledge of any Responsible Officer and (g) any reference to any Internal Revenue Service form shall be construed to include any successor form.

Section 1.3.Accounting Terms; GAAP. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that, if the Borrower notifies the Administrative Agent that the Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the Restatement Effective Date in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith. Upon any such request for an amendment, the Borrower, the Required Lenders and the Administrative Agent agree to consider in good faith any such amendment in order to amend the provisions of this Agreement so as to reflect equitably such accounting changes so that the criteria for evaluating the Borrower’s consolidated financial condition shall be the same after such accounting changes as if such accounting changes had not occurred.
Section 1.4.Divisions. For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law with respect to any Person that is a limited liability company formed under Delaware law (or any comparable event under the applicable laws of any other relevant jurisdiction): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence as a result of such division or plan of division (or such other comparable event), such new Person shall be deemed to have been organized and acquired on the first date of its existence by the holders of its Equity Interests at such time.
Section 1.5.Rates. The Administrative Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, (a) the continuation of, administration of, submission of, calculation of or any other matter related to ABR, the Term SOFR Reference Rate, or Term SOFR, or any component definition thereof or rates referred to in the definition thereof, or any alternative, successor or replacement rate thereto (including any Benchmark Replacement), including whether the composition or characteristics of any such alternative, successor or replacement rate (including any Benchmark Replacement) will be similar to, or produce the same value or economic equivalence of, or have the same volume or liquidity as, ABR, the Term SOFR Reference Rate, Term SOFR or any other Benchmark prior to its discontinuance or unavailability, or (b) the effect, implementation or composition of any Conforming Changes. The Administrative Agent and its affiliates or other related entities may engage in transactions that affect the calculation of ABR, the Term SOFR Reference Rate, Term SOFR, any alternative, successor or replacement rate (including any Benchmark Replacement) or any relevant adjustments thereto, in each case, in a manner adverse to the Borrower. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain ABR, the Term SOFR Reference Rate, Term SOFR or any other Benchmark, or any component definition thereof or rates referred to in the definition thereof, in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrower, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.
SECTION 2.

AMOUNT AND TERMS OF CREDIT
Section 2.1.Commitments of the Lenders.
(a)Revolving Commitments. (i) Each Revolving Lender severally, and not jointly with the other Revolving Lenders, agrees, upon the terms and subject to the conditions herein set forth, to make revolving credit loans denominated in Dollars (each a “Revolving Loan” and collectively, the “Revolving Loans”) to the Borrower at any time and from time to time during the Revolving Availability Period in an aggregate outstanding principal amount not to exceed the Revolving Commitment of such Revolving Lender, which Revolving Loans may be repaid and reborrowed in accordance with the provisions of this Agreement. At no time shall the sum of the then outstanding aggregate principal amount of the Revolving Loans exceed the Total Revolving Commitment.
(i)Each Borrowing of a Revolving Loan shall be made from the Revolving Lenders based upon each Revolving Lender’s Revolving Loan Percentage of such Revolving Loan; provided, however, that the failure of any Revolving Lender to make any Revolving Loan shall not in itself relieve the other Revolving Lenders of their obligations to lend.
(b)Type of Borrowing. Each Borrowing shall be comprised entirely of ABR Loans or SOFR Loans as the Borrower may request in accordance herewith. Each Lender at its option may make any SOFR Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement.
(c)Amount of Borrowing. At the commencement of each Interest Period for any SOFR Borrowing, such Borrowing shall be in an aggregate amount that is in an integral multiple of $1,000,000 and not less than $1,000,000. At the time that each ABR Borrowing is made, such Borrowing shall be in an aggregate amount that is an integral multiple of $100,000 and not less than $1,000,000; provided that an ABR Borrowing may be in an aggregate amount that is equal to the entire Unused Total Revolving Commitment. Borrowings of more than one Type may be outstanding at the same time.

(d)Limitation on Interest Period. Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled to request, or to elect to convert or continue, any Borrowing of a Revolving Loan if the Interest Period requested with respect thereto would end after the Revolving Facility Maturity Date (determined as of the date of such request) with respect to the applicable Revolving Commitments.
Section 2.2.[Reserved].
Section 2.3.Requests for Loans.
(a)Unless otherwise agreed to by the Administrative Agent in connection with making the initial Revolving Loans, to request a Revolving Loan, the Borrower shall notify the Administrative Agent of such request by (i) telephone or (ii) by hand or by email delivery of a written Loan Request (A) in the case of a SOFR Loan, not later than 2:00 p.m., New York City time, three (3) U.S. Government Securities Business Days before the date of the proposed Loan and (B) in the case of an ABR Loan, not later than 12:00 noon, New York City time, on the date of the proposed Loan. Each such telephonic Loan request shall be irrevocable and shall be confirmed promptly by hand delivery or email to the Administrative Agent of a written Loan Request signed by the Borrower. Each such telephonic Loan request and written Loan Request shall specify the following information in compliance with Section 2.01(a):
(i)the aggregate amount of the requested Loan (which shall comply with Section 2.01(c));
(ii)the date of such Loan, which shall be a Business Day;
(iii)whether such Loan is to be an ABR Loan or a SOFR Loan; and
(iv)in the case of a SOFR Loan, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term “Interest Period”.
If no election as to the Type of Loan is specified, then the requested Loan shall be an ABR Loan. If no Interest Period is specified with respect to any requested SOFR Loan, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration.
(b)Promptly following receipt of a Loan Request in accordance with this Section 2.03, the Administrative Agent shall advise each Revolving Lender of the details thereof and of the amount of such Revolving Lender’s Loan to be made as part of the requested Loan.
Section 2.4.Funding of Loans.
(a)Each Revolving Lender shall make each Revolving Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 3:00 p.m., New York City time, or such earlier time as may be reasonably practicable, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders. Upon satisfaction or waiver of the conditions precedent specified herein, the Administrative Agent will make such Loans available to the Borrower by promptly crediting the amounts so received, in like funds, to an account designated by the Borrower in the applicable Loan Request.
(b)Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Loan (or, with respect to any ABR Loan made on same-day notice, prior to 12:30 p.m., New York City time, on the date of such Loan) that such Lender will not make available to the Administrative Agent such Lender’s share of such Loan, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section 2.04 and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Loan available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith upon written demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation or (ii) in the case of the Borrower, the interest rate otherwise applicable to such Loan. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender’s Loan included in such Loan and the Borrower shall not be obligated to repay such amount pursuant to the preceding sentence if not previously repaid.
Section 2.5.Interest Elections.
(a)The Borrower may elect from time to time to (i) convert ABR Loans to SOFR Loans, (ii) convert SOFR Loans to ABR Loans, provided that any such conversion of SOFR Loans may be made only on the last day of an Interest Period with respect thereto or (iii) continue any SOFR Loan as such upon the expiration of the then current Interest Period with respect thereto.
(b)To make an Interest Election Request pursuant to this Section 2.05, the Borrower shall notify the Administrative Agent of such election by telephone or by hand or email delivery of a written Interest Election Request by the time that a Loan Request would be required under Section 2.03(a) if the Borrower were requesting a Loan of the Type resulting from such election to be made on the effective date of such election. Each such telephonic Interest Election Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Interest Election Request in substantially the same form as a Loan Request signed by the Borrower.
(c)Each telephonic and written Interest Election Request shall specify the following information in compliance with Section 2.01:

(i)the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);
(ii)the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;
(iii)whether the resulting Borrowing is to be an ABR Borrowing or a SOFR Borrowing; and
(iv)if the resulting Borrowing is a SOFR Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term “Interest Period”.
If any such Interest Election Request requests a SOFR Borrowing but does not specify an Interest Period, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration.
(d)Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender of the details thereof and of such Lender’s portion of each resulting Borrowing.
(e)If the Borrower fails to deliver a timely Interest Election Request with respect to a SOFR Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be converted to a one-month SOFR Borrowing. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing, and upon the request of the Required Lenders, (i) no outstanding Borrowing may be converted to or continued as a SOFR Borrowing and (ii) unless repaid, each SOFR Borrowing shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto.
Section 2.6.Limitation on SOFR Tranches. Notwithstanding anything to the contrary in this Agreement, all borrowings, conversions and continuations of SOFR Loans and all selections of Interest Periods shall be in such amounts and be made pursuant to such elections so that, (a) after giving effect thereto, the aggregate principal amount of the SOFR Loans comprising each SOFR Tranche shall be equal to $1,000,000 or a whole multiple of $1,000,000 in excess thereof and (b) no more than twenty SOFR Tranches shall be outstanding at any one time.
Section 2.7.Interest on Loans.

(a)Subject to the provisions of Section 2.08, each ABR Loan shall bear interest (computed on the basis of the actual number of days elapsed over a year of 365 days or 366 days in a leap year) at a rate per annum equal to the ABR plus the Applicable Margin.
(b)Subject to the provisions of Section 2.08, each SOFR Loan shall bear interest (computed on the basis of the actual number of days elapsed over a year of 360 days) at a rate per annum equal, during each Interest Period applicable thereto, to Term SOFR for such Interest Period in effect for such Borrowing plus the Applicable Margin.
(c)Accrued interest on all Loans shall be payable in arrears on each Interest Payment Date applicable thereto, on the Termination Date with respect to such Loans and thereafter on written demand and upon any repayment or prepayment thereof (on the amount repaid or prepaid); provided that in the event of any conversion of any SOFR Loan to an ABR Loan, accrued interest on such Loan shall be payable on the effective date of such conversion.
(d)In connection with the use or administration of Term SOFR, the Administrative Agent will have the right, subject to the consent of the Borrower, to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes entered into by the Administrative Agent and the Borrower will become effective without any further action or consent of any other party to this Agreement or any other Loan Document. The Administrative Agent will promptly notify the Borrower and the Lenders of the effectiveness of any Conforming Changes in connection with the use or administration of Term SOFR.
(e)Interest Rate Limitation. Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the “Maximum Rate”). If the Administrative Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Borrower. In determining whether the interest contracted for, charged, or received by the Administrative Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.
Section 2.8.Default Interest. If the Borrower or any Guarantor, as the case may be, shall default in the payment of the principal of or interest on any Loan or in the payment of any other amount becoming due hereunder, whether at stated maturity, by acceleration or otherwise, the Borrower or such Guarantor, as the case may be, shall on written demand of the Administrative Agent from time to time pay interest, to the extent permitted by law, on all overdue amounts up to (but not including) the date of actual payment (after as well as before judgment) at a rate per annum (computed on the basis of the actual number of days elapsed over a year of 360 days or, when the ABR is applicable, a year of 365 days or 366 days in a leap year) equal to (a) with respect to the principal amount of any Loan, the rate then applicable for such Borrowings plus 2.0%, and (b) in the case of all other amounts, the rate applicable for ABR Loans plus 2.0%.
Section 2.9.[Reserved] .
Section 2.10.Repayment of Loans; Evidence of Debt.
(a)The Borrower hereby unconditionally promises to pay to the Administrative Agent for the ratable account of each Revolving Lender the then unpaid principal amount of each Revolving Loan then outstanding on the Revolving Facility Termination Date applicable to such Revolving Loan.
(b)Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.
(c)The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender’s share thereof. The Borrower shall have the right, upon reasonable notice, to request information regarding the accounts referred to in the preceding sentence.
(d)The entries made in the accounts maintained pursuant to paragraph (b) or (c) of this Section 2.10 shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans in accordance with the terms of this Agreement.
(e)Any Lender may request that Loans made by it be evidenced by a promissory note. In such event, the Borrower shall promptly execute and deliver to such Lender a promissory note payable to such Lender and its registered assigns in a form furnished by the Administrative Agent and reasonably acceptable to the Borrower. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 10.02) be represented by one or more promissory notes in such form payable to such payee and its registered assigns.
Section 2.11.Optional Termination or Reduction of Revolving Commitments. Upon at least one (1) Business Day prior written notice to the Administrative Agent, the Borrower may at any time in whole permanently terminate a Total Revolving Commitment (subject to compliance with Section 2.12(e)), or from time to time in part permanently reduce the Unused Total Revolving Commitment; provided that each such notice shall only be revocable to the extent such termination or reduction would have resulted from a refinancing of the Obligations, which refinancing shall not be consummated or shall otherwise be delayed. Each such reduction of the Unused Total Revolving Commitment shall be in the principal amount not less than $1,000,000 and in an integral multiple of $1,000,000. Simultaneously with each reduction or termination of the Revolving Commitment, the Borrower shall pay to the Administrative Agent for the account of each Revolving Lender the Commitment Fee accrued and unpaid on the amount of the Revolving Commitment of such Revolving Lender so terminated or reduced through the date thereof. Any reduction of the Unused Total Revolving Commitment pursuant to this Section 2.11 shall be applied to reduce the Revolving Commitments of each Revolving Lender on a pro rata basis.
Section 2.12.Mandatory Prepayment of Loans; Commitment Termination; Change of Control Offer.
(a)Prior to the Collateral Release Date, within five (5) Business Days of the Borrower or any Grantor receiving any Net Proceeds as a result of a Collateral Sale or a Recovery Event in respect of Collateral (other than Non-Core Fleet Equipment), if the Borrower shall not be in compliance with Section 6.09(a) on the date such Net Proceeds are received, the Borrower shall deposit cash in an amount (the “Net Proceeds Amount”) equal to the amount of such received Net Proceeds (solely to the extent necessary to maintain compliance with Section 6.09(a)) into the Collateral Proceeds Account that is maintained with the Administrative Agent for such purpose and subject to an Account Control Agreement and thereafter such Net Proceeds Amount shall be applied (to the extent not otherwise applied pursuant to the immediately succeeding proviso and solely to the extent the Borrower is not in compliance with Section 6.09(a)) in accordance with the requirements of Section 2.12(c); provided that (i) the Borrower may use such Net Proceeds Amount to replace with Qualified Replacement Assets or, solely in the case of any Net Proceeds Amount in respect of any Recovery Event, repair the assets which are the subject of such Recovery Event or Collateral Sale within 365 days after such deposit is made, (ii) all such Net Proceeds Amounts shall be subject to release as provided in Section 6.09(c) or, at the option of the Borrower at any time, may be applied in accordance with the requirements of Section 2.12(c), and (iii) upon the occurrence of an Event of Default, the amount of any such deposit may be applied by the Administrative Agent in accordance with Section 2.12(c); provided further that any release of any Net Proceeds Amount pursuant to clause (ii) of this Section 2.12(a) shall be conditioned on the Borrower being in compliance with Section 6.09(a) after giving effect thereto (it being understood that the failure to be in compliance with Section 6.09(a) shall not prevent the release of any Net Proceeds Amount in connection with any repair or replacement of assets permitted hereunder so long as no decrease in the Collateral Coverage Ratio will result therefrom).

(b)The Borrower shall prepay the Revolving Loans (without any corresponding reduction in Revolving Commitments) when and in an amount necessary to comply with Sections 6.08(b) and 6.09(a), as applicable.
(c)Amounts required to be applied to the prepayment of Loans pursuant to Section 2.12(a) and (b) shall be applied to prepay the outstanding Revolving Loans in an amount necessary to comply with Sections 6.08(b) and 6.09(a), as applicable, in each case as directed by the Borrower. Such prepayments of Revolving Loans shall not result in a corresponding permanent reduction in the Revolving Commitments. The application of any prepayment pursuant to this Section 2.12 shall be made, first, to ABR Loans and, second, to SOFR Loans.
(d)If at any time the Total Revolving Extensions of Credit for any reason exceed the Total Revolving Commitment at such time, the Borrower shall prepay Revolving Loans on a pro rata basis in an amount sufficient to eliminate such excess.
(e)Upon the Revolving Facility Termination Date applicable to any Revolving Commitment, such Revolving Commitment shall be terminated in full and the Borrower shall repay the applicable Revolving Loans in full.
(f)All prepayments under this Section 2.12 shall be accompanied by accrued but unpaid interest on the principal amount being prepaid to (but not including) the date of prepayment, plus any accrued and unpaid Fees and any losses, costs and expenses, as more fully described in Sections 2.15 hereof.
(g)Unless otherwise prepaid in accordance with Section 2.12 or 2.13 hereof, and subject to the next sentence, upon the occurrence of a Change of Control, each Lender shall have the right to require the Borrower to prepay all or part of such Lender’s Loans at a prepayment price equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of prepayment and to terminate all or part of such Lender’s unused Revolving Commitment in accordance with this Section 2.12. Notwithstanding the foregoing, the Borrower shall not be required to make a Change of Control Offer upon the occurrence of a Change of Control if, upon direction of the Borrower, a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Section 2.12(g) applicable to a Change of Control Offer made by the Borrower and purchases all Loans validly surrendered and not withdrawn under such Change of Control Offer and the Borrower otherwise complies with this Section 2.12(g).
(i)Within 30 days following the occurrence of any Change of Control, the Borrower shall provide a written notice to the Administrative Agent and each Lender containing the following information (such notice, a “Change of Control Offer”):
(A)that a Change of Control has occurred and that such Lender has the right to require Borrower to repay such Lender’s Loans at a prepayment price in cash equal to 100% of the principal amount thereof, plus accrued and unpaid interest to the date of purchase and to terminate such Lender’s unused Revolving Commitment;
(B)the date of prepayment and unused Revolving Commitment termination (the “Prepayment Date”) (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed); and
(C)a statement that any Lender wishing to have its Loans repaid and unused Revolving Commitment terminated pursuant to such Change of Control Offer must comply with Section 2.12(g)(ii).
A Change of Control Offer may be made in advance of a Change of Control, and conditioned upon such Change of Control occurring, if a definitive agreement is in place for the Change of Control at the time of making the Change of Control Offer.
(ii)In order to accept any Change of Control Offer, a Lender shall notify the Administrative Agent in writing at its address for notices contained in this Agreement prior to 12:00 noon, New York time, on the Business Day next preceding the Prepayment Date with respect to such Change of Control Offer (the “Election Time”) of such Lender’s election to require the Borrower to prepay all or a specified portion of such Lender’s Loans and to terminate all or a specified portion of such Lender’s unused Revolving Commitment pursuant to such Change of Control Offer (which, in the case of any election to require less than all of such Lender’s Loans to be prepaid and less than all such Lender’s unused Revolving Commitment to be terminated in such Change of Control Offer, shall be, taken together, in a minimum principal amount of $5,000,000 or an integral multiple of $1,000,000 in excess thereof) and the principal amount of such Lender’s Loans to be prepaid and the amount of such Lender’s unused Revolving Commitment to be terminated each shall be in the same proportion of such Lender’s total Loans and total unused Revolving Commitment, respectively), and shall specify the amount of such Lender’s Loans which such Lender requests be prepaid and amount of unused Revolving Commitment to be terminated in such Change of Control Offer. In order to validly withdraw any election with respect to any Put Exposure in any Change of Control Offer, the Lender holding such Put Exposure shall notify the Administrative Agent in writing at its address for notices contained in this Agreement prior to the Election Time of such Lender’s election to withdraw such Put Exposure from such Change of Control Offer, which notification shall include a copy of such Lender’s previous notification electing to have its Put Exposure prepaid, discharged or terminated in such Change of Control Offer and shall state that such election is withdrawn. All such prepayments of such Lender’s Loans shall automatically result in a corresponding permanent reduction in such Lender’s Revolving Commitments. The Administrative Agent shall from time to time, upon request by the Borrower, advise the Borrower of the amount of Put Exposure with respect to any Change of Control Offer.

(iii)If as of the Election Time there is any Put Exposure as to which the election to accept the Change of Control Offer has not been withdrawn pursuant to Section 2.12(g)(ii), prior to 1:00 p.m., New York City time, on the Prepayment Date the Borrower shall pay to the Administrative Agent the aggregate amount payable with respect to such Put Exposure pursuant to Section 2.12(g)(i)(A). The Administrative Agent shall apply such funds to repay the Loans included in such Put Exposure. In addition, the Administrative Agent shall recalculate the Revolving Commitment Percentage of each Lender after giving effect to such Change of Control Offer and give written notice thereof to the Borrower and each Lender.
Section 2.13.Optional Prepayment of Loans.
(a)The Borrower shall have the right, at any time and from time to time, to prepay any Loans, in whole or in part, (i) with respect to SOFR Loans, upon (A) telephonic notice (followed promptly by written or email notice) or (B) written or email notice, in any case received by 1:00 p.m., New York City time, three (3) Business Days prior to the proposed date of prepayment and (ii) with respect to ABR Loans, upon written or email notice received by 1:00 p.m., New York City time, one Business Day prior to the proposed date of prepayment; provided that ABR Loans may be prepaid on the same day notice is given if such notice is received by the Administrative Agent by 12:00 noon, New York City time; provided further, however, that (A) each such partial prepayment shall be in an amount not less than $1,000,000 and in integral multiples of $1,000,000 in the case of SOFR Loans and integral multiples of $100,000 in the case of ABR Loans, (B) no prepayment of SOFR Loans shall be permitted pursuant to this Section 2.13(a) other than on the last day of an Interest Period applicable thereto unless such prepayment is accompanied by the payment of the amounts described in Section 2.15, and (C) no partial prepayment of a SOFR Tranche shall result in the aggregate principal amount of the SOFR Loans remaining outstanding pursuant to such SOFR Tranche being less than $1,000,000.
(b)Any prepayments under Section 2.13(a) shall be applied to repay the outstanding Revolving Loans of the Revolving Lenders (without any reduction in the Total Revolving Commitment) as the Borrower shall specify until all Revolving Loans shall have been paid in full (plus any accrued but unpaid interest and fees thereon). All prepayments under Section 2.13(a) shall be accompanied by accrued but unpaid interest on the principal amount being prepaid to (but not including) the date of prepayment, plus any Fees and any losses, costs and expenses, as more fully described in Section 2.15 hereof.
(c)Each notice of prepayment shall specify the prepayment date, the principal amount of the Loans to be prepaid and, in the case of SOFR Loans, the Borrowing or Borrowings pursuant to which made, shall be irrevocable and shall commit the Borrower to prepay such Loan by the amount and on the date stated therein; provided that the Borrower may revoke any notice of prepayment under this Section 2.13 if such prepayment would have resulted from a refinancing of any or all of the Obligations hereunder, which refinancing shall not be consummated or shall otherwise be delayed. The Administrative Agent shall, promptly after receiving notice from the Borrower hereunder, notify each Lender of the principal amount of the

Loans held by such Lender which are to be prepaid, the prepayment date and the manner of application of the prepayment.
Section 2.14.Increased Costs.
(a)If any Change in Law shall:
(i)impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement subject to Section 2.14(c)); or
(ii)impose on any Lender or the London interbank market any other condition, cost or expense (in each case, other than Taxes) affecting this Agreement or SOFR Loans made by such Lender issued hereunder;
and the result of any of the foregoing shall be to increase the cost to such Lender of making, converting into, continuing or maintaining any SOFR Loan (or of maintaining its obligation to make any such Loan) or to reduce the amount of any sum received or receivable by such Lender hereunder with respect to any SOFR Loan (whether of principal, interest or otherwise), then, upon the request of such Lender, the Borrower will pay to the Administrative Agent for the account of such Lender such additional amount or amounts as will compensate such Lender for such additional costs incurred or reduction suffered.
(b)If any Lender reasonably determines in good faith that any Change in Law affecting such Lender or such Lender’s holding company regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this Agreement or the SOFR Loans made by such Lender, to a level below that which such Lender or such Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy), then from time to time the Borrower will pay to the Administrative Agent for the account of such Lender such additional amount or amounts, in each case as documented by such Lender to the Borrower as will compensate such Lender or such Lender’s holding company for any such reduction suffered; it being understood that to the extent duplicative of the provisions in Section 2.16, this Section 2.14(b) shall not apply to Taxes.
(c)[Reserved.]
(d)A certificate of a Lender setting forth the amount or amounts necessary to compensate such Lender or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section 2.14 and the basis for calculating such amount or amounts shall be delivered to the Borrower and shall be prima facie evidence of the amount due. The Borrower shall pay to the Administrative Agent for the account of such Lender the amount due within fifteen (15) days after receipt of such certificate.
(e)Failure or delay on the part of any Lender to demand compensation pursuant to this Section 2.14 shall not constitute a waiver of such Lender’s right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender pursuant to this Section 2.14 for any increased costs or reductions incurred more than 180 days prior to the date that such Lender, as the case may be, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof. The protection of this Section 2.14 shall be available to each Lender regardless of any possible contention as to the invalidity or inapplicability of the law, rule, regulation, guideline or other change or condition which shall have occurred or been imposed.
(f)The Borrower shall not be required to make payments under this Section 2.14 to or for the account of any Lender if (A) a claim hereunder arises solely through circumstances peculiar to such Lender and which do not affect commercial banks in the jurisdiction of organization of such Lender generally, (B) the claim arises out of a voluntary relocation by such Lender of its applicable lending office (it being understood that any such relocation effected pursuant to Section 2.18 is not “voluntary”), or (C) such Lender is not seeking similar compensation for such costs to which it is entitled from its borrowers generally in commercial loans of a similar size.
(g)Notwithstanding anything herein to the contrary, regulations, requests, rules, guidelines or directives implemented after the Restatement Effective Date pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act shall be deemed to be a Change in Law; provided however, that any determination by a Lender of amounts owed pursuant to this Section 2.14 to such Lender due to any such Change in Law shall be made in good faith in a manner generally consistent with such Lender’s standard practice.
Section 2.15.Break Funding Payments. In the event of (a) the payment of any principal of any SOFR Loan other than on the last day of an Interest Period applicable thereto (including as a result of the occurrence and continuance of an Event of Default), (b) the failure to borrow, convert, continue or prepay any SOFR Loan on the date specified in any notice delivered pursuant hereto, or (c) the assignment (or reallocation) of any SOFR Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrower pursuant to Section 2.18, 2.27(d) or 10.08(d), then, in any such event, at the request of such Lender, the Borrower shall compensate such Lender for the loss, cost and expense sustained by such Lender attributable to such event. A certificate of any Lender setting forth any amount or amounts (and the basis for requesting such amount or amounts) that such Lender is entitled to receive pursuant to this Section 2.15 shall be delivered to the Borrower and shall be prima facie evidence of the amount due. The Borrower shall pay to the Administrative Agent for the account of such Lender the amount due within fifteen (15) days after receipt of such certificate.
Section 2.16.Taxes.
(a)Any and all payments by or on account of any Obligation of the Borrower or any Guarantor hereunder or under any other Loan Document shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes; provided that if any Indemnified Taxes or Other Taxes are required to be withheld from any amounts payable to the Administrative Agent or any Lender, as determined in good faith by the applicable Withholding Agent, then (i) the sum payable by the Borrower or applicable Guarantor shall be increased as necessary so that after making all required deductions for any Indemnified Taxes or Other Taxes (including deductions for any Indemnified Taxes or Other Taxes applicable to additional sums payable under this Section 2.16), the Administrative Agent or Lender (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the applicable Withholding Agent shall make such deductions and (iii) the applicable Withholding Agent shall timely pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.
(b)In addition (and without duplication of any payments with respect to Other Taxes pursuant to Section 2.16(a)), the Borrower or any Guarantor, as applicable, shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.
(c)The Borrower shall indemnify the Administrative Agent and each Lender, within thirty (30) days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes paid by or on behalf of or withheld or deducted from payments owing to the Administrative Agent or such Lender, as the case may be, on or with respect to any payment by or on account of any obligation of the Borrower or any Guarantor hereunder or under any other Loan Document (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section 2.16) and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. If the Administrative Agent or any Lender learns of the imposition of any Indemnified Taxes or Other Taxes, such party will act in good faith to notify the Borrower promptly of its obligations with respect thereto. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender, or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.
(d)As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Borrower to a Governmental Authority, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment to the extent available, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(e)Each Lender shall, within ten (10) days after written demand therefor, indemnify the Administrative Agent (to the extent the Administrative Agent has not been reimbursed by the Borrower) for the full amount of any Taxes imposed by any Governmental Authority that are attributable to such Lender and that are payable or paid by the Administrative Agent, together with all interest, penalties, reasonable costs and expenses arising therefrom or with respect thereto, as determined by the Administrative Agent in good faith. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error.
(f)Any Foreign Lender that is entitled to an exemption from or reduction of withholding tax with respect to payments under this Agreement or under any Loan Document shall deliver to the Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable law and as reasonably requested by the Administrative Agent or the Borrower, such properly completed and executed documentation prescribed by applicable law or requested by the Administrative Agent or the Borrower as will permit such payments to be made without withholding or at a reduced rate. In addition, the Administrative Agent and any Lender shall deliver to the Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable law and as reasonably requested by the Administrative Agent or the Borrower, such properly completed and executed documentation prescribed by applicable law or requested by the Administrative Agent or the Borrower as will enable the Administrative Agent or the Borrower to determine whether the Administrative Agent or such Lender is subject to backup withholding or information reporting requirements; provided that a Foreign Lender shall not be required to deliver any documentation pursuant to this Section 2.16(f) that such Foreign Lender is not legally able to deliver.
(g)(1) Without limiting the generality of the foregoing, each Foreign Lender shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter when the previously delivered certificates and/or forms expire, or upon request of the Borrower or the Administrative Agent) whichever of the following is applicable:
    (i)    two (2) duly completed and executed originals of Internal Revenue Service Form W-8BEN or W-8BEN-E (as applicable), claiming eligibility for benefits of an income tax treaty to which the United States of America is a party,
    (ii)    two (2) duly completed and executed originals of Internal Revenue Service Form W-8ECI,
    (iii)    two (2) duly completed and executed originals of Internal Revenue Service Form W-8IMY, together with all applicable attachments,
    (iv)    in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate in customary form to the effect that such Foreign Lender is not (A) a “bank” within the meaning of Section

881(c)(3)(A) of the Code, (B) a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, (C) a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code or (D) conducting a trade or business in the United States with which the relevant interest payments are effectively connected and (y) two (2) duly completed and executed originals of the Internal Revenue Service Form W-8BEN or W-8BEN-E (as applicable), or
    (v)    any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in United States federal withholding tax, duly completed and executed together with such supplementary documentation as may be prescribed by applicable law and reasonably requested by the Borrower or the Administrative Agent to permit the Borrower to determine the withholding or deduction required to be made.
A Foreign Lender shall not be required to deliver any form or statement pursuant to this Section 2.16(g) that such Foreign Lender is not legally able to deliver.
(1)Any Lender that is a “United States Person” (as such term is defined in Section 7701(a)(30) of the Code) shall deliver to the Administrative Agent and the Borrower, on or prior to the date on which such Lender becomes a party to this Agreement (and from time to time thereafter when the previously delivered certificates and/or forms expire, or upon request of the Borrower or the Administrative Agent), two (2) copies of Internal Revenue Service Form W-9 (or any successor form), duly completed and executed by such Lender, certifying that such Lender is entitled to an exemption from United States backup withholding tax.
(2)If a payment made to a Lender under this Agreement or any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent, at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent, such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower or the Administrative Agent to comply with its obligations under FATCA, to determine that such Lender has or has not complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment.
(3)The Administrative Agent shall deliver to the Borrower, on or prior to the date on which it becomes the Administrative Agent (and from time to time thereafter when the previously delivered certificates and/or forms expire, or upon request of the Borrower), two (2) copies of Internal Revenue Service Form W-9 (or any successor form), duly completed and executed by the Administrative Agent, certifying that the Administrative Agent is entitled to an exemption from United States backup withholding tax.

(h)If the Administrative Agent or a Lender determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes or Other Taxes from the Governmental Authority to which such Taxes or Other Taxes were paid and as to which it has been indemnified by the Borrower or a Guarantor or with respect to which the Borrower or a Guarantor has paid additional amounts pursuant to this Section 2.16, it shall pay over such refund to the Borrower or such Guarantor (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower or such Guarantor under this Section 2.16 with respect to the Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of the Administrative Agent or such Lender incurred in obtaining such refund (including Taxes imposed with respect to such refund) and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided that the Borrower or such Guarantor, upon the request of the Administrative Agent or such Lender, agrees to repay the amount paid over to the Borrower or such Guarantor (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent or such Lender in the event the Administrative Agent or such Lender is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (h), in no event will the Administrative Agent or any Lender be required to pay any amount to the Borrower pursuant to this paragraph (h) if, and then only to the extent, the payment of such amount would place the Administrative Agent or such Lender in a less favorable net after-Tax position than the Administrative Agent or such Lender would have been in if the indemnification payments or additional amounts giving rise to such refund had never been paid. This Section shall not be construed to require the Administrative Agent or any Lender to make available its tax returns (or any other information relating to its taxes which it deems confidential) to the Borrower or any other Person.
Section 2.17.Payments Generally; Pro Rata Treatment.
(a)The Borrower shall make each payment or prepayment required to be made by it hereunder (whether of principal, interest or fees or of amounts payable under Section 2.14, 2.15, 10.04, or otherwise) prior to 1:00 p.m., New York City time, on the date when due, in immediately available funds, without set-off or counterclaim. Any amounts received after such time on any date may, in the reasonable discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent at its offices at 388 Greenwich Street, New York, NY 10013, pursuant to wire instructions to be provided by the Administrative Agent. The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments hereunder shall be made in U.S. Dollars.

(b)If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all Obligations then due hereunder, such funds shall be applied (i) first, towards payment of Fees and expenses then due under Sections 2.19 and 10.04 payable to the Administrative Agent, (ii) second, towards payment of Fees and expenses then due under Sections 2.20 and 10.04 payable to the Lenders and towards payment of interest then due on account of the Revolving Loans, ratably among the parties entitled thereto in accordance with the amounts of such Fees and expenses and interest then due to such parties and (iii) third, towards payment of (A) principal of the Revolving Loans then due hereunder, (B) any Designated Banking Product Obligations then due, to the extent such Designated Banking Product Obligations constitute “Obligations” hereunder, and (C) any Designated Hedging Obligations then due, to the extent such Designated Hedging Obligations constitute “Obligations” hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal, Designated Banking Product Obligations constituting Obligations and Designated Hedging Obligations constituting Obligations then due to such parties. Excluded Swap Obligations with respect to any Guarantor shall not be paid with amounts received from such Guarantor or its assets, but appropriate adjustment shall be made with respect to payments from the Borrower or other Guarantors to preserve the allocations to Obligations otherwise set forth above in this Section 2.17(b).
(c)Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders, as the case may be, the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.
(d)If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.04(a), 2.04(b), 8.04 or 10.04(d), then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender’s obligations under such Sections until all such unsatisfied obligations are fully paid.
Section 2.18.Mitigation Obligations; Replacement of Lenders.
(a)If the Borrower is required to pay any additional amount or indemnification payment to any Lender under Section 2.14 or to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.16, then such Lender shall use reasonable efforts to designate a different lending office, branch or Affiliate for funding or booking its Loans hereunder, to assign its rights and obligations hereunder to another of its offices, branches or affiliates, to file any certificate or document reasonably requested by the Borrower or to take other reasonable measures, if, in the judgment of such Lender, such designation, assignment, filing or other measures (i) would eliminate or reduce amounts payable pursuant to Section 2.14 or 2.16, as the case may be, and (ii) would not subject such Lender to any unreimbursed cost or expense (other than immaterial costs and expenses) and would not otherwise be materially disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment. Nothing in this Section 2.18 shall affect or postpone any of the obligations of the Borrower or the rights of any Lender pursuant to Section 2.14 or 2.16. Furthermore, in the event a Lender exercises an option described in Section 2.01(b), and as a result the Borrower incurs any additional cost or obligation that would not have occurred but for the exercise of such option, such Lender shall cooperate with the Borrower in good faith to reduce or eliminate such cost or obligation.
(b)If, after the Restatement Effective Date, any Lender requests compensation under Section 2.14 or if the Borrower is required to pay any additional amount or indemnification payment to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.16, or if any Lender becomes a Defaulting Lender, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, (i) terminate such Lender’s Revolving Commitment and prepay such Lender’s outstanding Loans or (ii) require such Lender to assign, without recourse (in accordance with and subject to the restrictions contained in Section 10.02), all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment), in any case as of a Business Day specified in such notice from the Borrower; provided that (i) such terminated or assigning Lender shall have received payment of an amount equal to the outstanding principal of its Loans, accrued interest thereon, accrued fees and all other amounts due, owing and payable to it hereunder at the time of such termination or assignment, from the assignee (to the extent of such outstanding principal and accrued interest and fees in the case of an assignment) or the Borrower (in the case of all other amounts) and (ii) in the case of an assignment due to payments required to be made pursuant to Section 2.16, such assignment will result in a reduction in such compensation or payments.
Section 2.19.Certain Fees. The Borrower shall pay to the Administrative Agent the Fees set forth in that certain Agent Fee Letter, dated February 19, 2010, between the Administrative Agent and the Borrower, at the times set forth therein.
Section 2.20.Commitment Fee and Upfront Fee. (a) The Borrower shall pay to the Administrative Agent for the accounts of the Revolving Lenders a commitment fee (the “Commitment Fee”) for the period commencing on the Restatement Effective Date to the Revolving Facility Termination Date with respect to the applicable Revolving Commitments or the earlier date of termination of the applicable Revolving Commitment, computed (on the basis of the actual number of days elapsed over a year of 360 days) at the Commitment Fee Rate on the average daily Unused Total Revolving Commitment. Such Commitment Fee, to the extent then accrued, shall be payable quarterly in arrears (a) on the last Business Day of each March, June, September and December, (b) on the Revolving Facility Termination Date with respect to the applicable Revolving Commitments, and (c) as provided in Section 2.11 hereof, upon any reduction or termination in whole or in part of the Total Revolving Commitment.
(a)The Borrower shall pay on the Restatement Effective Date to the Administrative Agent for the account of each Lender as of such date, an upfront fee in an amount as set forth in a separate fee letter entered into by the Borrower and such Lender on or prior to the Restatement Effective Date (such upfront fees, the “Upfront Fees”).
Section 2.21.[Reserved].
Section 2.22.Nature of Fees. All Fees shall be paid on the dates due, in immediately available funds, to the Administrative Agent, as provided herein and in the fee letters described in Section 2.19 and Section 2.20. Once paid, none of the Fees shall be refundable under any circumstances.
Section 2.23.Right of Set-Off. Upon the occurrence and during the continuance of any Event of Default pursuant to Section 7.01(b), the Administrative Agent and each Lender (and their respective banking Affiliates) are hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final but excluding deposits in the Escrow Accounts, Payroll Accounts and other accounts, in each case, held in trust for an identified beneficiary) at any time held and other indebtedness at any time owing by the Administrative Agent and each such Lender (or any of such banking Affiliates) to or for the credit or the account of the Borrower or any Guarantor against any and all of any such overdue amounts owing under the Loan Documents, irrespective of whether or not the Administrative Agent or such Lender shall have made any demand under any Loan Document; provided that in the event that any Defaulting Lender exercises any such right of setoff, (x) all amounts so set off will be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.26(d) and, pending such payment, will be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent and the Revolving Lenders and (y) the Defaulting Lender will provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. Each Lender agrees promptly to notify the Borrower and the Administrative Agent after any such set-off and application made by such Lender (or any of such banking Affiliates) and the Administrative Agent agrees promptly to notify the Borrower after any such set-off and application made by it (or any of its banking Affiliates), as the case may be, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Lender and the Administrative Agent under this Section 2.23 are in addition to other rights and remedies which such Lender and the Administrative Agent may have upon the occurrence and during the continuance of any Event of Default.
Section 2.24.[Reserved].

Section 2.25.Payment of Obligations. Subject to the provisions of Section 7.01, upon the maturity (whether by acceleration or otherwise) of any of the Obligations under this Agreement or any of the other Loan Documents of the Borrower, the Lenders shall be entitled to immediate payment of such Obligations.
Section 2.26.Defaulting Lenders.
(a)If at any time any Lender becomes a Defaulting Lender, then the Borrower may, on ten (10) Business Days’ prior written notice to the Administrative Agent and such Lender, replace such Lender by causing such Lender to (and such Lender shall be obligated to) assign pursuant to Section 10.02(b) (with the assignment fee to be waived in such instance and subject to any consents required by such Section) all of its rights and obligations under this Agreement to one or more assignees; provided that neither the Administrative Agent nor any Lender shall have any obligation to the Borrower to find a replacement Lender or other such Person.
(b)Any Lender being replaced pursuant to Section 2.26(a) shall (i) execute and deliver an Assignment and Acceptance with respect to such Lender’s outstanding Commitments and Loans, and (ii) deliver any documentation evidencing such Loans to the Borrower or the Administrative Agent. Pursuant to such Assignment and Acceptance, (A) the assignee Lender shall acquire all or a portion, as specified by the Borrower and such assignee, of the assigning Lender’s outstanding Commitments and Loans, (B) all obligations of the Borrower owing to the assigning Lender relating to the Commitments and Loans so assigned shall be paid in full by the assignee Lender to such assigning Lender concurrently with such Assignment and Acceptance (including, without limitation, any amounts owed under Section 2.15 due to such replacement occurring on a day other than the last day of an Interest Period), and (C) upon such payment and, if so requested by the assignee Lender, delivery to the assignee Lender of the appropriate documentation executed by the Borrower in connection with previous Borrowings, the assignee Lender shall become a Lender hereunder and the assigning Lender shall cease to constitute a Lender hereunder with respect to such assigned Commitments and Loans, except with respect to indemnification provisions under this Agreement, which shall survive as to such assigning Lender; provided that an assignment contemplated by this Section 2.26(b) shall become effective notwithstanding the failure by the Lender being replaced to deliver the Assignment and Acceptance contemplated by this Section 2.26(b), so long as the other actions specified in this Section 2.26(b) shall have been taken.
(c)Anything herein to the contrary notwithstanding, if a Revolving Lender becomes, and during the period it remains, a Defaulting Lender, during such period, such Defaulting Lender shall not be entitled to any fees accruing during such period pursuant to Section 2.20 (without prejudice to the rights of the Non-Defaulting Lenders in respect of such fees).
(d)Any amount paid by the Borrower or otherwise received by the Administrative Agent for the account of a Defaulting Lender under this Agreement (whether on account of principal, interest, fees, indemnity payments or other amounts) will not be paid or distributed to such Defaulting Lender, but shall instead be retained by the Administrative Agent in a segregated account until (subject to Section 2.26(f)) the termination of the Revolving Commitments and payment in full of all obligations of the Borrower hereunder and will be applied by the Administrative Agent, to the fullest extent permitted by law, to the making of payments from time to time in the following order of priority:
    first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent, second, to the payment of the default interest and then current interest due and payable to the Revolving Lenders which are Non-Defaulting Lenders hereunder, ratably among them in accordance with the amounts of such interest then due and payable to them, third, to the payment of fees then due and payable to the Non-Defaulting Lenders hereunder, ratably among them in accordance with the amounts of such fees then due and payable to them, fourth, to the ratable payment of other amounts then due and payable to the Non-Defaulting Lenders, and fifth, after the termination of the Revolving Commitments and payment in full of all obligations of the Borrower hereunder, to pay amounts owing under this Agreement to such Defaulting Lender or as a court of competent jurisdiction may otherwise direct.
(e)The Borrower may terminate the unused amount of the Commitment of any Lender that is a Defaulting Lender upon not less than ten (10) Business Days’ prior notice to the Administrative Agent (which shall promptly notify the Revolving Lenders thereof), and in such event the provisions of Section 2.26(d) will apply to all amounts thereafter paid by the Borrower for the account of such Defaulting Lender under this Agreement (whether on account of principal, interest, fees, indemnity or other amounts), provided that (i) no Event of Default shall have occurred and be continuing and (ii) such termination shall not be deemed to be a waiver or release of any claim the Borrower, the Administrative Agent, or any Lender may have against such Defaulting Lender.
(f)If the Borrower and the Administrative Agent agree in writing that a Revolving Lender that is a Defaulting Lender should no longer be deemed to be a Defaulting Lender, the Administrative Agent will so notify the Revolving Lenders, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein, such Revolving Lender shall purchase at par such portions of outstanding Revolving Loans of the other Revolving Lenders, and/or make such other adjustments, as the Administrative Agent may determine to be necessary to cause the Revolving Lenders to hold Revolving Loans on a pro rata basis in accordance with their respective Revolving Commitments, whereupon such Revolving Lender shall cease to be a Defaulting Lender and will be a Non-Defaulting Lender; provided that no adjustments shall be made retroactively with respect to fees accrued while such Revolving

Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Non-Defaulting Lender shall constitute a waiver or release of any claim of any party hereunder arising from such Revolving Lender’s having been a Defaulting Lender.
(g)[Reserved].
Section 2.27.Increase in Commitment.
(a)Borrowing Request. The Borrower may by written notice to the Administrative Agent request, prior to the then latest Revolving Facility Maturity Date, an increase to the existing Revolving Commitments; provided that after giving effect to such increase, the Total Revolving Commitments shall not exceed $1,250,000,000. Such notice shall specify (i) the date (each, an “Increase Effective Date”) on which the Borrower proposes that the increased Commitments shall be effective, which shall be a date not less than 10 Business Days after the date on which such notice is delivered to the Administrative Agent and (ii) the identity of each Eligible Assignee to whom the Borrower proposes any portion of such increased Commitments be allocated (each, a “New Lender”) and the amounts of such allocations; provided that any existing Lender approached to provide all or a portion of the increased Commitments may elect or decline, in its sole discretion, to provide such increased Commitment.
(b)Conditions. The increased Commitments shall become effective, as of such Increase Effective Date provided that:
(i)each of the conditions set forth in Section 4.02 shall be satisfied on such Increase Effective Date;
(ii)after giving pro forma effect to the increased Commitments and any Revolving Extensions of Credit to be made on such Increase Effective Date, the Borrower shall, (x) prior to the Collateral Release Date, be in pro forma compliance with the covenant set forth in Section 6.09(a) and, (y) on and after the Collateral Release Date, be in pro forma compliance with the covenant set forth in Section 6.08(b).
(iii)no Event of Default shall have occurred and be continuing or would result from giving effect to the increased Commitments on such Increase Effective Date; and
(iv)the Borrower shall deliver or cause to be delivered any legal opinions or other documents reasonably requested by the Administrative Agent in connection with any such transaction.
(c)Terms of Revolving Loans and Commitments. The terms and provisions of Revolving Loans made pursuant to the increased Commitments shall be identical to the Revolving Loans. The increased Commitments shall be effected by a joinder agreement (the “Increase Joinder”) executed by the Borrower, the Administrative Agent and each Lender making such increased Commitment, in form and substance satisfactory to each of them. The Increase Joinder may, without the consent of any other Lenders, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the opinion of the Administrative Agent, to effect the provisions of this Section 2.27. In addition, unless otherwise specifically provided herein, all references in the Loan Documents to Revolving Loans shall be deemed, unless the context otherwise requires, to include references to Revolving Loans made pursuant to any increased Revolving Commitments made pursuant to this Agreement.
(d)Adjustment of Revolving Loans. Each of the existing Revolving Lenders shall assign to each of the applicable New Lenders, and each of the New Lenders shall purchase from each of the existing Revolving Lenders, at the principal amount thereof (together with accrued interest), such interests in the Revolving Loans outstanding on such Increase Effective Date as shall be necessary in order that, after giving effect to all such assignments and purchases, such Revolving Loans will be held by the existing Lenders and New Lenders ratably in accordance with their Revolving Commitments after giving effect to the increased Revolving Commitments on such Increase Effective Date. If there is a new Borrowing of Revolving Loans on such Increase Effective Date, the Revolving Lenders after giving effect to such Increase Effective Date shall make such Revolving Loans in accordance with Section 2.01(a). Any amounts owed under Section 2.15 due to a reallocation of SOFR Loans pursuant to this Section 2.27(d) occurring on a day other than the last day of an Interest Period applicable thereto shall be payable by the Borrower pursuant to Section 2.15.
(e)Equal and Ratable Benefit. The Revolving Loans and Commitments established pursuant to this paragraph shall constitute Revolving Loans and Commitments under, and shall be entitled to all the benefits afforded by, this Agreement and the other Loan Documents and shall, without limiting the foregoing, benefit equally and ratably from the security interests created by the Collateral Documents.
Section 2.28.Extension of the Revolving Facility.
(a)Notwithstanding anything to the contrary in this Agreement, pursuant to one or more offers (each, an “Extension Offer”) made from time to time by the Borrower to all Lenders holding Revolving Commitments with a like maturity date, on a pro rata basis (based on the aggregate Revolving Commitments with a like maturity date) and on the same terms to each such Lender, the Borrower is hereby permitted to consummate from time to time transactions with individual Lenders that accept the terms contained in such Extension Offers to extend the maturity date of each such Lender’s Revolving Commitments and otherwise modify the terms of such Revolving Commitments pursuant to the terms of the relevant Extension Offer (including, without limitation, by the changing interest rate or fees payable in respect of such Revolving Commitments (and related outstandings)) (each, an “Extension”, and each group of Revolving Commitments, as so extended, as well as the original Revolving Commitments not so extended, being a “tranche”, and any Extended Revolving Commitments shall constitute a separate tranche of Revolving Commitments from the tranche of Revolving Commitments from which they were converted), so long as the following terms are satisfied:

    (i)     no Default or Event of Default shall have occurred and be continuing at the time the offering document in respect of an Extension Offer is delivered to the Lenders (the “Extension Offer Date”),
    (ii)     except as to interest rates, fees and final maturity (which shall be set forth in the relevant Extension Offer), the Revolving Commitment of any Revolving Lender that agrees to an Extension with respect to such Revolving Commitment extended pursuant to an Extension (an “Extended Revolving Commitment”), and the related outstandings, shall be a Revolving Commitment (or related outstandings, as the case may be) with the same terms as the original Revolving Commitments (and related outstandings); provided that (1) the borrowing and repayment (except for (A) payments of interest and fees at different rates on Extended Revolving Commitments (and related outstandings), (B) repayments required upon the maturity date of the non-extending Revolving Commitments and (C) repayment made in connection with a permanent repayment and termination of commitments) of Loans with respect to Extended Revolving Commitments after the applicable Extension date shall be made on a pro rata basis with all other Revolving Commitments, (2) the permanent repayment of Revolving Loans with respect to, and termination of, Extended Revolving Commitments after the applicable Extension date shall be made on a pro rata basis with all other Revolving Commitments, except that the Borrower shall be permitted to permanently repay and terminate commitments of any such tranche on a better than a pro rata basis as compared to any other tranche with a later maturity date than such tranche, (3) assignments and participations of Extended Revolving Commitments and extended Revolving Loans shall be governed by the same assignment and participation provisions applicable to Revolving Commitments and Revolving Loans and (4) at no time shall there be Revolving Commitments hereunder (including Extended Revolving Commitments and any original Revolving Commitments) which have more than two different maturity dates,
    (iii)     if the aggregate principal amount of Revolving Commitments in respect of which Revolving Lenders shall have accepted the relevant Extension Offer shall exceed the maximum aggregate principal amount of Revolving Commitments, as the case may be, offered to be extended by the Borrower pursuant to such Extension Offer, then the Revolving Loans of such Revolving Lenders shall be extended ratably up to such maximum amount based on the respective principal amounts (but not to exceed actual holdings of record) with respect to which such Revolving Lenders have accepted such Extension Offer,
    (iv)     if the aggregate principal amount of Revolving Commitments in respect of which Revolving Lenders shall have accepted the relevant Extension Offer shall be less than the maximum aggregate principal amount of Revolving Commitments, as the case may be, offered to be extended by the Borrower pursuant to such Extension Offer, then the Borrower may require each Revolving Lender that does not accept such Extension Offer to assign pursuant to Section 10.02 no later than forty-five (45) days after the

Extension Offer Date its pro rata share of the outstanding Revolving Commitments and Revolving Loans offered to be extended pursuant to such Extension Offer to one or more assignees which have agreed to such assignment and to extend the applicable Revolving Facility Maturity Date; provided that (1) each Revolving Lender that does not respond affirmatively within thirty (30) days of the Extension Offer Date shall be deemed not to have accepted such Extension Offer, (2) each assigning Revolving Lender shall have received payment of an amount equal to the outstanding principal of its Revolving Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts), (3) the processing and recordation fee specified in Section 10.02(b) shall be paid by the Borrower or such assignee and (4) the assigning Revolving Lender shall continue to be entitled to the rights under Section 10.04 for any period prior to the effectiveness of such assignment,
    (v)     all documentation in respect of such Extension shall be consistent with the foregoing, and
    (vi)     any applicable Minimum Extension Condition shall be satisfied unless waived by the Borrower. For the avoidance of doubt, no Lender shall be obligated to accept any Extension Offer.
(b)With respect to all Extensions consummated by the Borrower pursuant to this Section, (i) such Extensions shall not constitute voluntary or mandatory payments or prepayments for purposes of Section 2.12 or Section 2.13 and (ii) each Extension Offer shall specify the minimum amount of Revolving Commitments to be tendered, which shall be a minimum amount approved by the Administrative Agent (a “Minimum Extension Condition”). The Administrative Agent and the Lenders hereby consent to the transactions contemplated by this Section (including, for the avoidance of doubt, payment of any interest, fees or premium in respect of any Extended Revolving Commitments on such terms as may be set forth in the relevant Extension Offer) and hereby waive the requirements of any provision of this Agreement (including, without limitation, Section 2.11, 2.12, 2.17 and 8.08) or any other Loan Document that may otherwise prohibit any such Extension or any other transaction contemplated by this Section 2.28.
(c)The consent of the Administrative Agent shall be required to effectuate any Extension, such consent not to be unreasonably withheld. No consent of any Lender shall be required to effectuate any Extension, other than the consent of each Lender agreeing to such Extension with respect to one or more of its Revolving Commitments (or a portion thereof) (or, in the case of an Extension pursuant to clause (iv) of Section 2.28(a), the consent of the assignee agreeing to the assignment of one or more Revolving Commitments and/or Revolving Loans). All Extended Revolving Commitments and all obligations in respect thereof shall be Obligations under this Agreement and the other Loan Documents that are secured by the Collateral on a pari passu basis with all other applicable Obligations under this Agreement and the other Loan Documents. The Lenders hereby irrevocably authorize the Administrative Agent to enter into amendments to this Agreement and the other Loan Documents (each, an “Extension Amendment”) with the Borrower as may be necessary in order to establish new tranches or sub-tranches in respect of Revolving Commitments so extended and such technical amendments as may be necessary or appropriate in the reasonable opinion of the Administrative Agent and the Borrower in connection with the establishment of such new tranches or sub-tranches, in each case on terms consistent with this Section 2.28.
(d)In connection with any Extension, the Borrower shall provide the Administrative Agent at least five (5) Business Days (or such shorter period as may be agreed by the Administrative Agent) prior written notice thereof, and shall agree to such procedures (including, without limitation, regarding timing, rounding and other adjustments and to ensure reasonable administrative management of the credit facilities hereunder after such Extension), if any, as may be established by, or acceptable to, the Administrative Agent, in each case acting reasonably to accomplish the purposes of this Section 2.28.
Section 2.29.Benchmark Replacement Setting.
(a)Benchmark Replacement. Notwithstanding anything to the contrary herein or in any other Loan Document, upon the occurrence of a Benchmark Transition Event, the Administrative Agent and the Borrower may amend this Agreement to replace the then-current Benchmark with a Benchmark Replacement. Any such amendment with respect to a Benchmark Transition Event will become effective at 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the Administrative Agent has posted such proposed amendment to all affected Lenders and the Borrower so long as the Administrative Agent has not received, by such time, written notice of objection to such amendment from Lenders comprising the Required Lenders. No replacement of a Benchmark with a Benchmark Replacement pursuant to this Section 2.29(a)(i) will occur prior to the applicable Benchmark Transition Start Date.
(b)Benchmark Replacement Conforming Changes. In connection with the use, administration, adoption or implementation of a Benchmark Replacement, the Administrative Agent will, subject to the consent of the Borrower, have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments entered into by the Administrative Agent and the Borrower implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.
(c)Notices; Standards for Decisions and Determinations. The Administrative Agent will promptly notify the Borrower and the Lenders of (i) the implementation of any Benchmark Replacement and (ii) the effectiveness of any Conforming Changes in connection with the use, administration, adoption or implementation of a Benchmark Replacement. The Administrative Agent will notify the Borrower of (x) the removal or reinstatement of any tenor of a Benchmark pursuant to Section 2.29(d) and (v) the commencement of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 2.29, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 2.29.
(d)Unavailability of Tenor of Benchmark. Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate (including Term SOFR Reference Rate) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (B) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is not or will not be representative, then the Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is not or will not be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for all Benchmark settings at or after such time to reinstate such previously removed tenor.
(e)Benchmark Unavailability Period. Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, (i) the Borrower may revoke any pending request for a Borrowing of, conversion to or continuation of SOFR Loans to be made, converted or continued during any Benchmark Unavailability Period and, failing that, the Borrower will be deemed to have converted any such request into a request for a Borrowing of or conversion to ABR Loans and (ii) any outstanding affected SOFR Loans will be deemed to have been converted to ABR Loans at the end of the applicable Interest Period. During a Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of ABR based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of ABR.
Section 2.30.Inability to Determine Rates. Subject to Section 2.29, if, on or prior to the first day of any Interest Period for any SOFR Loan the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that “Term SOFR” cannot be determined pursuant to the definition thereof, the Administrative Agent will promptly so notify the Borrower and each Lender.
Upon notice thereof by the Administrative Agent to the Borrower, any obligation of the Lenders to make SOFR Loans, and any right of the Borrower to continue SOFR Loans or to convert ABR Loans to SOFR Loans, shall be suspended (to the extent of the affected SOFR Loans or affected

Interest Periods) until the Administrative Agent revokes such notice. Upon receipt of such notice, (i) the Borrower may revoke any pending request for a borrowing of, conversion to or continuation of SOFR Loans (to the extent of the affected SOFR Loans or affected Interest Periods) or, failing that, the Borrower will be deemed to have converted any such request into a request for a Borrowing of or conversion to ABR Loans in the amount specified therein and (ii) any outstanding affected SOFR Loans will be deemed to have been converted into ABR Loans at the end of the applicable Interest Period. Upon any such conversion, the Borrower shall also pay accrued interest on the amount so converted, together with any additional amounts required pursuant to Section 2.15. Subject to Section 2.29, if the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that “Term SOFR” cannot be determined pursuant to the definition thereof on any given day, the interest rate on ABR Loans shall be determined by the Administrative Agent without reference to clause (c) of the definition of “ABR” until the Administrative Agent revokes such determination.
SECTION 3.

REPRESENTATIONS AND WARRANTIES
In order to induce the Lenders to make Loans hereunder, the Borrower and each of the Guarantors jointly and severally represent and warrant as follows:
Section 3.1.Organization and Authority. Each of the Borrower and the Guarantors (a) is duly organized, validly existing and in good standing (to the extent such concept is applicable in the applicable jurisdiction) under the laws of the jurisdiction of its organization and is duly qualified and in good standing in each other jurisdiction in which the failure to so qualify would have a Material Adverse Effect and (b) has the requisite corporate or limited liability company power and authority to effect the Transactions, to own or lease and operate its properties and to conduct its business as now or currently proposed to be conducted.
Section 3.2.Air Carrier Status. (a) The Borrower is an “air carrier” within the meaning of Section 40102 of Title 49 and holds a certificate under Section 41102 of Title 49. The Borrower holds an air carrier operating certificate issued pursuant to Chapter 447 of Title 49. The Borrower is a “citizen of the United States” as defined in Section 40102(a)(15) of Title 49 and as that statutory provision has been interpreted by the DOT pursuant to its policies (a “United States Citizen”). The Borrower possesses all necessary certificates, franchises, licenses, permits, rights, designations, authorizations, exemptions, concessions, frequencies and consents which relate to the operation of the routes flown by it and the conduct of its business and operations as currently conducted except where failure to so possess would not, in the aggregate, have a Material Adverse Effect.
(b) So long as no Airlines Merger has occurred, (i) Hawaiian is an “air carrier” within the meaning of Section 40102 of Title 49 and holds a certificate under Section 41102 of Title 49, (ii) Hawaiian holds an air carrier operating certificate issued pursuant to Chapter 447 of Title 49 and (iii) Hawaiian is a “citizen of the United States” as defined in Section 40102(a)(15)

of Title 49 and as that statutory provision has been interpreted by the DOT pursuant to its policies (a “United States Citizen”). Hawaiian possesses all necessary certificates, franchises, licenses, permits, rights, designations, authorizations, exemptions, concessions, frequencies and consents which relate to the operation of the routes flown by it and the conduct of its business and operations as currently conducted except where failure to so possess would not, in the aggregate, have a Material Adverse Effect.
Section 3.3.Due Execution. The execution, delivery and performance by each of the Borrower and the Guarantors of each of the Loan Documents to which it is a party (a) are within the respective corporate or limited liability company powers of each of the Borrower and the Guarantors, have been duly authorized by all necessary corporate or limited liability company action, including the consent of shareholders or members where required, and do not (i) contravene the charter, by-laws or limited liability company agreement (or equivalent documentation) of the Borrower or any of the Guarantors, (ii) violate any applicable law (including, without limitation, the Securities Exchange Act of 1934) or regulation (including, without limitation, Regulations T, U or X of the Board), or any order or decree of any court or Governmental Authority, other than violations by the Borrower or the Guarantors which would not reasonably be expected to have a Material Adverse Effect, (iii) conflict with or result in a breach of, or constitute a default under, any material indenture, mortgage or deed of trust or any material lease, agreement or other instrument binding on the Borrower or the Guarantors or any of their properties, which, in the aggregate, would reasonably be expected to have a Material Adverse Effect, or (iv) result in or require the creation or imposition of any Lien upon any of the property of the Borrower or any of the other Grantors other than the Liens granted pursuant to this Agreement or the other Loan Documents; and (b) do not require the consent, authorization by or approval of or notice to or filing or registration with any Governmental Authority or any other Person, other than (i) the filing of financing statements under the UCC, (ii) the filings and consents contemplated by the Collateral Documents, (iii) approvals, consents and exemptions that have been obtained on or prior to the Restatement Effective Date and remain in full force and effect, (iv) consents, approvals and exemptions that the failure to obtain in the aggregate would not be reasonably expected to result in a Material Adverse Effect and (v) routine reporting obligations. Each Loan Document to which the Borrower or a Guarantor is a party has been duly executed and delivered by the Borrower and each of the Guarantors party thereto. This Agreement and the other Loan Documents to which the Borrower or any of the Guarantors is a party, each is a legal, valid and binding obligation of the Borrower and each Guarantor party thereto, enforceable against the Borrower and the Guarantors, as the case may be, in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.
Section 3.4.Statements Made.
(a)The written information furnished by or on behalf of the Borrower to the Administrative Agent or any Lender in connection with the negotiation of this Agreement (as modified or supplemented by other written information so furnished), together with the Annual Report on Form 10-K for 2023 of AAG filed with the SEC and all Quarterly Reports on Form 10-Q or Current Reports on Form 8-K that have been filed after December 31, 2023, by AAG, with the SEC (as amended), taken as a whole as of the Restatement Effective Date did not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made therein not misleading in light of the circumstances in which such information was provided; provided that, with respect to projections, estimates or other forward-looking information the Borrower represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time.
(b)The Annual Report on Form 10-K of AAG most recently filed with the SEC, and each Quarterly Report on Form 10-Q and Current Report on Form 8-K of AAG filed with the SEC subsequently and prior to the date that this representation and warranty is being made, did not as of the date filed with the SEC (giving effect to any amendments thereof made prior to the date that this representation and warranty is being made) contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.
Section 3.5.Financial Statements; Material Adverse Change.
(a)The audited consolidated financial statements of AAG and its Subsidiaries for the fiscal year ended December 31, 2023, included in AAG’s Annual Report on Form 10-K for 2023 filed with the SEC, as amended, present fairly, in all material respects, in accordance with GAAP, the financial condition, results of operations and cash flows of AAG and its Subsidiaries on a consolidated basis as of such date and for such period.
(b)Except as disclosed in AAG’s Annual Report on Form 10-K for 2023 or any subsequent report filed by AAG on Form 10-Q or Form 8-K with the SEC, since December 31, 2023, there has been no Material Adverse Change.
Section 3.6.Ownership of Subsidiaries. As of the Restatement Effective Date, other than as set forth on Schedule 3.06, (a) each of the Persons listed on Schedule 3.06 is a wholly-owned, direct or indirect Subsidiary of AAG, and (b) AAG owns no other Subsidiaries, whether directly or indirectly.
Section 3.7.Liens. There are no Liens of any nature whatsoever on any Collateral or Pool Assets, as applicable, other than Permitted Liens.
Section 3.8.Use of Proceeds. The proceeds of the Loans shall be used for working capital or other general corporate purposes of AAG and its Subsidiaries (including the repayment of indebtedness and the payment of fees and transaction costs as contemplated hereby and as referred to in Sections 2.19 and 2.20).
Section 3.9.Litigation and Compliance with Laws.

(a)Except as disclosed in AAG’s Annual Report on Form 10-K for 2023 or any subsequent report filed by AAG on Form 10-Q or Form 8-K with the SEC since December 31, 2023, there are no actions, suits, proceedings or investigations pending or, to the knowledge of the Borrower or the Guarantors, threatened against the Borrower or the Guarantors or any of their respective properties (including any properties or assets that constitute Collateral under the terms of the Loan Documents), before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, that (i) are likely to have a Material Adverse Effect or (ii) would reasonably be expected to affect the legality, validity, binding effect or enforceability of the Loan Documents or, in any material respect, the rights and remedies of the Administrative Agent or the Lenders thereunder or in connection with the Transactions.
(b)Except with respect to any matters that, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect, the Borrower and each Guarantor to its knowledge is currently in compliance with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all Governmental Authorities, in respect of the conduct of its business and ownership of its property.
Section 3.10.Slot Utilization; Pledged Routes. If FAA Slots, Foreign Slots or Routes are included in the Collateral or Pool Assets, as applicable, except for matters which would not reasonably be expected to have a Material Adverse Effect:
(a)    the Borrower and the other Grantors, as applicable, are utilizing, or causing to be utilized, such Pledged FAA Slots (if any) included in the Collateral or Pool Assets, as applicable (except any such Pledged FAA Slots which are reasonably determined by the Borrower to be of de minimis value or surplus to the Borrower’s or such Guarantor’s needs) in a manner consistent in all material respects with applicable rules, regulations, laws and contracts in order to preserve both their respective right to hold and operate such Pledged FAA Slots, taking into account any waivers or other relief granted to the Borrower or any Guarantor by the FAA, other applicable U.S. Governmental Authorities or U.S. Airport Authorities. Neither the Borrower nor any Guarantor has received any written notice from the FAA, other applicable U.S. Governmental Authorities or U.S. Airport Authorities, or is otherwise aware of any other event or circumstance, that would be reasonably likely to impair in any material respect its respective right to hold and operate any Pledged FAA Slot included in the Collateral or Pool Assets, as applicable, except for any such impairment that, either individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect;
(b)    the Borrower and the other Grantors, as applicable, are utilizing, or causing to be utilized, their respective Pledged Foreign Slots (if any) (except Pledged Foreign Slots which are reasonably determined by the Borrower to be of de minimis value or surplus to the Borrower’s needs) in a manner consistent in all material respects with applicable rules, regulations, foreign laws and contracts in order to preserve both their respective right to hold and operate the Pledged Foreign Slots, taking into account any waivers or other relief granted to the Borrower or any Grantor by any applicable Foreign Aviation Authority or foreign Airport

Authorities. Neither the Borrower nor any other Grantor has received any written notice from any applicable Foreign Aviation Authority or foreign Airport Authorities, or is otherwise aware of any other event or circumstance, that would be reasonably likely to impair in any material respect its respective right to hold and operate any Pledged Foreign Slot, except for any such impairment that, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect; and
(c)    (x) each of the Borrower and the other Grantors, as applicable, hold the requisite authority to operate each of its respective Pledged Routes (if any) pursuant to Title 49, applicable foreign law, and the applicable rules and regulations of the FAA, DOT and any applicable Foreign Aviation Authorities with jurisdiction over its Pledged Routes, and each is in compliance in all material respects with all of the terms, conditions and limitations of each related certificate or order issued by the DOT and the applicable Foreign Aviation Authorities with jurisdiction over its Pledged Routes regarding such Pledged Routes and with all applicable provisions of Title 49, applicable foreign law, and the applicable rules and regulations of the FAA,DOT and any Foreign Aviation Authorities with jurisdiction over its Pledged Routes regarding such Pledged Routes, and (y) there exists no failure of either the Borrower or any applicable Grantor to comply with such terms, conditions or limitations that gives the FAA, DOT or any applicable Foreign Aviation Authorities with jurisdiction over its Pledged Routes the right to terminate, cancel, suspend, withdraw or modify in any materially adverse respect the rights of the Borrowers and the other Grantors, as applicable, in any such Pledged Route, except to the extent that such failure could not reasonably be expected to have a Collateral Material Adverse Effect.
Section 3.11.Margin Regulations; Investment Company Act.
(a)Neither the Borrower nor any Guarantor is engaged, principally or as one of its important activities, in the business of purchasing or carrying margin stock (within the meaning of Regulation U issued by the Board, “Margin Stock”), or extending credit for the purpose of purchasing or carrying Margin Stock, and no proceeds of any Loans will be used to purchase or carry any Margin Stock or to extend credit to others for the purpose of purchasing or carrying any Margin Stock in violation of Regulation U.
(b)Neither the Borrower nor any Guarantor is, or after the making of the Loans will be, or is required to be, registered as an “investment company” under the Investment Company Act of 1940, as amended. The making of any Loan, the application of the proceeds of any Loan or repayment of any Loan by the Borrower or the consummation of the other transactions contemplated by the Loan Documents will not violate any provision of such Act or any rule, regulation or order of the SEC thereunder.
Section 3.12.Ownership of Collateral and Pool Assets. The Borrower and each Subsidiary of the Borrower, as applicable, has good title to the Collateral or Pool Assets, as applicable, owned by it, free and clear of all Liens other than Permitted Liens.

Section 3.13.Perfected Security Interests. The Collateral Documents, taken as a whole, are effective to create in favor of the Administrative Agent, for the benefit of the Secured Parties, a legal, valid and enforceable security interest in all of the Collateral to the extent purported to be created thereby, subject as to enforceability to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law. With respect to the Collateral as of the Restatement Effective Date, at such time as (a) financing statements in appropriate form are filed in the appropriate offices (and the appropriate fees are paid) and (b) the execution of the Account Control Agreements, the Administrative Agent, for the benefit of the Secured Parties, shall have a first priority perfected security interest and/or mortgage (or comparable Lien) in all of such Collateral to the extent that the Liens on such Collateral may be perfected upon the filings or recordations or upon the taking of the actions described in clauses (a) and (b) above, subject in each case only to Permitted Liens, and such security interest is entitled to the benefits, rights and protections afforded under the Collateral Documents applicable thereto (subject to the qualification set forth in the first sentence of this Section 3.13).
Section 3.14.Payment of Taxes. Each of AAG and its Subsidiaries has timely filed or caused to be filed all Tax returns and reports required to have been filed by it and has paid or caused to be paid when due all Taxes required to have been paid by it, except and solely to the extent that, in each case (a) such Taxes are being contested in good faith by appropriate proceedings or (b) the failure to do so would not reasonably be expected to result in a Material Adverse Effect.
Section 3.15.Anti-Corruption Laws and Sanctions. AAG has implemented and maintains in effect policies and procedures intended to ensure compliance by AAG, its Subsidiaries and, when acting in such capacity, their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions, and AAG and its Subsidiaries are in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects. None of AAG, any of its Subsidiaries or, to the knowledge of AAG and the Borrower, any of their respective directors or officers is a Sanctioned Person.
SECTION 4.

CONDITIONS OF LENDING
Section 4.1.Conditions Precedent to Restatement Effective Date. This Agreement shall become effective on the date on which the following conditions precedent shall have been satisfied (or waived by the Lenders in accordance with Section 10.08 and by the Administrative Agent):
(a)Supporting Documents. The Administrative Agent shall have received with respect to the Borrower and the Guarantors in form and substance reasonably satisfactory to the Administrative Agent:

(i)a certificate of the Secretary of State of the state of such entity’s incorporation or formation, dated as of a recent date, as to the good standing of that entity (to the extent available in the applicable jurisdiction) and as to the charter documents on file in the office of such Secretary of State;
(ii)a certificate of the Secretary or an Assistant Secretary (or similar officer), of such entity dated the Restatement Effective Date and certifying (A) that attached thereto is a true and complete copy of the certificate of incorporation or formation and the by-laws or limited liability company or other operating agreement (as the case may be) of that entity as in effect on the date of such certification, (B) that attached thereto is a true and complete copy of resolutions adopted by the board of directors, board of managers or members of that entity authorizing the Borrowings hereunder, the execution, delivery and performance in accordance with their respective terms of this Agreement, the other Loan Documents and any other documents required or contemplated hereunder or thereunder, and the granting of the security interest in the Liens contemplated hereby or the other Loan Documents (in each case to the extent applicable to such entity), (C) that the certificate of incorporation or formation of that entity has not been amended since the date of the last amendment thereto indicated on the certificate of the Secretary of State furnished pursuant to clause (i) above, and (D) as to the incumbency and specimen signature of each officer of that entity executing this Agreement and the Loan Documents or any other document delivered by it in connection herewith or therewith (such certificate to contain a certification by another officer of that entity as to the incumbency and signature of the officer signing the certificate referred to in this clause (ii)); and
(iii)an Officer’s Certificate from the Borrower certifying (A) as to the truth in all material respects of the representations and warranties made by it contained in the Loan Documents as though made on the Restatement Effective Date, except to the extent that any such representation or warranty relates to a specified date, in which case as of such date (provided that any representation or warranty that is qualified by materiality, “Material Adverse Change” or “Material Adverse Effect” shall be true and correct in all respects as of the applicable date, before and after giving effect to the Transactions) and (B) as to the absence of any event occurring and continuing, or resulting from the Transactions, that constitutes an Event of Default.
(b)Credit Agreement. Each party hereto shall have duly executed and delivered to the Administrative Agent this Agreement.
(c)[Reserved].
(d)[Reserved].
(e)Opinions of Counsel. The Administrative Agent and the Lenders shall have received:

(i)a written opinion of the Borrower’s Legal Department, in form and substance reasonably satisfactory to the Administrative Agent and the Lenders;
(ii)a written opinion of Debevoise & Plimpton LLP, special New York counsel to the Borrower and the Guarantors, dated the Restatement Effective Date, in form and substance reasonably satisfactory to the Administrative Agent and the Lenders; and
(iii)a written opinion of Milbank LLP, special New York counsel to the Administrative Agent, dated the Restatement Effective Date, in form and substance reasonably satisfactory to the Administrative Agent.
(f)Payment of Fees and Expenses. The Borrower shall have paid to the Administrative Agent and the Lenders (i) the then unpaid balance of all accrued and unpaid Fees due, owing and payable under and pursuant to this Agreement, including, as referred to in Sections 2.19 and Section 2.20, and all reasonable and documented out-of-pocket expenses of the Administrative Agent (including reasonable attorneys’ fees of Milbank LLP) for which invoices have been presented at least one Business Day prior to the Restatement Effective Date and (ii) all “Commitment Fees” accrued under the Existing Credit Agreement (as defined therein) up to but excluding the Restatement Effective Date and any other amounts due and owing to the Lenders or the Administrative Agent by the Borrower under the Existing Credit Agreement.
(g)[Reserved].
(h)Consents. All material governmental and third-party consents and approvals necessary in connection with the financing contemplated hereby shall have been obtained, in form and substance reasonably satisfactory to the Administrative Agent, and be in full force and effect.
(i)Representations and Warranties. All representations and warranties of the Borrower and the Guarantors contained in this Agreement and the other Loan Documents executed and delivered on the Restatement Effective Date shall be true and correct in all material respects on and as of the Restatement Effective Date, as though made on and as of such date (except to the extent any such representation or warranty by its terms is made as of a different specified date, in which case as of such specified date); provided that any representation or warranty that is qualified by materiality, “Material Adverse Change” or “Material Adverse Effect” shall be true and correct in all respects, as though made on and as of the applicable date, after giving effect to the Transactions.
(j)No Default or Event of Default. Before and after giving effect to the Transactions, no Default or Event of Default shall have occurred and be continuing on the Restatement Effective Date.

(k)Patriot Act. The Lenders shall have received at least five (5) days prior to the Restatement Effective Date all documentation and other information required by bank regulatory authorities under applicable “know-your-customer” and anti-money laundering rules and regulations, including the Patriot Act, that such Lenders shall have requested from the Borrower or a Guarantor prior to such date.
The execution by each Lender of this Agreement shall be deemed to be confirmation by such Lender that any condition relating to such Lender’s satisfaction or reasonable satisfaction with any documentation set forth in this Section 4.01 has been satisfied as to such Lender.
Section 4.2.Conditions Precedent to Each Loan. The obligation of the Lenders to make each Loan, including the initial Loans, is subject to the satisfaction (or waiver in accordance with Section 10.08) of the following conditions precedent:
(a)Notice. The Administrative Agent shall have received a Loan Request pursuant to Section 2.03 with respect to such borrowing.
(b)Representations and Warranties. All representations and warranties contained in this Agreement and the other Loan Documents (other than, with respect to Loans after the Restatement Effective Date, the representations and warranties set forth in Sections 3.05(b), 3.06 and 3.09(a)) shall be true and correct in all material respects on and as of the date of such Loan hereunder (both before and after giving effect thereto and, in the case of each Loan, the application of proceeds therefrom) with the same effect as if made on and as of such date except to the extent such representations and warranties expressly relate to an earlier date and in such case as of such date; provided that any representation or warranty that is qualified by materiality, “Material Adverse Change” or “Material Adverse Effect” shall be true and correct in all respects, as though made on and as of the applicable date, before and after giving effect to such Loan hereunder.
(c)No Default. On the date of such Loan hereunder, no Event of Default, material Default or any Default incapable of being cured shall have occurred and be continuing nor shall any such Event of Default or Default, as the case may be, occur by reason of the making of the requested Borrowing and, in the case of each Loan, the application of proceeds thereof.
(d)Collateral Coverage Ratio. Prior to the Collateral Release Date, on the date of such Loan hereunder (and after giving pro forma effect thereto), the Collateral Coverage Ratio shall not be less than 1.0 to 1.0.
(e)Asset Coverage Ratio. On and after the Collateral Release Date, on the date of such Loan hereunder (and after giving pro forma effect thereto), the Asset Coverage Ratio shall not be less than 1.25 to 1.0.
(f)[Reserved.]

(g)Appraisals. If no Appraisal or Appraisals, as the case may be, have been delivered with respect to the relevant Collateral or Pool Assets, as applicable, pursuant to Section 5.07 within the 180 day (or, in the case of Pool Assets, 365 day) period prior to the date of such Loan hereunder, copies of the relevant Appraisal(s) with respect to such Collateral or Pool Assets shall have been delivered to the Administrative Agent.
The acceptance by the Borrower of each extension of credit hereunder shall be deemed to be a representation and warranty by the Borrower that the conditions specified in this Section 4.02 have been satisfied at that time.
SECTION 5.

AFFIRMATIVE COVENANTS
From the Restatement Effective Date and for so long as the Commitments remain in effect or the principal of or interest on any Loan is owing (or any other amount that is due and unpaid on the first date that none of the foregoing is in effect, outstanding or owing, respectively, is owing) to any Lender or the Administrative Agent hereunder:
Section 5.1.Financial Statements, Reports, etc. The Borrower shall deliver to the Administrative Agent on behalf of the Lenders:
(a)Within ninety (90) days after the end of each fiscal year, AAG’s consolidated balance sheet and related statement of income and cash flows, showing the financial condition of AAG and its Subsidiaries on a consolidated basis as of the close of such fiscal year and the results of their respective operations during such year, the consolidated statement of AAG to be audited for AAG by independent public accountants of recognized national standing and to be accompanied by an opinion of such accountants (without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements fairly present in all material respects the financial condition and results of operations of AAG and its Subsidiaries on a consolidated basis in accordance with GAAP; provided that the foregoing delivery requirement shall be satisfied if AAG shall have filed with the SEC its Annual Report on Form 10-K for such fiscal year, which is available to the public via EDGAR or any similar successor system;
(b)Within forty-five (45) days after the end of each of the first three fiscal quarters of each fiscal year, AAG’s consolidated balance sheets and related statements of income and cash flows, showing the financial condition of AAG and its Subsidiaries on a consolidated basis as of the close of such fiscal quarter and the results of their operations during such fiscal quarter and the then elapsed portion of the fiscal year, each certified by a Responsible Officer of AAG as fairly presenting in all material respects the financial condition and results of operations of AAG and its Subsidiaries on a consolidated basis in accordance with GAAP, subject to normal year end audit adjustments and the absence of footnotes; provided that the foregoing delivery requirement shall be satisfied if AAG shall have filed with the SEC its Quarterly Report on Form

10-Q for such fiscal quarter, which is available to the public via EDGAR or any similar successor system;
(c)So long as any Loans are outstanding, within the time period under Section 5.01(a) above, a certificate of a Responsible Officer of the Borrower certifying that, to the knowledge of such Responsible Officer, no Default or Event of Default has occurred and is continuing, or, if, to the knowledge of such Responsible Officer, such a Default or Event of Default has occurred and is continuing, specifying the nature and extent thereof and any corrective action taken or proposed to be taken with respect thereto;
(d)So long as any Loans are outstanding, within the time period under (a) and (b) of this Section 5.01, a certificate of a Responsible Officer demonstrating in reasonable detail compliance with Sections 6.08 and 6.09(a) as of the end of the preceding fiscal quarter, including an updated calculation of the Collateral Coverage Ratio or Asset Coverage Ratio, as applicable, reflecting the most recent Appraisals (as adjusted for any Dispositions or additions to the Collateral or Pool Assets, as applicable, since the date of delivery to the Administrative Agent of such Appraisals);
(e)Within 15 days after a Responsible Officer of the Borrower obtains knowledge that there has been one or more Dispositions of Collateral or Pool Assets (excluding those described in clause (b), (c)(ii), (d) or (e)(iv) of the definition of “Permitted Disposition”) since the date of the Officer’s Certificate demonstrating compliance with Section 6.08(b) or 6.09(a), as applicable, most recently delivered under this Agreement by the Borrower to the Administrative Agent consisting of (i) Eligible Aircraft, (ii) Eligible Engines or (iii) any other Collateral or Pool Assets, as applicable, having an Appraised Value in the aggregate in excess of 10% of the sum of the aggregate Appraised Value of all Collateral or Pool Assets, as applicable, plus Pledged Cash and Cash Equivalents, a certificate of a Responsible Officer demonstrating in reasonable detail compliance with Section 6.08(b) or 6.09(a), as applicable;
(f)Within 30 days after a Responsible Officer obtains knowledge that any type or model of Aircraft or Engine has become Non-Core Fleet Equipment or any category of Spare Parts have become Non-Core Spare Parts, a certificate of a Responsible Officer confirming the same.
(g)Promptly after a Responsible Officer obtains knowledge thereof, notice of the failure of any material assumption contained in any Appraisal to be correct, except if such failure would not reasonably be expected to materially adversely affect the Appraised Value of the applicable type of Collateral or Pool Asset, as applicable;
(h)So long as any Commitment or Loan is outstanding, within 30 days after the Chief Financial Officer or the Treasurer of the Borrower becoming aware of the occurrence of a Default or Event of Default that is continuing, an Officer’s Certificate specifying such Default or Event of Default and what action the Borrower and its Subsidiaries are taking or propose to take with respect thereto;

(i)Promptly, from time to time, such other information regarding the Collateral or Pool Assets and the operations, business affairs and financial condition of either the Borrower or any Guarantor, in each case as the Administrative Agent, at the request of any Lender, may reasonably request (it being understood that, so long as no Event of Default shall have occurred and be continuing, the Borrower shall not be obligated to provide utilization reports with respect to any Slots); and
Subject to the next succeeding sentence, information delivered pursuant to this Section 5.01 to the Administrative Agent may be made available by the Administrative Agent to the Lenders by posting such information on the Platform. Information required to be delivered pursuant to this Section 5.01 by the Borrower shall be delivered pursuant to Section 10.01 hereto. Information required to be delivered pursuant to this Section 5.01 (to the extent not made available as set forth above) shall be deemed to have been delivered to the Administrative Agent on the date on which the Borrower provides written notice to the Administrative Agent that such information has been posted on the Borrower’s or AAG’s general commercial website on the Internet (to the extent such information has been posted or is available as described in such notice), as such website may be specified by the Borrower to the Administrative Agent from time to time. Information required to be delivered pursuant to this Section 5.01 shall be in a format which is suitable for transmission.
Any notice or other communication delivered pursuant to this Section 5.01, or otherwise pursuant to this Agreement, shall be deemed to contain material non-public information unless (i) expressly marked by the Borrower or a Guarantor as “PUBLIC”, (ii) such notice or communication consists of copies of the Borrower’s public filings with the SEC or (iii) such notice or communication has been posted on a the Borrower’s general commercial website on the Internet, as such website may be specified by the Borrower to the Administrative Agent from time to time.
Section 5.2.Taxes. AAG shall pay, and cause each of its Subsidiaries to pay, all material taxes, assessments, and governmental levies before the same shall become more than 90 days delinquent, other than taxes, assessments and levies (i) being contested in good faith by appropriate proceedings or (ii) the failure to effect such payment of which are not reasonably be expected to have a Material Adverse Effect.
Section 5.3.Stay, Extension and Usury Laws. The Borrower and each of the Guarantors covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Agreement; and the Borrower and each of the Guarantors (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Administrative Agent, but will suffer and permit the execution of every such power as though no such law has been enacted.

Section 5.4.Corporate Existence. The Borrower shall do or cause to be done all things reasonably necessary to preserve and keep in full force and effect:
(1)AAG’s corporate existence, and the corporate, partnership or other existence of each of its Subsidiaries, in accordance with the respective organizational documents (as the same may be amended from time to time) of AAG or any such Subsidiary; and
(2)the rights (charter and statutory) and material franchises of AAG and its Subsidiaries; provided, however, that the Borrower shall not be required to preserve any such right or franchise of AAG, or the corporate, partnership or other existence of any such Subsidiaries, if its Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of AAG and its Subsidiaries, taken as a whole, and that the loss thereof would not, individually or in the aggregate, have a Material Adverse Effect.
For the avoidance of doubt, this Section 5.04 shall not prohibit any actions permitted by Section 6.10 hereof or described in Section 6.10(b).
Section 5.5.Compliance with Laws. The Borrower shall comply, and cause each of AAG and its Subsidiaries to comply, with all applicable laws, rules, regulations, and orders of any Governmental Authority applicable to it or its property, except where such noncompliance, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect. Without limiting the foregoing, AAG will maintain in effect policies and procedures intended to ensure compliance by AAG, its Subsidiaries and, when acting in such capacity, their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions.
Section 5.6.[Reserved].
Section 5.7.Delivery of Appraisals. (a) Prior to the Collateral Release Date, the Borrower shall:
(1)on a date within 60 days prior to (A) January 31 of each year, beginning in 2025 and (B) solely with respect to any Pledged Aircraft, Pledged Engines, Pledged Spare Parts, Pledged Slots and Pledged Routes, July 31 of each year, beginning with the first such date occurring at least 90 days after any such Collateral is first added to the Collateral hereunder;
(2)on the date upon which any Additional Collateral is pledged as Collateral, but only with respect to such Additional Collateral;

(3)promptly (but in any event within 45 days) following a request by the Administrative Agent if an Event of Default has occurred and is continuing; and
(4)if Slots are included in the Collateral, promptly (but in any event within 45 days) following any Disposition or series of related Dispositions of Pledged Slots (other than any Disposition described in clause (d), (e)(ii), (e)(iv) or (f) of the definition of “Permitted Disposition”) comprising more than 25% of the aggregate Appraised Value of the Pledged Slots;
deliver or cause to be delivered to the Administrative Agent one or more Appraisals establishing the Appraised Value of the Collateral; provided, however, that:
(i)if any new spare Engine is pledged as Collateral within 90 days after delivery from the manufacturer to Borrower and such new spare Engine is of the same make and model as any spare Engine then currently included (or being replaced) in the Collateral (any such Engine make and model, an “Existing Engine Type”), Appraisals with respect to such new spare Engine shall only be required under this Section 5.07 if the Borrower elects to provide such Appraisals for purposes of determining the Appraised Value of such new spare Engine pursuant to clause (iii) of the proviso of the definition of “Appraised Value”; and
(ii)the value of any Collateral provided by Hawaiian may be determined by the most recent appraisal(s) delivered under Hawaiian’s revolving credit facility as in effect immediately prior to the closing of the Merger provided they are not more than 180 days old at the time the relevant Collateral is pledged hereunder;
provided further, that (i) with respect to the Appraisals described in Section 5.07 above, so long as no Loans are outstanding, the Borrower shall not be required to deliver any such Appraisals; and (ii) no Appraisals shall be required under this Section 5.07 or otherwise with respect to Non-Core Fleet Equipment.
(a)On and after the Collateral Release Date, (i) on a date within thirty (30) days prior to January 31 of each year, submit an Appraisal of the Pool Assets to the Administrative Agent (for distribution to the Lenders) as of a date which is no more than thirty (30) days prior to such delivery and (ii) concurrently with the designation of any assets as Additional Pool Assets hereunder, submit an Appraisal of such additional Pool Assets to the Administrative Agent (for distribution to the Lenders) as of a date which is no more than sixty (60) days prior to such designation.
(b)The Borrower may from time to time cause subsequent Appraisals to be delivered to the Administrative Agent if it believes that any affected item of Collateral or Pool Asset, as applicable, has a higher Appraised Value than that reflected in the most recent Appraisals delivered pursuant to this Section 5.07.

Section 5.8.Regulatory Cooperation. In connection with any foreclosure, collection, sale or other enforcement of Liens granted to the Administrative Agent in the Collateral Documents, the Borrower will, and will cause the Grantors to, reasonably cooperate in good faith with the Administrative Agent or its designee in obtaining all regulatory licenses, consents and other governmental approvals necessary or (in the reasonable opinion of the Administrative Agent or its designee) reasonably advisable to conduct all aviation operations with respect to the Collateral and will, at the reasonable request of the Administrative Agent and in good faith, continue to operate and manage the Collateral and maintain all applicable regulatory licenses with respect to the Collateral until such time as the Administrative Agent or its designee obtain such licenses, consents and approvals, and at such time the Borrower will, and will cause the Grantors to, cooperate in good faith with the transition of the aviation operations with respect to the Collateral to any new aviation operator (including, without limitation, the Administrative Agent or its designee).
Section 5.9.Regulatory Matters; Citizenship; Utilization; Collateral Requirements.
(a)Each of the Borrower and Hawaiian, will:
(1)maintain at all times its status as an “air carrier” within the meaning of Section 40102(a)(2) of Title 49, and hold a certificate under Section 41102(a)(1) of Title 49;
(2)be a United States Citizen;
(3)maintain at all times its status at the FAA as an “air carrier” and hold an air carrier operating certificate under Section 44705 of Title 49 and operations specifications issued by the FAA pursuant to Parts 119 and 121 of Title 14 as currently in effect or as may be amended or recodified from time to time;
(4)possess and maintain all necessary certificates, exemptions, franchises, licenses, permits, designations, rights, concessions, authorizations, frequencies and consents that are material to the operation of the Slots and Routes included in the Collateral (or Pool Assets, as applicable) that are operated by it, and to the conduct of its business and operations as currently conducted, except to the extent that any failure to possess or maintain would not reasonably be expected to result in a Collateral Material Adverse Effect;
(5)maintain Gate Leaseholds sufficient to ensure its ability to retain its right in and to its Routes included in the Collateral (or Pool Assets, as applicable) and to preserve its right in and to use its Slots included in the Collateral (or Pool Assets, as applicable), except to the extent that any failure to maintain would not reasonably be expected to result in a Collateral Material Adverse Effect;

(6)utilize its Slots included in the Collateral (or Pool Assets, as applicable) in a manner consistent with applicable regulations, rules and contracts in order to preserve its right to hold and use such Slots, except to the extent that any failure to utilize would not reasonably be expected to result in a Collateral Material Adverse Effect;
(7)utilize its Routes included in the Collateral (or Pool Assets, as applicable) in a manner consistent with Title 49, applicable foreign law, the applicable rules and regulations of the FAA, DOT and any applicable Foreign Aviation Authorities, and any applicable treaty in order to preserve its rights to hold and operate its Pledged Routes, except to the extent that any failure to utilize would not reasonably be expected to result in a Collateral Material Adverse Effect;
(8)cause to be done all things reasonably necessary to preserve and keep in full force and effect its rights in and to use its Slots included in the Collateral (or Pool Assets, as applicable), including, without limitation, satisfying any applicable Use or Lose Rule, except to the extent that any failure to do so would not reasonably be expected to result in a Collateral Material Adverse Effect;
(9)cause to be done all things reasonably necessary to preserve and keep in full force and effect its authority to serve its Routes included in the Collateral (or Pool Assets, as applicable), except to the extent that any failure to do so would not reasonably be expected to result in a Collateral Material Adverse Effect.
(10)prior to the Collateral Release Date, if Routes are included in the Collateral at any time, taken such actions to ensure that at all times the Pledged Routes include all Routes of the Borrower (if any) and Hawaiian (subject to the provisions of each SGR Security Agreement);
(11)prior to the Collateral Release Date, if Eligible Spare Parts are included in the Collateral at any time, take or cause to be taken such actions to ensure that at all times the Pledged Spare Parts include all Spare Parts and Appliances then owned by the Borrower and Hawaiian (subject to the provisions of each Spare Parts Security Agreement).
(b)Without in any way limiting Section 5.09(a) hereof, each of the Borrower and Hawaiian will promptly take all such steps as may be necessary to maintain, renew and obtain, or obtain the use of, Gate Leaseholds as needed for its continued and future operations using the Slots and Routes included in the Collateral (or Pool Assets, as applicable).
Section 5.10.Collateral Ownership.

Subject to the provisions described (including the actions permitted) under Sections 6.04 and 6.10 hereof, each Grantor will continue to maintain its interest in and right to use all property and assets so long as such property and assets constitute Collateral, except as provided in Section 5.09.
Section 5.11.Insurance. The Borrower shall at all times:
(1)prior to the Collateral Release Date, keep all Collateral (other than the Mortgaged Collateral, as to which only the insurance provisions of the Aircraft and Spare Engine Mortgage shall be applicable, and Pledged Spare Parts, as to which only the insurance provisions of the applicable Collateral Document shall be applicable) that is tangible property insured at all times, against such risks, including risks insured against by extended coverage, as is prudent and customary with U.S.-based companies of the same or similar size in the same or similar businesses;
(2)Prior to the Collateral Release Date, maintain in full force and effect public liability insurance against claims for personal injury or death or property damage occurring upon, in, about or in connection with the use of the tangible Collateral (other than the Mortgaged Collateral, as to which only the insurance provisions of the Aircraft and Spare Engine Mortgage shall be applicable, and Pledged Spare Parts, as to which only the insurance provisions of the applicable Collateral Document shall be applicable) owned, occupied or controlled by the Borrower, in such amounts and with such deductibles as are prudent and customary with U.S.-based companies of the same or similar size in the same or similar businesses and in the same geographic area; and
(3)maintain such other insurance or self-insurance as may be required by law.
Section 5.12.Additional Guarantors; Grantors; Collateral.
If the Borrower or any Subsidiary of AAG (including Hawaiian), desires or is required pursuant to the terms of this Agreement to add Additional Collateral or, if any Subsidiary of AAG (including Hawaiian) acquires any existing Collateral from a Grantor that it desires or is required pursuant to the terms of this Agreement to maintain as Collateral, in each case, after the Restatement Effective Date, the Borrower shall, in each case at its own expense, (A) cause any such Subsidiary to become a party to the Guarantee contained in Section 9 hereof (to the extent such Subsidiary is not already a party thereto) and cause any such Subsidiary to become a party to each applicable Collateral Document and all other agreements, instruments or documents that create or purport to create and perfect a first priority Lien (subject to Permitted Liens) in favor of the Administrative Agent for the benefit of the Secured Parties applicable to such Collateral, by executing and delivering to the Administrative Agent an Instrument of Assumption and Joinder substantially in the form attached hereto as Exhibit A and/or joinders to all applicable Collateral

Documents or pursuant to new Collateral Documents, as the case may be, in form and substance reasonably satisfactory to the Administrative Agent (it being understood that (i) in the case of Collateral consisting of Eligible Aircraft or Eligible Engines, the applicable Collateral Documents shall be an Aircraft and Spare Engine Mortgage, (ii) in the case of Collateral consisting of Eligible Spare Parts, the applicable Collateral Documents shall be a Spare Parts Security Agreement, (iii) in the case of Collateral consisting of FAA Slots, the applicable Collateral Documents shall be a Slot and Gate Security Agreement, (iv) in the case of Collateral consisting of Routes, the applicable Collateral Documents shall be an SGR Security Agreement, (v) in the case of Collateral consisting of Flight Simulators or Ground Support Equipment, the applicable Collateral Documents shall be a Flight Simulator and GSE Security Agreement and (v) in the case of any other Additional Collateral of a type that has not been theretofore included in the Collateral, (subject to Section 5.15) such Additional Collateral may be subject to such additional terms and conditions as may be customarily required by lenders in similar financings of a similar size for similarly situated borrowers secured by the same type of Collateral, as agreed by the Borrower and the Administrative Agent in their reasonable discretion), (B) promptly execute and deliver (or cause such Subsidiary to execute and deliver) to the Administrative Agent such documents and take such actions to create, grant, establish, preserve and perfect the first priority Liens (subject to Permitted Liens) (including to obtain any release or termination of Liens not permitted under the definition of “Additional Collateral” in Section 1.01 or under Section 6.06 and the filing of UCC financing statements) in favor of the Administrative Agent for the benefit of the Secured Parties on such assets of the Borrower or such Subsidiary, as applicable, to secure the Obligations to the extent required under the applicable Collateral Documents or reasonably requested by the Administrative Agent, and to ensure that such Collateral shall be subject to no other Liens other than Permitted Liens and (C) if reasonably requested by the Administrative Agent, deliver to the Administrative Agent, for the benefit of the Secured Parties, a written opinion of counsel (which counsel shall be reasonably satisfactory to the Administrative Agent) to the Borrower or such Subsidiary, as applicable, with respect to the matters described in clauses (A) and (B) hereof, in each case within twenty (20) Business Days after the addition of such Collateral and in form and substance reasonably satisfactory to the Administrative Agent.
Section 5.13.Access to Books and Records.
(a)The Borrower and the Guarantors will make and keep books, records and accounts in which full, true and correct entries in conformity with GAAP are made of all financial dealings and transactions in relation to its business and activities, including, without limitation, an accurate and fair reflection of the transactions and dispositions of the assets of the Borrower and the Guarantors.
(b)The Borrower and the Guarantors will permit, to the extent not prohibited by applicable law, any representatives designated by the Administrative Agent or any Governmental Authority that is authorized to supervise or regulate the operations of a Lender, as designated by such Lender, upon reasonable prior written notice and, so long as no Event of Default has occurred and is continuing, at no out-of-pocket cost to the Borrower and the Guarantors, to visit the properties of the Borrower and the Guarantors, to examine its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants, all at such reasonable times during normal business hours, not more than once every twelve (12) months unless an Event of Default has occurred and is continuing, in which case such inspection right shall not be so limited; provided that if an Event of Default has occurred and is continuing, the Borrower and the Guarantors shall be responsible for the reasonable costs and expenses of any visits of the Administrative Agent and the Lenders, acting together (but not separately).
Section 5.14.Further Assurances. The Borrower and each Guarantor shall execute any and all further documents and instruments, and take all further actions, that may be required or advisable under applicable law, or by the FAA, or that the Administrative Agent may reasonably request, in order to create, grant, establish, preserve, protect and perfect the validity, perfection and priority of the Liens and security interests created or intended to be created by the Collateral Documents, to the extent required under this Agreement or the Collateral Documents.
SECTION 6.

NEGATIVE COVENANTS
From the Restatement Effective Date and for so long as the Commitments remain in effect or principal of or interest on any Loan is owing (or any other amount that is due and unpaid on the first date that none of the foregoing is in effect, outstanding or owing, respectively, is owing) to any Lender or the Administrative Agent hereunder:
Section 6.1.[Reserved].
Section 6.2.[Reserved].
Section 6.3.[Reserved].
Section 6.4.Disposition of Collateral and Pool Assets.
(a)Prior to the Collateral Release Date, neither the Borrower nor any Grantor shall sell or otherwise Dispose of any Collateral (including, without limitation, by way of any Sale of a Grantor) except that such sale or other Disposition shall be permitted (i) in the case of a Permitted Disposition or (ii) provided that upon consummation of any such sale or other Disposition (A) no Event of Default shall have occurred and be continuing, (B) the Collateral Coverage Ratio is no less than 1.0 to 1.0 after giving effect to such sale or other Disposition (including any deposit of any Net Proceeds received upon consummation thereof in the Collateral Proceeds Account subject to an Account Control Agreement and any concurrent pledge of Additional Collateral, if any) and (C) the Borrower is in compliance with Section 5.09(a)(10) after giving effect to such sale or other Disposition (including any pledge of Additional Collateral, if any); provided that nothing contained in this Section 6.04 is intended to excuse performance by the Borrower or any Guarantor of any requirement of any Collateral Document that would be applicable to a Disposition permitted hereunder. A Disposition of Collateral referred to in clause (d), (e)(iv) or (f) of the definition of “Permitted Disposition” shall not result in the automatic release of such Collateral from the security interest of the applicable Collateral Document, and the Collateral subject to such Disposition shall continue to constitute Collateral for all purposes of the Loan Documents (without prejudice to the rights of the Borrower to release any such Collateral pursuant to Section 6.09(c)).
(b)On and after the Collateral Release Date, neither the Borrower nor any Subsidiary shall sell or otherwise Dispose of any Pool Assets except that such sale or other Disposition shall be permitted (i) in the case of a Permitted Disposition or (ii) provided that upon consummation of any such sale or other Disposition (A) no Event of Default shall have occurred and be continuing, and, (B) the Asset Coverage Ratio is no less than 1.25 to 1.0 after giving effect to such sale or other Disposition. A Disposition of Pool Assets referred to in clause (d), (e)(iv) or (f) of the definition of “Permitted Disposition” shall not result in the automatic removal of such Pool Assets from this Agreement, and the Pool Assets subject to such Disposition shall continue to constitute Pool Assets for all purposes of the Loan Documents (without prejudice to the rights of the Borrower to remove any such Pool Assets pursuant to Section 6.09(d)).
Section 6.5.[Reserved].
Section 6.6.Liens and Restrictive Agreements. The Borrower will not, and will not permit AAG or any of its Subsidiaries to:
(a)prior to the Collateral Release Date, directly or indirectly, create, incur, assume or suffer to exist any Lien of any kind on any property or asset that constitutes Collateral, except Permitted Liens;
(b)on and after the Collateral Release Date, incur, create, assume or suffer to exist any Lien upon or with respect to the Pool Assets or enter into any arrangement (or permit any Subsidiary to enter into any arrangement) with any Person that would materially negatively impact the value of any Pool Asset realizable by any third party or assign any right to receive the proceeds from the sale, transfer or disposition of any of the Pool Assets, or file or authorize the filing with respect to any Pool Asset of a UCC financing statement naming the AAG or any Subsidiary as debtor or any similar notice of Lien naming AAG or any Subsidiary as debtor under any similar recording or notice statute (including, without limitation, any filing under Title 49, United States Code, Section 44107), in each case, other than Permitted Liens; and
(c)on and after the Collateral Release Date, enter into or suffer to exist (or permit any Subsidiary to enter into or suffer to exist) any agreement prohibiting or conditioning (through an “equal and ratable” clause or similar condition) the creation or assumption of a first priority Lien (subject in any event to Permitted Liens) upon any Pool Asset to secure the Obligations.

Section 6.7.Business Activities. The Borrower will not, and will not permit AAG or any of its Subsidiaries to, engage in any business other than Permitted Businesses, except to such extent as would not be material to AAG and its Subsidiaries taken as a whole.
Section 6.8.Financial Covenants. The Borrower will not:
(a)permit the total amount of unrestricted cash and Cash Equivalents and marketable securities (determined in accordance with GAAP) maintained by AAG and its Subsidiaries to be less than $500,000,000.00 in the aggregate as of the end of any Business Day;
(b)on and after the Collateral Release Date, permit at any time the ratio (the “Asset Coverage Ratio”) of (i) the Appraised Value of the Pool Assets to (ii) the sum of (a) the Total Revolving Extensions of Credit then outstanding plus (b) the aggregate amount of all Designated Hedging Obligations and Designated Banking Product Obligations that constitute “Obligations” then outstanding to be less than 1.25 to 1.00 (the “Asset Coverage Test”); provided that if, (A) upon delivery of an Appraisal pursuant to Section 5.07 or otherwise pursuant to this Agreement and (B) solely with respect to determining compliance with this Section 6.08(b) as a result thereof, it is determined that the Borrower shall not be in compliance with this Section 6.08(b), the Borrower shall, within sixty (60) days of the date of such Appraisal, (1) designate Additional Pool Assets as Pool Assets (including providing an updated Schedule 6.09 to the Administrative Agent to reflect such designation) and/or (2) prepay or cause to be prepaid the Loans in accordance with Section 2.12(b), collectively, in an amount sufficient to enable the Borrower to comply with this Section 6.08(b); and
(c)on and after the Collateral Release Date, permit the Fixed Charge Coverage Ratio at the end of any quarterly financial reporting period of AAG to be less than 1.25 to 1.00 (the “Fixed Charge Coverage Test”);
provided that, so long as no Loans are outstanding, non-compliance by the Borrower with Section 6.08(b) and/or 6.08(c) shall not constitute a default by the Borrower or any Guarantor of any of their respective obligations hereunder or under any other Loan Document, and will not result in any Default or Event of Default.
The Borrower shall have the option to reduce the required Fixed Charge Coverage Ratio to 0.80 to 1.0 for two consecutive fiscal quarters by written notice to the Administrative Agent and the Lenders. If such notice is given, the Borrower shall pay to each Lender a quarterly fee equal to 0.25% of such Lender’s Commitment for each quarter (with the amount of such Commitment being determined on an average basis if such Commitment has changed during such quarter), payable on each date on which financial statements for the two relevant fiscal quarters are required to be delivered; provided that (i) such option may be exercised no more than once prior to the Revolving Facility Maturity Date and (ii) such fee shall be payable in respect of any quarter only if the Fixed Charge Coverage Ratio for such quarter is less than 1.25 to 1.0.
Section 6.9.Collateral Coverage Ratio and Designation of Pool Assets.

(a)The Borrower will not permit at any time prior to the Collateral Release Date, the Collateral Coverage Ratio to be less than 1.0 to 1.0; provided, that if, (A) upon delivery of an Appraisal pursuant to Section 5.07 or otherwise pursuant to this Agreement (except pursuant to Section 5.07(3) or any Appraisal delivered to the Administrative Agent in connection with the designation of Additional Collateral solely to evidence compliance with the requirements of this Section 6.09(a)) and (B) solely with respect to determining compliance with this Section as a result thereof, it is determined that the Borrower shall not be in compliance with this Section 6.09(a), the Borrower shall, within forty-five (45) days (or, in the case of an Appraisal delivered pursuant to Section 5.07(4) within thirty (30) days) of the date of such Appraisal (or, in the case of an Appraisal required under Section 5.07(1) or 5.07(4) not delivered by the deadline thereunder, the date such Appraisal was due thereunder) designate Additional Collateral as additional Eligible Collateral and comply with Section 5.12 and/or prepay or cause to be prepaid the Loans in accordance with Section 2.12(b), collectively, in an amount sufficient to enable the Borrower to comply with this Section 6.09(a).
(b)Notwithstanding anything to the contrary contained herein, if the Borrower shall fail at any time to be in compliance with Section 6.09(a) solely as a result of damage to or loss of any Collateral covered by insurance (pursuant to which the Administrative Agent is named as loss payee and with respect to which payments are to be delivered directly to the Administrative Agent) for which the insurer thereof has been notified of the relevant claim and has not challenged such coverage, any calculation made pursuant to this Section 6.09 shall deem the relevant Grantor to have received Net Proceeds (and to have taken all steps necessary to have pledged such Net Proceeds as Additional Collateral) in an amount equal to the expected coverage amount (as determined by the Borrower in good faith and updated from time to time to reflect any agreements reached with the applicable insurer) and net of any amounts required to be paid out of such proceeds and secured by a Lien until the earliest of (i) the date any such Net Proceeds are actually received by the Administrative Agent, (ii) the date that is 270 days after such damage and (iii) the date on which any such insurer denies such claim; provided that, prior to giving effect to this clause (b), (x) the aggregate Appraised Value of all the Collateral plus (y) the Pledged Cash and Cash Equivalents, shall be no less than 150% of the Total Obligations. It is understood and agreed that if the Administrative Agent should receive any Net Proceeds directly from the insurer in respect of a Recovery Event and at the time of such receipt, (A) no Event of Default shall have occurred and be continuing and the Borrower is in compliance with Section 6.09(a) (without giving effect to the receipt of such Net Proceeds), the Administrative Agent shall promptly cause such proceeds to be paid to the Borrower or the applicable Grantor and (B) an Event of Default shall have occurred and be continuing or the Borrower fails to be in compliance with Section 6.09(a) (without giving effect to the receipt of such Net Proceeds), the Administrative Agent shall promptly cause such proceeds to be deposited into the Collateral Proceeds Account maintained for such purpose with the Administrative Agent that is subject to an Account Control Agreement and such proceeds shall be applied or released from such account in accordance with Section 2.12(a).

(c)Prior to the Collateral Release Date, at the Borrower’s request, the Lien on any asset or type or category of asset (including after-acquired assets of that type or category) included in the Collateral will be promptly released, provided, in each case, that the following conditions are satisfied or waived: (A) no Event of Default shall have occurred and be continuing, (B) either (x) after giving effect to such release, the Collateral Coverage Ratio is not less than 1.0 to 1.0 or (y) the Borrower shall prepay or cause to be prepaid the Loans and/or shall designate Additional Collateral and comply with Section 5.12, collectively, in an amount necessary to cause the Collateral Coverage Ratio to not be less than 1.0 to 1.0, and (C) the Borrower shall deliver an Officer's Certificate demonstrating compliance with this Section 6.09(c) following such release. In connection herewith, the Administrative Agent agrees to promptly provide any documents or releases reasonably requested by the Borrower to evidence such release.
(d)On and after the Collateral Release Date, at the Borrower’s request, the Borrower or any of its Affiliates owning a Pool Asset may remove an asset from the Pool Assets (and shall provide an updated Schedule 6.09 reflecting such removal); provided, in each case, that the following conditions are satisfied or waived: (A) either (x) after giving effect to such removal, the Asset Coverage Ratio is not less than 1.25 to 1.0 or (y) the Borrower shall prepay or cause to be prepaid the Loans and/or shall designate Additional Pool Assets, collectively, in an amount necessary to cause the Asset Coverage Ratio to not be less than 1.25 to 1.0.
Section 6.10.Merger, Consolidation, or Sale of Assets.
(a)None of the Borrower, AAG, or Hawaiian (whichever is applicable, the “Subject Company”) shall directly or indirectly: (i) consolidate or merge with or into another Person (whether or not such surviving Subject Company is the surviving corporation) or (ii) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Subject Company and its Subsidiaries taken as a whole, in one or more related transactions, to another Person, unless:
(1)either:
(A)the Subject Company is the surviving corporation (provided that in the case of an Airlines Merger, the Subject Company shall be deemed to be the Borrower); or
(B)the Person formed by or surviving any such consolidation or merger (if other than the Subject Company) or to which such sale, assignment, transfer, conveyance or other disposition has been made is an entity organized or existing under the laws of the United States, any state of the United States or the District of Columbia; and, if such entity is not a corporation, a co-obligor of the Loans is a corporation organized or existing under any such laws;

(2)the Person formed by or surviving any such consolidation or merger (if other than the Subject Company) or the Person to which such sale, assignment, transfer, conveyance or other disposition has been made assumes all the obligations of the Subject Company under the Loan Documents pursuant to agreements reasonably satisfactory to the Administrative Agent;
(3)immediately after such transaction, no Event of Default exists; and
(4)the Subject Company shall have delivered to the Administrative Agent an Officer’s Certificate stating that such consolidation, merger or transfer complies with this Agreement.
In addition, a Subject Company will not, directly or indirectly, lease all or substantially all of the properties and assets of such Subject Company, in one or more related transactions, to any other Person.
(b)Section 6.10(a) will not apply to any sale, assignment, transfer, conveyance, lease or other disposition of assets between or among the Borrower and/or the Guarantors. Clauses (3) and (4) of Section 6.10(a) will not apply to an Airlines Merger or an Airline/Parent Merger.
(c)Upon any consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the properties or assets of a Subject Company in a transaction that is subject to, and that complies with the provisions of, Section 6.10(a), the successor Person formed by such consolidation or into or with which the Subject Company is merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition, the provisions of this Agreement referring to such Subject Company shall refer instead to the successor Person and not to such Subject Company), and may exercise every right and power of such Subject Company under this Agreement with the same effect as if such successor Person had been named as such Subject Company herein; provided, however, that such Subject Company, if applicable, shall not be relieved from the obligation to pay the principal of, and interest, if any, on the Loan except in the case of a sale of all of such Subject Company’s assets in a transaction that is subject to, and that complies with the provisions of, Section 6.10(a) hereof. In connection with any transfer under this clause (c), such successor Person shall provide all documentation and other information required by bank regulatory authorities under applicable “know-your-customer” and anti-money laundering rules and regulations, including the Patriot Act, as reasonably requested by any Lender.
Section 6.11.Use of Proceeds. AAG will not use, and will not permit any of its Subsidiaries to use, the proceeds of any Borrowing (A) in violation of any Anti-Corruption Laws, (B) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country (except to the extent permitted by applicable law), or (C) in any manner that would result in the violation of any Sanctions applicable to AAG or any of its Subsidiaries.
SECTION 7.

EVENTS OF DEFAULT
Section 7.1.Events of Default. In the case of the happening of any of the following events and the continuance thereof beyond the applicable grace period if any (each, an “Event of Default”):
(a)any representation or warranty made by the Borrower or any Guarantor in this Agreement or in any other Loan Document shall prove to have been false or incorrect in any material respect when made and such representation, to the extent capable of being corrected, is not corrected within ten (10) Business Days after receipt by the Borrower of notice from the Administrative Agent of such default; or
(b)default shall be made in the payment of (i) any principal of the, when and as the same shall become due and payable; (ii) any interest on the Loans and such default shall continue unremedied for more than five (5) Business Days; or (iii) any other amount payable hereunder when due and such default shall continue unremedied for more than ten (10) Business Days after receipt of written notice by the Borrower from the Administrative Agent of the default in making such payment when due; or
(c)default shall be made by the Borrower in the due observance of the covenant contained in Section 5.01(h), 6.08 or 6.09(a) hereof; or
(d)default shall be made by AAG or any Subsidiary of AAG in the due observance or performance of any other covenant, condition or agreement to be observed or performed by it pursuant to the terms of this Agreement or any of the other Loan Documents and such default shall continue unremedied for more than sixty (60) days after receipt of written notice by the Borrower from the Administrative Agent of such default; or
(e)(A) any material provision of any Loan Document to which the Borrower or a Guarantor is a party ceases to be a valid and binding obligation of the Borrower or such Guarantor, or the Borrower or any of the Guarantors shall so assert in any pleading filed in any court or (B) prior to the Collateral Release Date, the Lien on any material portion of the Collateral intended to be created by the Loan Documents shall cease to be or shall not be a valid and perfected Lien having the priorities contemplated hereby or thereby (subject to Permitted Liens and except as permitted by the terms of this Agreement or the Collateral Documents or other than as a result of the action, delay or inaction of the Administrative Agent) for a period of fifteen (15) consecutive days after the Borrower receives written notice thereof from the Administrative Agent; or;

(f)The Borrower, any Guarantor, any Significant Subsidiary or any group of Subsidiaries of AAG that, taken together, would constitute a Significant Subsidiary pursuant to or within the meaning of Bankruptcy Law:
(1)commences a voluntary case,
(2)consents to the entry of an order for relief against it in an involuntary case,
(3)consents to the appointment of a custodian of it or for all or substantially all of its property,
(4)makes a general assignment for the benefit of its creditors, or
(5)admits in writing its inability generally to pay its debts; or
(g)a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:
(1)is for relief against the Borrower, any Guarantor, any Significant Subsidiary or any group of Subsidiaries of AAG that, taken together, would constitute a Significant Subsidiary in an involuntary case;
(2)appoints a custodian of the Borrower, any Guarantor, any Significant Subsidiary or any group of Subsidiaries of AAG that, taken together, would constitute a Significant Subsidiary or for all or substantially all of the property of the Borrower, any Guarantor, any Significant Subsidiary or any group of Subsidiaries of AAG that, taken together, would constitute a Significant Subsidiary; or
(3)orders the liquidation of the Borrower, any Guarantor, any Significant Subsidiary or any group of Subsidiaries of AAG that, taken together, would constitute a Significant Subsidiary;
and in each case the order or decree remains unstayed and in effect for sixty (60) consecutive days; or
(h)failure by the Borrower or any of AAG’s Subsidiaries to pay final judgments entered by a court or courts of competent jurisdiction aggregating in excess of $50,000,000 (determined net of amounts covered by insurance policies issued by creditworthy insurance companies (and as to which the applicable insurance company has not denied coverage) or by third party indemnities or a combination thereof), which judgments are not paid, discharged, bonded, satisfied or stayed for a period of sixty (60) days; or

(i)(1) the Borrower or any Guarantor shall default in the performance of any obligation relating to Material Indebtedness and any applicable grace periods shall have expired and any applicable notice requirements shall have been complied with, and as a result of such default the holder or holders of such Material Indebtedness or any trustee or agent on behalf of such holder or holders shall be permitted to cause such Material Indebtedness to become due prior to its scheduled final maturity date, and such ability to cause such Material Indebtedness to become due shall be continuing for a period of more than 60 consecutive days, (2) the Borrower or any Guarantor shall default in the performance of any obligation relating to any Indebtedness of the Borrower or a Guarantor (other than the Loans) outstanding under one or more agreements of the Borrower or a Guarantor that results in such Indebtedness coming due prior to its scheduled final maturity date in an aggregate principal amount at any single time unpaid exceeding $200,000,000 or (3) the Borrower or any Guarantor shall default in the payment of the outstanding principal amount due on the scheduled final maturity date of any Indebtedness outstanding under one or more agreements of the Borrower or a Guarantor, any applicable grace periods shall have expired and any applicable notice requirements shall have been complied with and such failure to make payment when due shall be continuing for a period of more than five (5) consecutive Business Days following the applicable scheduled final maturity date thereunder, in an aggregate principal amount at any single time unpaid exceeding $200,000,000.
then, and in every such event and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders, the Administrative Agent shall, by written notice to the Borrower, take one or more of the following actions, at the same or different times:
        (i)     terminate forthwith the Commitments;
(ii)     declare the Loans or any portion thereof then outstanding to be forthwith due and payable, whereupon the principal of the Loans and other Obligations (other than Designated Hedging Obligations) together with accrued interest thereon and any unpaid accrued Fees and all other liabilities of the Borrower accrued hereunder and under any other Loan Document, shall become forthwith due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Borrower and the Guarantors, anything contained herein or in any other Loan Document to the contrary notwithstanding;
(iii)     [Reserved];
(iv)     set-off amounts in any accounts (other than Escrow Accounts, Payroll Accounts or other accounts held in trust for an identified beneficiary) maintained with the Administrative Agent (or any of its affiliates) and apply such amounts to the obligations of the Borrower and the Guarantors hereunder and in the other Loan Documents; and
(v)     exercise any and all remedies under the Loan Documents and under applicable law available to the Administrative Agent and the Lenders.

In case of any event with respect to the Borrower, any Significant Subsidiary or any group of Subsidiaries of AAG that, taken together, would constitute a Significant Subsidiary described in clause (f) or (g) of this Section 7.01, the actions and events described in clauses (i), (ii) and (iii) above shall be required or taken automatically, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower. Any payment received as a result of the exercise of remedies hereunder shall be applied in accordance with Section 2.17(b).
SECTION 8.

THE AGENTS
Section 8.1.Administration by Agents.
(a)Each of the Lenders hereby irrevocably appoints the Administrative Agent as its agent and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof, together with such actions and powers as are reasonably incidental thereto.
(b)Each of the Lenders hereby authorizes the Administrative Agent, in its sole discretion:
(i)in connection with the sale or other disposition of any asset that is part of the Collateral of the Borrower or any other Grantor, as the case may be, to the extent permitted by the terms of this Agreement, to release a Lien granted to the Administrative Agent, for the benefit of the Secured Parties, on such asset;
(ii)on and following the Collateral Release Date, to release the Lien granted to the Administrative Agent, for the benefit of the Secured Parties, on the Collateral;
(iii)to determine that the cost to the Borrower or any other Grantor, as the case may be, is disproportionate to the benefit to be realized by the Secured Parties by perfecting a Lien in a given asset or group of assets included in the Collateral and that the Borrower or such other Grantor, as the case may be, should not be required to perfect such Lien in favor of the Administrative Agent, for the benefit of the Secured Parties;
(iv)to enter into the other Loan Documents on terms acceptable to the Administrative Agent and to perform its respective obligations thereunder;
(v)to enter into intercreditor and/or subordination agreements in accordance with Sections 6.06 and 10.17 on terms reasonably acceptable to the Administrative Agent and to perform its obligations thereunder and to take such action and to exercise the powers, rights and remedies granted to it thereunder and with respect thereto; and
(vi)to enter into any other agreements reasonably satisfactory to the Administrative Agent granting Liens to the Administrative Agent, for the benefit of the

Secured Parties, on any assets of the Borrower or any other Grantor to secure the Obligations.
Section 8.2.Rights of Administrative Agent. Any institution serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not an Administrative Agent, and such bank and its respective Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate of the Borrower as if it were not an Administrative Agent hereunder.
Section 8.3.Liability of Administrative Agent.
(a)The Administrative Agent shall not have any duties or obligations except those expressly set forth herein. Without limiting the generality of the foregoing, the Administrative Agent (i) shall not be subject to any fiduciary or other implied duties, regardless of whether an Event of Default has occurred and is continuing, (ii) shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby that the Administrative Agent is required to exercise in writing as directed by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 10.08), (iii) except as expressly set forth herein, not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to AAG or any of AAG’s Subsidiaries that is communicated to or obtained by the institution serving as an Administrative Agent or any of its Affiliates in any capacity or (iv) will not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable law, including for the avoidance of doubt, any action that may be in violation of the automatic stay under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect. The Administrative Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 10.08) or in the absence of its own gross negligence or willful misconduct. The Administrative Agent shall be deemed not to have knowledge of any Event of Default unless and until written notice thereof is given to the Administrative Agent by the Borrower or a Lender, and the Administrative Agent shall not be responsible for, or have any duty to ascertain or inquire into, (A) any statement, warranty or representation made in or in connection with this Agreement, (B) the contents of any certificate, report or other document delivered hereunder or in connection herewith, (C) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein, (D) the validity, enforceability, effectiveness or genuineness of this Agreement or any other agreement, instrument or document, or (E) the satisfaction of any condition set forth in Section 4 or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.
(b)The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.
(c)The Administrative Agent may perform any and all of its duties and exercise its rights and powers by or through any one or more sub-agents appointed by it. The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers through its Related Parties. The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.
Section 8.4.Reimbursement and Indemnification. Each Lender agrees (a) to reimburse on demand the Administrative Agent for such Lender’s Aggregate Exposure Percentage of any expenses and fees incurred for the benefit of the Lenders under this Agreement and any of the Loan Documents, including, without limitation, counsel fees and compensation of agents and employees paid for services rendered on behalf of the Lenders, and any other expense incurred in connection with the operations or enforcement thereof, not reimbursed by the Borrower or the Guarantors and (b) to indemnify and hold harmless the Administrative Agent and any of its Related Parties, on demand, in the amount equal to such Lender’s Aggregate Exposure Percentage, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against it or any of them in any way relating to or arising out of this Agreement or any of the Loan Documents or any action taken or omitted by it or any of them under this Agreement or any of the Loan Documents to the extent not reimbursed by the Borrower or the Guarantors (except such as shall result from its gross negligence or willful misconduct as determined in a final and non-appealable judgment by a court of competent jurisdiction).
Section 8.5.Successor Agents. Subject to the appointment and acceptance of a successor agent as provided in this paragraph, the Administrative Agent may resign at any time by notifying the Lenders and the Borrower. Upon any such resignation by the Administrative Agent, the Required Lenders shall have the right, with the consent (provided no Event of Default or Default has occurred and is continuing) of the Borrower (such consent not to be unreasonably withheld or delayed), to appoint a successor. If no successor shall have been so appointed by the

Required Lenders and shall have accepted such appointment within thirty (30) days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may, with the consent (provided no Event of Default or Default has occurred or is continuing) of the Borrower (such consent not to be unreasonably withheld or delayed), appoint a successor Administrative Agent which shall be a bank institution with an office in New York, New York, or an Affiliate of any such bank. Upon the acceptance of its appointment as Administrative Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the retiring Administrative Agent’s resignation hereunder, the provisions of this Article and Section 10.04 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as an Administrative Agent.
Section 8.6.Independent Lenders. Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any related agreement or any document furnished hereunder or thereunder.
Section 8.7.Advances and Payments.
(a)On the date of each Loan, the Administrative Agent shall be authorized (but not obligated) to advance, for the account of each of the Lenders, the amount of the Loan to be made by it in accordance with its Revolving Commitment hereunder. Should the Administrative Agent do so, each of the Lenders agrees forthwith to reimburse the Administrative Agent in immediately available funds for the amount so advanced on its behalf by the Administrative Agent, together with interest at the Federal Funds Rate if not so reimbursed on the date due from and including such date but not including the date of reimbursement.
(b)Any amounts received by the Administrative Agent in connection with this Agreement (other than amounts to which the Administrative Agent is entitled pursuant to Sections 2.19, 2.20, 8.04 and 10.04), the application of which is not otherwise provided for in this Agreement, shall be applied in accordance with Section 2.17(b). All amounts to be paid to a Lender by the Administrative Agent shall be credited to that Lender, after collection by the Administrative Agent, in immediately available funds either by wire transfer or deposit in that Lender’s correspondent account with the Administrative Agent, as such Lender and the Administrative Agent shall from time to time agree.

Section 8.8.Sharing of Setoffs. Each Lender agrees that, except to the extent this Agreement expressly provides for payments to be allocated to a particular Lender, if it shall, through the exercise either by it or any of its banking Affiliates of a right of banker’s lien, setoff or counterclaim against the Borrower or a Guarantor, including, but not limited to, a secured claim under Section 506 of the Bankruptcy Code or other security or interest arising from, or in lieu of, such secured claim and received by such Lender (or any of its banking Affiliates) under any applicable bankruptcy, insolvency or other similar law, or otherwise, obtain payment in respect of its Revolving Extensions of Credit as a result of which the unpaid portion of its Revolving Extensions of Credit is proportionately less than the unpaid portion of the Revolving Extensions of Credit of any other Lender (a) it shall promptly purchase at par (and shall be deemed to have thereupon purchased) from such other Lender a participation in the Loans of such other Lender, so that the aggregate amount of each Lender’s Revolving Extensions of Credit and its participation in Loans of the other Lenders shall be in the same proportion to the aggregate unpaid principal amount of all Revolving Extensions of Credit then outstanding as the amount of its Revolving Extensions of Credit prior to the obtaining of such payment was to the amount of all Revolving Extensions of Credit prior to the obtaining of such payment and (b) such other adjustments shall be made from time to time as shall be equitable to ensure that the Lenders share such payment pro-rata, provided that if any such non-pro-rata payment is thereafter recovered or otherwise set aside, such purchase of participations shall be rescinded (without interest). The Borrower expressly consents to the foregoing arrangements and agrees, to the fullest extent permitted by law, that any Lender holding (or deemed to be holding) a participation in a Loan acquired pursuant to this Section or any of its banking Affiliates may exercise any and all rights of banker’s lien, setoff or counterclaim with respect to any and all moneys owing by the Borrower to such Lender as fully as if such Lender was the original obligee thereon, in the amount of such participation. The provisions of this Section 8.08 shall not be construed to apply to (a) any payment made by the Borrower or a Guarantor pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Defaulting Lender) or (b) any payment obtained by any Lender as consideration for the assignment or sale of a participation in any of its Loans or other Obligations owed to it.
Section 8.9.Withholding Taxes. The Administrative Agent shall withhold from any payment to any Lender an amount equivalent to any withholding tax required by any applicable law to be deducted or withheld from such payment. If the Internal Revenue Service or any other Governmental Authority asserts a claim that the Administrative Agent did not properly withhold tax from amounts paid to or for the account of any Lender for any reason, or the Administrative Agent has paid over to the Internal Revenue Service applicable withholding tax relating to a payment to a Lender but no deduction has been made from such payment, without duplication of any indemnification obligations set forth in Section 8.04, such Lender shall indemnify the Administrative Agent fully for all amounts paid, directly or indirectly, by the Administrative Agent as tax or otherwise, including any penalties or interest and together with any expenses incurred.

Section 8.10.Appointment by Secured Parties. Each Secured Party that is not a party to this Agreement shall be deemed to have appointed the Administrative Agent as its agent under the Loan Documents in accordance with the terms of this Section 8 and to have acknowledged that the provisions of this Section 8 apply to such Secured Party mutatis mutandis as though it were a party hereto (and any acceptance by such Secured Party of the benefits of this Agreement or any other Loan Document shall be deemed an acknowledgment of the foregoing).
Section 8.11.Erroneous Payments.
(a)If the Administrative Agent (x) notifies a Lender or Secured Party, or any Person who has received funds on behalf of a Lender or Secured Party (any such Lender, Secured Party or other recipient (and each of their respective successors and assigns), a “Payment Recipient”) that the Administrative Agent has determined in its sole discretion (whether or not after receipt of any notice under immediately succeeding clause (b)) that any funds (as set forth in such notice from the Administrative Agent) received by such Payment Recipient from the Administrative Agent or any of its Affiliates were erroneously or mistakenly transmitted to, or otherwise erroneously or mistakenly received by, such Payment Recipient (whether or not known to such Lender, Secured Party or other Payment Recipient on its behalf) (any such funds, whether transmitted or received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise, individually and collectively, an “Erroneous Payment”) and (y) demands in writing the return of such Erroneous Payment (or a portion thereof), such Erroneous Payment shall at all times remain the property of the Administrative Agent pending its return or repayment as contemplated below in this Section 8.11 and held in trust for the benefit of the Administrative Agent, and such Lender or Secured Party shall (or, with respect to any Payment Recipient who received such funds on its behalf, shall cause such Payment Recipient to) promptly, but in no event later than two Business Days thereafter (or such later date as the Administrative Agent may, in its sole discretion, specify in writing), return to the Administrative Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made, in same day funds (in the currency so received), together with interest thereon (except to the extent waived in writing by the Administrative Agent) in respect of each day from and including the date such Erroneous Payment (or portion thereof) was received by such Payment Recipient to the date such amount is repaid to the Administrative Agent in same day funds at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect. A notice of the Administrative Agent to any Payment Recipient under this clause (a) shall be conclusive, absent manifest error.
(b)Without limiting immediately preceding clause (a), each Lender or Secured Party, or any Person who has received funds on behalf of a Lender or Secured Party (and each of their respective successors and assigns), agrees that if it receives a payment, prepayment or repayment (whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise) from the Administrative Agent (or any of its Affiliates) (x) that is in a different amount than, or on a different date from, that specified in this Agreement or in a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates) with respect to such payment, prepayment or repayment, (y) that was not preceded or accompanied by a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates), or (z) that such Lender or Secured Party, or other such recipient, otherwise becomes aware was transmitted, or received, in error or by mistake (in whole or in part), then in each such case:
(i)it acknowledges and agrees that (A) in the case of immediately preceding clauses (x) or (y), an error and mistake shall be presumed to have been made (absent written confirmation from the Administrative Agent to the contrary) or (B) an error and mistake has been made (in the case of immediately preceding clause (z)), in each case, with respect to such payment, prepayment or repayment; and
(ii)such Lender or Secured Party shall use commercially reasonable efforts to (and shall use commercially reasonable efforts to cause any other recipient that receives funds on its respective behalf to) promptly (and, in all events, within one Business Day of its knowledge of the occurrence of any of the circumstances described in immediately preceding clauses (x), (y) and (z)) notify the Administrative Agent of its receipt of such payment, prepayment or repayment, the details thereof (in reasonable detail) and that it is so notifying the Administrative Agent pursuant to this Section 8.11(b).
For the avoidance of doubt, the failure to deliver a notice to the Administrative Agent pursuant to this Section 8.11(b) shall not have any effect on a Payment Recipient’s obligations pursuant to Section 8.11(a) or on whether or not an Erroneous Payment has been made.
(c)Each Lender or Secured Party hereby authorizes the Administrative Agent to set off, net and apply any and all amounts at any time owing to such Lender or Secured Party under any Loan Document, or otherwise payable or distributable by the Administrative Agent to such Lender or Secured Party under any Loan Document with respect to any payment of principal, interest, fees or other amounts, against any amount that the Administrative Agent has demanded to be returned under immediately preceding clause (a).
(d)(i) In the event that an Erroneous Payment (or portion thereof) is not recovered by the Administrative Agent for any reason, after demand therefor in accordance with immediately preceding clause (a), from any Lender that has received such Erroneous Payment (or portion thereof) (and/or from any Payment Recipient who received such Erroneous Payment (or portion thereof) on its respective behalf) (such unrecovered amount, an “Erroneous Payment Return Deficiency”), upon the Administrative Agent’s notice to such Lender at any time, then effective immediately (with the consideration therefore being acknowledged by the parties hereto), (A) such Lender shall be deemed to have assigned its Loans (but not its Commitments) with respect to which such Erroneous Payment was made (the “Erroneous Payment Impacted Class”) in an amount equal to the Erroneous Payment Return Deficiency (or such lesser amount as the

Administrative Agent may specify) (such assignment of the Loans (but not Commitments) of the Erroneous Payment Impacted Class, the “Erroneous Payment Deficiency Assignment”) (on a cashless basis and such amount calculated at par plus any accrued and unpaid interest (with the assignment fee to be waived by the Administrative Agent in such instance)), and is hereby (together with the Borrower) deemed to execute and deliver an Assignment and Acceptance (or, to the extent applicable, an agreement incorporating an Assignment and Acceptance by reference pursuant to a Platform as to which the Administrative Agent and such parties are participants) with respect to such Erroneous Payment Deficiency Assignment, and such Lender shall deliver any notes evidencing such Loans to the Borrower or the Administrative Agent (but the failure of such Person to deliver any such notes shall not affect the effectiveness of the foregoing assignment), (B) the Administrative Agent as the assignee Lender shall be deemed to acquire the Erroneous Payment Deficiency Assignment, (C) upon such deemed acquisition, the Administrative Agent as the assignee Lender shall become a Lender, as applicable, hereunder with respect to such Erroneous Payment Deficiency Assignment and the assigning Lender shall cease to be a Lender, as applicable, hereunder with respect to such Erroneous Payment Deficiency Assignment, excluding, for the avoidance of doubt, its obligations under the indemnification provisions of this Agreement and its applicable Commitments which shall survive as to such assigning Lender and (D) the Administrative Agent and the Borrower shall each be deemed to have waived any consents required under this Agreement to any such Erroneous Payment Deficiency Assignment, and (E) the Administrative Agent will reflect in the Register its ownership interest in the Loans subject to the Erroneous Payment Deficiency Assignment. For the avoidance of doubt, no Erroneous Payment Deficiency Assignment will reduce the Commitments of any Lender and such Commitments shall remain available in accordance with the terms of this Agreement.
(ii) Subject to Section 10.02 (but excluding, in all events, any assignment consent or approval requirements (whether from the Borrower or otherwise)), the Administrative Agent may, in its discretion, sell any Loans acquired pursuant to an Erroneous Payment Deficiency Assignment and upon receipt of the proceeds of such sale, the Erroneous Payment Return Deficiency owing by the applicable Lender shall be reduced by the net proceeds of the sale of such Loan (or portion thereof), and the Administrative Agent shall retain all other rights, remedies and claims against such Lender (and/or against any recipient that receives funds on its respective behalf). In addition, an Erroneous Payment Return Deficiency owing by the applicable Lender (x) shall be reduced by the proceeds of prepayments or repayments of principal and interest, or other distribution in respect of principal and interest, received by the Administrative Agent on or with respect to any such Loans acquired from such Lender pursuant to an Erroneous Payment Deficiency Assignment (to the extent that any such Loans are then owned by the Administrative Agent) and (y) may, in the sole discretion of the Administrative Agent, be reduced by any amount specified by the Administrative Agent in writing to the applicable Lender from time to time.
(e)The parties hereto agree that (x) irrespective of whether the Administrative Agent may be equitably subrogated, in the event that an Erroneous Payment (or portion thereof) is not recovered from any Payment Recipient that has received such Erroneous Payment (or portion thereof) for any reason, the Administrative Agent shall be subrogated to all the rights and interests of such Payment Recipient (and, in the case of any Payment Recipient who has received funds on behalf of a Lender or Secured Party, to the rights and interests of such Lender or Secured Party, as the case may be) under the Loan Documents with respect to such amount (the “Erroneous Payment Subrogation Rights”) (provided that the Borrower’s Obligations under the Loan Documents in respect of the Erroneous Payment Subrogation Rights shall not be duplicative of such Obligations in respect of Loans that have been assigned to the Administrative Agent under an Erroneous Payment Deficiency Assignment) and (y) an Erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations owed by the Borrower or any Guarantor; provided that this Section 8.11 shall not be interpreted to increase (or accelerate the due date for), or have the effect of increasing (or accelerating the due date for), the Obligations of the Borrower or any Guarantor relative to the amount (and/or timing for payment) of the Obligations that would have been payable had such Erroneous Payment not been made by the Administrative Agent; provided, further, that for the avoidance of doubt, immediately preceding clauses (x) and (y) shall not apply to the extent any such Erroneous Payment is, and solely with respect to the amount of such Erroneous Payment that is, comprised of funds received by the Administrative Agent from, or on behalf of (including through the exercise of remedies under any Loan Document), the Borrower or any Guarantor for the purpose of a payment on the Obligations.
(f)To the extent permitted by applicable law, no Payment Recipient shall assert any right or claim to an Erroneous Payment, and hereby waives, and is deemed to waive, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Erroneous Payment received, including, without limitation, any defense based on “discharge for value” or any similar doctrine.
(g)Each party’s obligations, agreements and waivers under this Section 8.11 shall survive the resignation or replacement of the Administrative Agent, any transfer of rights or obligations by, or the replacement of, a Lender, the termination of the Commitments and/or the repayment, satisfaction or discharge of all Obligations (or any portion thereof) under any Loan Document.
SECTION 9.

GUARANTY
Section 9.1.Guaranty.
(a)Each of the Guarantors unconditionally, absolutely and irrevocably guarantees the due and punctual payment by the Borrower of the Obligations (including interest accruing on and after the filing of any petition in bankruptcy or of reorganization of the obligor whether or not post filing interest is allowed in such proceeding) (collectively, the “Guaranteed Obligations” and the obligations of each Guarantor in respect thereof, its “Guaranty Obligations”). Each of the Guarantors further agrees that, to the extent permitted by applicable law, the Obligations may be extended or renewed, in whole or in part, without notice to or further assent from it, and it will remain bound upon this guaranty notwithstanding any extension or renewal of any of the Obligations. The Guaranteed Obligations of the Guarantors shall be joint and several. Each of the Guarantors further agrees that its guaranty hereunder is a primary obligation of such Guarantor and not merely a contract of surety.
(b)To the extent permitted by applicable law, each of the Guarantors waives presentation to, demand for payment from and protest to the Borrower or any other Guarantor, and also waives notice of protest for nonpayment. The obligations of the Guarantors hereunder shall not, to the extent permitted by applicable law, be affected by (i) the failure of the Administrative Agent or a Lender to assert any claim or demand or to enforce any right or remedy against the Borrower or any other Guarantor under the provisions of this Agreement or any other Loan Document or otherwise; (ii) any extension or renewal of any provision hereof or thereof; (iii) any rescission, waiver, compromise, acceleration, amendment or modification of any of the terms or provisions of any of the Loan Documents; (iv) the release, exchange, waiver or foreclosure of any security held by the Administrative Agent for the Obligations or any of them; (v) the failure of the Administrative Agent or a Lender to exercise any right or remedy against any other Guarantor; or (vi) the release or substitution of any Collateral or any other Guarantor.
(c)To the extent permitted by applicable law, each of the Guarantors further agrees that this guaranty constitutes a guaranty of payment when due and not just of collection, and waives any right to require that any resort be had by the Administrative Agent or a Lender to any security held for payment of the Obligations or to any balance of any deposit, account or credit on the books of the Administrative Agent or a Lender in favor of the Borrower or any other Guarantor, or to any other Person.
(d)To the extent permitted by applicable law, each of the Guarantors hereby waives any defense that it might have based on a failure to remain informed of the financial condition of the Borrower and of any other Guarantor and any circumstances affecting the ability of the Borrower to perform under this Agreement.
(e)To the extent permitted by applicable law, each Guarantor’s guaranty shall not be affected by the genuineness, validity, regularity or enforceability of the Obligations or any other instrument evidencing any Obligations, or by the existence, validity, enforceability, perfection, or extent of any collateral therefor or by any other circumstance relating to the Obligations which might otherwise constitute a defense to this guaranty (other than payment in full in cash of the Obligations in accordance with the terms of this Agreement (other than those that constitute unasserted contingent indemnification obligations)). Neither the Administrative Agent nor any of the Lenders makes any representation or warranty in respect to any such circumstances or shall have any duty or responsibility whatsoever to any Guarantor in respect of the management and maintenance of the Obligations.

(f)Upon the occurrence of the Obligations becoming due and payable (by acceleration or otherwise), the Lenders shall be entitled to immediate payment of such Obligations by the Guarantors upon written demand by the Administrative Agent.
Section 9.2.No Impairment of Guaranty. To the extent permitted by applicable law, the obligations of the Guarantors hereunder shall not be subject to any reduction, limitation or impairment for any reason, including, without limitation, any claim of waiver, release, surrender, alteration or compromise, other than pursuant to a written agreement in compliance with Section 10.08 and shall not be subject to any defense or set-off, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of the Obligations. To the extent permitted by applicable law, without limiting the generality of the foregoing, the obligations of the Guarantors hereunder shall not be discharged or impaired or otherwise affected by the failure of the Administrative Agent or a Lender to assert any claim or demand or to enforce any remedy under this Agreement or any other agreement, by any waiver or modification of any provision hereof or thereof, by any default, failure or delay, willful or otherwise, in the performance of the Obligations, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of the Guarantors or would otherwise operate as a discharge of the Guarantors as a matter of law.
Section 9.3.Continuation and Reinstatement, etc. Each Guarantor further agrees that its guaranty hereunder shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of any Obligation is rescinded or must otherwise be restored by the Administrative Agent, any Lender or any other Secured Party upon the bankruptcy or reorganization of the Borrower or a Guarantor, or otherwise.
Section 9.4.Subrogation. Upon payment by any Guarantor of any sums to the Administrative Agent or a Lender hereunder, all rights of such Guarantor against the Borrower arising as a result thereof by way of right of subrogation or otherwise, shall in all respects be subordinate and junior in right of payment to the prior payment in full of all the Obligations (including interest accruing on and after the filing of any petition in bankruptcy or of reorganization of an obligor whether or not post filing interest is allowed in such proceeding). If any amount shall be paid to such Guarantor for the account of the Borrower relating to the Obligations prior to payment in full of the Obligations, such amount shall be held in trust for the benefit of the Administrative Agent and the Lenders and shall forthwith be paid to the Administrative Agent and the Lenders to be credited and applied to the Obligations, whether matured or unmatured.
Section 9.5.Discharge of Guaranty. In the event of any sale or other disposition of all or substantially all of the assets of any Guarantor other than AAG or Hawaiian, by way of merger, consolidation or otherwise, or a sale or other disposition of all Capital Stock of any Guarantor other than AAG or Hawaiian, in each case to a Person that is not (either before or after giving effect to such transactions) the Borrower or a Guarantor or the merger or consolidation of a Guarantor other than AAG or Hawaiian with or into the Borrower or another Guarantor, in each case, in a transaction permitted under this Agreement, then such Guarantor (in the event of a sale or other disposition, by way of merger, consolidation or otherwise, of all of the Capital Stock of such Guarantor) or the corporation acquiring the property (in the event of a sale or other disposition of all or substantially all of the assets of such Guarantor) will be automatically released and relieved of any obligations under its Guarantee of the Guaranteed Obligations.
SECTION 10.

MISCELLANEOUS
Section 10.1.Notices.
(a)Except in the case of notices and other communications expressly permitted to be given by telephone (and subject to paragraph (b) below), all notices and other communications provided for herein or under any other Loan Document shall be in writing (including by email), and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:
(i)if to the Borrower or any Guarantor, to it at Alaska Airlines, Inc., 19300 International Boulevard, Seattle, WA 98188, Attention: Chief Financial Officer, Phone:, [***], Email: [***];
with a copy to:
Alaska Air Group, Inc., 19300 International Boulevard, Seattle, WA 98188, Attention: Chief Legal Officer, Phone: [***];
(ii)if to Citibank as Administrative Agent, to it at Citibank Delaware, One Penn’s Way, OPS II, New Castle, Delaware 19720, Attention: Agency Operations, Phone: [***], Fax: [***], Email: [***], Borrower Inquiries Only: [***], Borrower Notifications: [***], Disclosure Team Mail (Financial Reporting): [***], Investor Relations Team (Investor Inquiries Only): [***]; and
(iii)if to any other Lender, to it at its address (or telecopy number) set forth in Annex A hereto or, if subsequently delivered, an Assignment and Acceptance.
(b)Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communications pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices pursuant to Section 2 unless otherwise agreed by the Administrative Agent and the applicable Lender. The Administrative Agent or the Borrower may, in its reasonable discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

(c)Any party hereto may change its address, telecopy number or e-mail address for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.
Section 10.2.Successors and Assigns.
(a)The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that (i) the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void), provided that the foregoing shall not restrict any transaction permitted by Section 6.10, and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section 10.02. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants (to the extent provided in paragraph (d) of this Section 10.02) and, to the extent expressly contemplated hereby, the Related Parties of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.
(b)(i)  Subject to the conditions set forth in paragraph (b)(ii) below, any Lender may assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Revolving Commitment and the Loans at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld or delayed) of:
(A)the Administrative Agent; provided that no consent of the Administrative Agent shall be required for an assignment if the assignee is a Lender, an Affiliate of a Lender or an Approved Fund of a Lender, in each case so long as such assignee is an Eligible Assignee; and
(B)the Borrower; provided that no consent of the Borrower shall be required for an assignment (I) if an Event of Default has occurred and is continuing or (II) if the assignee is a Lender, an Affiliate of a Lender or an Approved Fund of a Lender, in each case so long as such assignee is an Eligible Assignee; provided, further, that the Borrower’s consent will be deemed given with respect to a proposed assignment if no response is received with ten (10) Business Days after having received a written request from such Lender pursuant to this Section 10.02(b).
(i)Assignments shall be subject to the following additional conditions:
(A)any assignment of any portion of the Total Revolving Commitment, Revolving Loans shall be made to an Eligible Assignee;

(B)except in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund of a Lender or an assignment of the entire remaining amount of the assigning Lender’s Revolving Commitment or Loans, the amount of such Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000, and after giving effect to such assignment, the portion of the Loan or Commitment held by the assigning Lender of the same tranche as the assigned portion of the Loan or Commitment shall not be less than $5,000,000, in each case unless the Borrower and the Administrative Agent otherwise consent; provided that no consent of the Borrower shall be required with respect to such assignment if an Event of Default has occurred and is continuing; provided, further, that any such assignment shall be in increments of $500,000 in excess of the minimum amount described above;
(C)each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement;
(D)the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance, together with a processing and recordation fee of $3,500 for the account of the Administrative Agent; and
(E)the assignee, if it was not a Lender immediately prior to such assignment, shall deliver (i) to the Administrative Agent an administrative questionnaire in a form as the Administrative Agent may require and (ii) any documents required to be delivered pursuant to Section 2.16.
For the purposes of this Section 10.02(b), the term “Approved Fund” means with respect to any Lender, any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course of its business and that is administered or managed by (a) such Lender, (b) an Affiliate of such Lender or (c) an entity or an Affiliate of an entity that administers or manages such Lender.
(ii)Subject to acceptance and recording thereof pursuant to paragraph (b)(iv) of this Section 10.02, from and after the effective date specified in each Assignment and Acceptance, the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Revolving Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.14, 2.16 and 10.04). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 10.02 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (d) of this Section 10.02.
(iii)The Administrative Agent shall maintain at its offices a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Revolving Commitments of, and principal amount (and stated interest) of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Borrower, the Guarantors, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.
(iv)Notwithstanding anything to the contrary contained herein, no assignment may be made hereunder to any Defaulting Lender or any of its subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (v).
(v)In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment will be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or sub-participations, or other compensating actions, including funding, with the consent of the Borrower and the Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Borrower, Administrative Agent and each other Revolving Lender hereunder (and interest accrued thereon), and (y) acquire (and fund as appropriate) its full pro rata share of all Loans in accordance with its Aggregate Exposure Percentage. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder becomes effective under applicable law without compliance with the provisions of this paragraph, then the assignee of such interest will be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.
(c)Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Lender and an assignee, the assignee’s completed administrative questionnaire in a form as the Administrative Agent may require (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph (b) of this Section, the

Administrative Agent shall accept such Assignment and Acceptance and record the information contained therein in the Register; provided that if either the assigning Lender or the assignee shall have failed to make any payment required to be made by it pursuant to Section 2.04(a), 8.04 or 10.04(d), the Administrative Agent shall have no obligation to accept such Assignment and Acceptance and record the information therein in the Register unless and until such payment shall have been made in full, together with all accrued interest thereon. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.
(d)(i)  Any Lender may, without the consent of the Borrower or the Administrative Agent, sell participations to one or more banks or other entities (a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans); provided that (A) such Lender’s obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (C) the Borrower, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement and (D) no participation shall be sold to a natural person or the Borrower or any of its Affiliates. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 10.08(a) that affects such Participant. Subject to Section 10.02(d)(ii), the Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.14 and 2.16 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 10.02(b). Each Lender that sells a participation, acting solely for this purpose as a non-fiduciary agent of the Borrower, shall maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under this Agreement (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register to any Person (including the identity of any Participant or any information relating to a Participant’s interest in any Commitments, Loans or its other obligations under this Agreement or any Loan Document) except to the extent that such disclosure is necessary to establish that such Commitment, Loan or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender, the Borrower, a Guarantor and the Administrative Agent shall treat each person whose name is recorded in the Participant Register pursuant to the terms hereof as the owner of such participation for all purposes of this Agreement, notwithstanding notice to the contrary.
(i)The Borrower and any Guarantor shall not be obligated to make any greater payment under Section 2.14 or 2.16 than it would have been obligated to make in the absence of any participation. A Participant shall be subject to the terms of Section

2.18(a). The Lender selling the participation to such Participant shall be subject to the terms of Section 2.18(b) if such Participant requests compensation or additional amounts or indemnification payments pursuant to Section 2.14 or 2.16. A Participant shall not be entitled to the benefits of Section 2.16 unless such Participant agrees, for the benefit of the Borrower, to comply with Sections 2.16(f), 2.16(g) and 2.16(h) as though it were a Lender.
(e)Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including without limitation any pledge or assignment to secure obligations to a Federal Reserve Bank or other central bank having jurisdiction over such Lender, and this Section 10.02 shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.
(f)Any Lender may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 10.02, disclose to the assignee or participant or proposed assignee or participant, any information relating to the Borrower or any of the Guarantors furnished to such Lender by or on behalf of the Borrower or any of the Guarantors; provided that prior to any such disclosure, each such assignee or participant or proposed assignee or participant provides to the Administrative Agent its agreement in writing to be bound for the benefit of the Borrower by either the provisions of Section 10.03 or other provisions at least as restrictive as Section 10.03.
Section 10.3.Confidentiality. Each Lender agrees to keep any information delivered or made available by the Borrower or any of the Guarantors to it confidential, in accordance with its customary procedures, from anyone other than persons employed or retained by such Lender who are or are expected to become engaged in evaluating, approving, structuring or administering the Loans, and who are advised by such Lender of the confidential nature of such information; provided that nothing herein shall prevent any Lender from disclosing such information (a) to any of its Affiliates and their respective agents and advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such information and instructed to keep such information confidential) or to any other Lender or any other party hereto, (b) upon the order of any court or administrative agency, (c) upon the request or demand of any regulatory agency or authority (including any self-regulatory authority), (d) which has been publicly disclosed other than as a result of a disclosure by the Administrative Agent or any Lender which is not permitted by this Agreement, (e) in connection with any litigation to which the Administrative Agent, any Lender, or their respective Affiliates may be a party to the extent reasonably required under applicable rules of discovery, (f) to the extent reasonably required in connection with the exercise of any remedy or enforcement of rights hereunder, (g) to such Lender’s legal counsel and independent auditors, (h) on a confidential basis to any rating agency in connection with rating AAG and its Subsidiaries or the Revolving Facility, (i) with the consent of the Borrower, (j) to any actual or proposed participant or assignee of all or part of its rights hereunder, to any direct or indirect contractual counterparty (or the professional advisors thereto) to any swap or derivative transaction relating to the Borrower and its obligations or to any credit insurance provider relating to the Borrower and its obligations and (k) to any other party to this Agreement, in each case, subject to the proviso in Section 10.02(f) (with any reference to any assignee or participant set forth in such proviso being deemed to include a reference to such contractual counterparty or credit insurance provider for purposes of this Section 10.03(j)). If any Lender is in any manner requested or required to disclose any of the information delivered or made available to it by the Borrower or any of the Guarantors under clauses (b) or (e) of this Section, such Lender will, to the extent permitted by law, provide the Borrower or such Guarantor with prompt notice, to the extent reasonable, so that the Borrower or such Guarantor may seek, at its sole expense, a protective order or other appropriate remedy or may waive compliance with this Section 10.03.
Section 10.4.Expenses; Indemnity; Damage Waiver.
(a)(i) The Borrower shall pay or reimburse: (A) all reasonable fees and reasonable out-of-pocket expenses of the Administrative Agent (including the reasonable fees, disbursements and other charges of Milbank LLP, special counsel to the Administrative Agent) associated with the syndication of the credit facilities provided for herein, and the preparation, execution and delivery of the Loan Documents and any amendments, modifications or waivers of the provisions hereof requested by the Borrower (whether or not the transactions contemplated hereby or thereby shall be consummated); and (B) in connection with any enforcement of the Loan Documents, (i) all fees and out-of-pocket expenses of the Administrative Agent (including the reasonable fees, disbursements and other charges of a single counsel for the Administrative Agent) incurred during the continuance of a Default, (ii) all such fees and expenses of the Administrative Agent and the Lenders (including the reasonable fees, disbursements and other charges of counsel for the Administrative Agent and the Lenders, which may be separate counsel) incurred during the continuance of an Event of Default; and (C) all reasonable, documented, out-of-pocket costs, expenses, taxes, assessments and other charges (including the reasonable fees, disbursements and other charges of counsel for the Administrative Agent) incurred by the Administrative Agent in connection with any filing, registration, recording or perfection of any security interest contemplated by any Loan Document or incurred in connection with any release or addition of Collateral.
(i)All payments or reimbursements pursuant to the foregoing clause (a)(i) shall be paid within thirty (30) days of written demand together with back-up documentation supporting such reimbursement request.
(b)The Borrower shall indemnify the Administrative Agent, each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the reasonable fees, charges and disbursements of any counsel for any Indemnitee, arising out of, in connection with, or as a result of any actual or prospective claim, litigation, investigation or proceeding, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto and whether or not any such claim, litigation, investigation or proceeding is brought by the Borrower, its equity holders, its Affiliates, its creditors or any other Person (including any investigating, preparing for or defending any such claims, actions, suits, investigations or proceedings, whether or not in connection with pending or threatened litigation in which such Indemnitee is a party), relating to (i) the execution or delivery of this Agreement or any agreement or instrument contemplated hereby, the performance by the parties hereto of their respective obligations hereunder or the consummation of the Transactions or any other transactions contemplated hereby, (ii) any Loan or the use of the proceeds therefrom or (iii) any actual or alleged presence or Release of Hazardous Materials on or from any property owned or operated by the Borrower or any of its Subsidiaries, or any Environmental Liability related in any way to, or asserted against, the Borrower or any of its Subsidiaries; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and non-appealable judgment to (x) have resulted from the bad faith, gross negligence or willful misconduct of such Indemnitee (or of any Related Party that is a controlled Affiliate of such Indemnitee (a “Controlled Related Party”)), and any such Indemnitee shall repay the Borrower the amount of any expenses previously reimbursed by the Borrower in connection with any such loss, claims, damages, expenses or liability to such Indemnitee and, to the extent not repaid by any of them, such Indemnitee’s Controlled Related Parties not a party to this Agreement, or (y) arise from disputes solely among the Indemnitees (other than any dispute involving claims against any Person in its capacity as an agent or similar role hereunder) that do not involve an act or omission by AAG or any of its Subsidiaries. This Section 10.04(b) shall not apply with respect to Taxes other than Taxes that represent losses or damages arising from any non-Tax claim.
(c)In case any action or proceeding shall be brought or asserted against an Indemnitee in respect of which indemnity may be sought against the Borrower under the provisions of any Loan Document, such Indemnitee shall promptly notify the Borrower in writing to the extent legally permitted and the Borrower shall, if requested by such Indemnitee or if the Borrower desires to do so, assume the defense thereof, including the employment of counsel reasonably satisfactory to such Indemnitee but only if (i) no Event of Default shall have occurred and be continuing and (ii) such action or proceeding does not involve any risk of criminal liability or material risk of material civil money penalties being imposed on such Indemnitee. The Borrower shall not enter into any settlement of any such action or proceeding that admits any Indemnitee’s misconduct or negligence. The failure to so notify the Borrower shall not affect any obligations the Borrower may have to such Indemnitee under the Loan Documents or otherwise other than to the extent that the Borrower is materially adversely affected by such failure. The Indemnitees shall have the right to employ separate counsel in such action or proceeding and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the Indemnitees unless: (i) the Borrower has agreed to pay such fees and expenses, (ii) the Borrower has failed to assume the defense of such action or proceeding and employ counsel reasonably satisfactory to the Indemnitees or (iii) the Indemnitees shall have been advised in writing by counsel that under prevailing ethical standards there may be a conflict between the positions of the Borrower and the Indemnitees in conducting the defense of such action or proceeding or that there may be legal defenses available to the Indemnitees different from or in addition to those available to the Borrower, in which case, if the Indemnitees notify the Borrower in writing that they elect to employ separate counsel at the expense of the Borrower, the Borrower shall not have the right to assume the defense of such action or proceeding on behalf of the Indemnitees; provided, however, that the Borrower shall not, in connection with any one such action or proceeding or separate but substantially similar or related actions or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be responsible hereunder for the reasonable fees and expenses of more than one such firm of separate counsel, in addition to any local counsel. The Borrower shall not be liable for any settlement of any such action or proceeding effected without the written consent of the Borrower (which shall not be unreasonably withheld or delayed).
(d)To the extent that the Borrower fails to pay any amount required to be paid by it to the Administrative Agent under paragraph (a) or (b) of this Section 10.04, each Lender severally agrees to pay to the Administrative Agent, as the case may be, such portion of the unpaid amount equal to such Lender’s Aggregate Exposure Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought); provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent in its capacity as such.
(e)To the extent permitted by applicable law, each party hereto shall not assert, and hereby waives, any claim against any other party hereto, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the Transactions, any Loan or the use of the proceeds thereof; provided that nothing in this clause (e) shall relieve the Borrower of any obligation it may have to indemnify an Indemnitee pursuant to, and in accordance with the terms of, paragraphs (b) and (c) of this Section 10.04. None of the Administrative Agent, any Lender or any Related Party of any of the foregoing Persons shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby (except to the extent determined in a final and non-appealable judgment by a court of competent jurisdiction to have arisen from the bad faith, willful misconduct or gross negligence of such Person or any Controlled Related Party of such Person).
Section 10.5.Governing Law; Jurisdiction; Consent to Service of Process.
(a)This Agreement and any claims, controversy, dispute or cause of action (whether in contract, tort or otherwise and whether at law or in equity) based upon, arising out of or relating to this Agreement and the transactions contemplated hereby and thereby shall be construed in accordance with and governed by the law of the State of New York.

(b)Each party hereto hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York sitting in New York County, and any appellate court from any thereof, in any action or proceeding (whether in contract, tort or otherwise and whether at law or in equity) arising out of or relating to this Agreement, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State court or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding (whether in contract, tort or otherwise and whether at law or in equity) shall, to the extent permitted by law, be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.
(c)Each party hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in Section 10.05(b). Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.
(d)Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 10.01. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.
Section 10.6.No Waiver. No failure on the part of the Administrative Agent or any of the Lenders to exercise, and no delay in exercising, any right, power or remedy hereunder or any of the other Loan Documents shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. All remedies hereunder are cumulative and are not exclusive of any other remedies provided by law.
Section 10.7.Extension of Maturity. Should any payment of principal of or interest or any other amount due hereunder become due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day and, in the case of principal, interest shall be payable thereon at the rate herein specified during such extension.
Section 10.8.Amendments, etc.
(a)No modification, amendment or waiver of any provision of this Agreement or any Collateral Document (other than the Account Control Agreements), and no consent to any departure by the Borrower or any Guarantor therefrom, shall in any event be effective unless the same shall be in writing and signed by the Required Lenders (or signed by the Administrative Agent with the consent of the Required Lenders), and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given; provided, however, that, subject to Sections 2.07(d) and 2.29 of this Agreement, no such modification or amendment shall without the prior written consent of:
(i)each Lender directly and adversely affected thereby (A) increase the Commitment of any Lender or extend the termination date of the Commitment of any Lender (it being understood that a waiver of an Event of Default shall not constitute an increase in or extension of the termination date of the Commitment of a Lender) or extend the final maturity date of the Loans of any Lender, or (B) reduce the principal amount of any Loan or extend any date for the payment of interest or Fees hereunder or reduce any Fees payable hereunder, or (C) amend, modify or waive any provision of Section 2.17(b) or Section 8.08 in any manner that would alter the pro rata payment provisions therein; and
(ii)all of the Lenders (A) amend or modify any provision of this Agreement which provides for the unanimous consent or approval of the Lenders, (B) amend this Section 10.08 that has the effect of changing the number or percentage of Lenders that must approve any modification, amendment, waiver or consent or modify the percentage of the Lenders required in the definition of Required Lenders, (C) release all or substantially all of the Collateral from the Liens granted to the Administrative Agent hereunder or under any other Loan Document (except to the extent contemplated by the definition of Collateral Release Date, or by Section 6.09 or by the terms of the Collateral Documents), (D) release all or substantially all of the Guarantors or Hawaiian as a Guarantor so long as it is also a Grantor or (E) subordinate the Liens granted to the Administrative Agent hereunder or under any other Loan Document in respect of all (or substantially all) of the Collateral to any Lien securing any other Indebtedness of the Borrower or its Subsidiaries (except to the extent contemplated by Section 10.17 or by the terms of the Collateral Documents);
provided further, that any Collateral Document may be amended, supplemented or otherwise modified with the consent of the applicable Grantor and the Administrative Agent (i) to add assets (or categories of assets) to the Collateral covered by such Collateral Document, as contemplated by the definition of Additional Collateral set forth in Section 1.01 hereof or (ii) to remove any asset or type or category of asset (including after-acquired assets of that type or category) from the Collateral covered by such Collateral Document to the extent the release thereof is permitted by Section 6.09(c).
(b)No such amendment or modification shall adversely affect the rights and obligations of the Administrative Agent hereunder without its prior written consent.
(c)No notice to or demand on the Borrower or any Guarantor shall entitle the Borrower or any Guarantor to any other or further notice or demand in the same, similar or other circumstances. Each assignee under Section 10.02(b) shall be bound by any amendment, modification, waiver, or consent authorized as provided herein, and any consent by a Lender shall bind any Person subsequently acquiring an interest on the Loans held by such Lender. No amendment to this Agreement shall be effective against the Borrower or any Guarantor unless signed by the Borrower or such Guarantor, as the case may be.
(d)Notwithstanding anything to the contrary contained in Section 10.08(a), (i) in the event that either the Borrower requests that this Agreement be modified or amended in a manner which would require the unanimous consent of all of the Lenders or the consent of all Lenders directly and adversely affected thereby and, in each case, such modification or amendment is agreed to by the Required Lenders, then the Borrower may replace any non-consenting Lender in accordance with Section 10.02; provided that such amendment or modification can be effected as a result of the assignment contemplated by such Section (together with all other such assignments required by the Borrower to be made pursuant to this clause (i)); and (ii) if the Administrative Agent and the Borrower shall have jointly identified an obvious error or any error or omission of a technical or immaterial nature in any provision of the Loan Documents, then the Administrative Agent and the Borrower shall be permitted to amend such provision and such amendment shall become effective without any further action or consent of any other party to any Loan Document if the same is not objected to in writing by the Required Lenders within five (5) Business Days after written notice thereof to the Lenders.
(e)[Reserved].
(f)In addition, notwithstanding anything to the contrary contained in Section 10.08(a), this Agreement and, as appropriate, the other Loan Documents, may be amended (or amended and restated) with the written consent of the Required Lenders, the Administrative Agent and the Borrower (a) to add one or more additional credit facilities to this Agreement and to permit the extensions of credit from time to time outstanding thereunder and the accrued interest and fees in respect thereof to share ratably in the benefits of this Agreement and the other Loan Documents with the Revolving Loans and the accrued interest and fees in respect thereof and (b) to include appropriately the Lenders holding such credit facilities in any determination of the Required Lenders.
(g)In addition, notwithstanding anything to the contrary contained in Section 7.01 or Section 10.08(a), following the consummation of any Extension pursuant to Section 2.28, no modification, amendment or waiver (including, for the avoidance of doubt, any forbearance agreement entered into with respect to this Agreement) shall limit the right of any non-extending Revolving Lender (each, a “Non-Extending Lender”) to enforce its right to receive payment of amounts due and owing to such Non-Extending Lender on the Revolving Facility Maturity Date applicable to the Revolving Commitments of such Non-Extending Lenders without the prior written consent of Non-Extending Lenders that would constitute Required Lenders if the Non-Extending Lenders were the only Lenders hereunder at the time.
(h)It is understood that the amendment provisions of this Section 10.08 shall not apply to extensions of the Revolving Facility Maturity Date or the maturity date of any tranche of Revolving Commitments, in each case, made in accordance with Section 2.28.

Section 10.9.Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.
Section 10.10.Headings. Section headings used herein are for convenience only and are not to affect the construction of or be taken into consideration in interpreting this Agreement.
Section 10.11.Survival. All covenants, agreements, representations and warranties made by the Borrower herein and in the certificates or other instruments delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the making of any Loans, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Event of Default or incorrect representation or warranty at the time any credit is extended hereunder. The provisions of Sections 2.14, 2.15, 2.16 and 10.04 and Section 8 shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans or the termination of this Agreement or any provision hereof.
Section 10.12.Execution in Counterparts; Integration; Effectiveness.
(a)This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement constitutes the entire contract among the parties relating to the subject matter hereof and supersedes any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by telecopy or electronic .pdf copy shall be effective as delivery of a manually executed counterpart of this Agreement.
(b)The words “execution,” “signed,” “signature,” and words of like import in this Agreement and the other Loan Documents including any Assignment and Acceptance shall be deemed to include electronic signatures or electronic records, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

Section 10.13.USA Patriot Act. Each Lender that is subject to the requirements of the Patriot Act hereby notifies the Borrower and each Guarantor that pursuant to the requirements of the Act, it is required to obtain, verify and record information that identifies the Borrower and each Guarantor, which information includes the name and address of the Borrower and each Guarantor and other information that will allow such Lender to identify the Borrower and each Guarantor in accordance with the Patriot Act.
Section 10.14.New Value. It is the intention of the parties hereto that any provision of Collateral by a Grantor as a condition to, or in connection with, the making of any Loan hereunder, shall be made as a contemporaneous exchange for new value given by the Lenders, as the case may be, to the Borrower.
Section 10.15.WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO ANY OF THE LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 10.15.
Section 10.16.No Fiduciary Duty. The Administrative Agent, each Lender and their Affiliates (collectively, solely for purposes of this paragraph, the “Lenders”), may have economic interests that conflict with those of the Borrower, its stockholders and/or its affiliates. The Borrower agree that nothing in the Loan Documents or otherwise related to the Transactions will be deemed to create an advisory, fiduciary or agency relationship or fiduciary or other implied duty between any Lender, on the one hand, and the Borrower, its stockholders or its affiliates, on the other hand. The parties hereto acknowledge and agree that (i) the transactions contemplated by the Loan Documents (including the exercise of rights and remedies hereunder and thereunder) are arm’s-length commercial transactions between the Lenders, on the one hand, and the Borrower and the Guarantors, on the other hand, and (ii) in connection therewith and with the process leading thereto, (x) no Lender has assumed an advisory or fiduciary responsibility in favor of the Borrower, its stockholders or its affiliates with respect to the transactions contemplated hereby (or the exercise of rights or remedies with respect thereto) or the process leading thereto (irrespective of whether any Lender has advised, is currently advising or will advise the Borrower, its stockholders or its affiliates on other matters) or any other obligation to the Borrower except the obligations expressly set forth in the Loan Documents and (y) each Lender is acting solely as principal and not as the agent or fiduciary of the Borrower, its management, stockholders, affiliates, creditors or any other Person. The Borrower acknowledges and agrees that it has consulted its own legal and financial advisors to the extent it deemed appropriate and that it is responsible for making its own independent judgment with respect to such transactions and the process leading thereto. The Borrower agrees that it will not claim that any Lender has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Borrower, in connection with such transaction or the process leading thereto.
Section 10.17.Intercreditor Agreements. Notwithstanding anything to the contrary contained in this Agreement, if at any time the Administrative Agent shall enter into any intercreditor agreement pursuant to and as permitted by the terms of this Agreement (any such intercreditor agreement, an “Intercreditor Agreement”) and such Intercreditor Agreement shall remain outstanding, the rights granted to the Secured Parties hereunder and under the other Loan Documents, the lien and security interest granted to the Administrative Agent pursuant to this Agreement or any other Loan Document and the exercise of any right or remedy by the Administrative Agent hereunder or under any other Loan Document shall be subject to the terms and conditions of such Intercreditor Agreement. In the event of any conflict between the terms of this Agreement, any other Loan Document and such Intercreditor Agreement, the terms of such Intercreditor Agreement shall govern and control with respect to any right or remedy, and no right, power or remedy granted to the Administrative Agent hereunder or under any other Loan Document shall be exercised by the Administrative Agent, and no direction shall be given by the Administrative Agent, in contravention of such Intercreditor Agreement.
Section 10.18.Registrations with International Registry. Each of the parties hereto (i) consents to the registrations with the International Registry of the International Interests constituted by the Aircraft and Spare Engine Mortgage, and (ii) covenants and agrees that it will take all such action reasonably requested by the Borrower or Administrative Agent in order to make any registrations with the International Registry, including without limitation establishing a valid and existing account with the International Registry and appointing an Administrator and/or a Professional User reasonably acceptable to the Administrative Agent to make registrations with respect to the Mortgaged Collateral and providing consents to any registration as may be contemplated by the Loan Documents.
Section 10.19.Acknowledgment and Consent to Bail-In of EEA Financial Institutions. . Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:
(a)the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and
(b)the effects of any Bail-In Action on any such liability, including, if applicable:

(i)a reduction in full or in part or cancellation of any such liability;
(ii)a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or
(iii)the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of the applicable Resolution Authority.
Section 1.1.Acknowledgment Regarding Any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for Hedging Agreements or any other agreement or instrument that is a QFC (such support, “QFC Credit Support” and each such QFC, a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolutions Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):
In the event a Covered Entity that is a party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC or such QFC Credit Support, and any rights in property securing such Supported QFC and such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and the year first written.
ALASKA AIRLINES, INC.,
as Borrower
By:
Name:
Title:

Signature Page – Amended and Restated Credit Agreement

ALASKA AIR GROUP, INC.,
as a Guarantor
By:
Name:
Title:

Signature Page – Amended and Restated Credit Agreement

HAWAIIAN AIRLINES, INC.,
as a Guarantor
By:
Name:
Title:

Signature Page – Amended and Restated Credit Agreement

CITIBANK, N.A., as Administrative Agent
By:
Name:
Title:

Signature Page – Amended and Restated Credit Agreement

CITIBANK, N.A., as a Lender
By:
Name:
Title:
Signature Page – Amended and Restated Credit Agreement

[ ], as a Lender
By:
Name:
Title:

Signature Page – Amended and Restated Credit Agreement

ANNEX A
to Credit and Guaranty Agreement
LENDERS AND COMMITMENTS

[***]

EXHIBIT A
to Credit and Guaranty Agreement
FORM OF INSTRUMENT OF ASSUMPTION AND JOINDER
TO CREDIT AND GUARANTY AGREEMENT
[***]

EXHIBIT B
to Credit and Guaranty Agreement
FORM OF
ASSIGNMENT AND ACCEPTANCE

[***]

ANNEX 1
[***]

EXHIBIT C
to Credit and Guaranty Agreement
FORM OF LOAN REQUEST

[***]

EXHIBIT D
to Credit and Guaranty Agreement
FORM OF SPARE PARTS SECURITY AGREEMENT
[***]

EXHIBIT E
to Credit and Guaranty Agreement
FORM OF AIRCRAFT AND SPARE ENGINE MORTGAGE
[***]

EXHIBIT F
to Credit and Guaranty Agreement
FORM OF SGR SECURITY AGREEMENT
[***]

EXHIBIT G
to Credit and Guaranty Agreement
FORM OF FLIGHT SIMULATOR AND GSE SECURITY AGREEMENT

[***]

SCHEDULE 3.06
to Credit and Guaranty Agreement
SUBSIDIARIES

OF

ALASKA AIR GROUP, INC.
[***]

SCHEDULE 3.09
to Credit and Guaranty Agreement
POOL ASSETS

[***]